FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION NO. 333-72459
Prospectus
November 27, 2001

Citicorp Mortgage Securities, Inc.
12855 North Outer Forty Drive
St. Louis, MO 63141
(314) 851-1467
www.citimortgagembs.com

$298,953,933 (approximate)
REMIC Pass-Through Certificates
Series 2001-16
--------------------------------------------------------------------------------

consisting of approximately

- $292,646,933, in 10 subclasses, of senior class A Certificates

- $3,904,000 of senior subordinated class M Certificates

- $2,403,000 in 2 subclasses, of subordinated class B Certificates

The purchase price for the offered Certificates will be set by the underwriter or negotiated by the purchaser and the underwriter at the time of sale. Total proceeds to the Trust for the offered Certificates will be approximately $300,079,650 plus accrued interest from November 1, 2001 to the closing date.

CMSI does not intend to list the Certificates on a national securities exchange or the Nasdaq Stock Market.

    You should read "General risk factors," beginning on page 3 of the core prospectus, and "Series risk factors," beginning on page S-8 of the supplement, before you purchase any Certificates.

                                  UBS WARBURG

--------------------------------------------------------------------------------
     The Certificates are not insured or guaranteed by the Federal Deposit
            Insurance Corporation or any other governmental agency.

          Neither the Securities and Exchange Commission nor any state securities commission has approved the Certificates or
            determined that this prospectus is accurate or complete.
           Any representation to the contrary is a criminal offense.

How to read this prospectus
This prospectus consists of a prospectus supplement followed by a core prospectus. The core prospectus gives general background information that applies to all Series of Certificates. The supplement gives specific information about your Series of Certificates. You should carefully read both the core prospectus and the supplement before investing.
  The supplement may update or modify information in the core prospectus. Whenever information in the supplement differs from information in the core prospectus, you should rely on the information in the supplement.
  In deciding whether to purchase Certificates, you should rely solely on the information in this prospectus. We have not authorized anyone to give you different information about the Certificates.

Contents

PROSPECTUS SUPPLEMENT
Summary S-3
Series risk factors S-8
Group I and group II pools and   Certificates S-10
Ratio stripping S-11
Principal and interest distributions S-12
Losses, shortfalls and subordination S-14
Prepayments and other unscheduled
  principal S-19
Class A priorities S-20
Cross-collateralization S-27
Clean-up call S-29
Sensitivity of Certificates to prepayments S-29
Voting Rights S-38
Additional ERISA considerations S-39
Legal investment S-39
Federal income tax consequences S-39
Plan of distribution S-40
Legal opinions S-41
Incorporation of additional SEC filings S-41
Appendix--Detailed description
  of the mortgage loans S-42
CORE PROSPECTUS
Summary 2
General risk factors 3
Distributions on the Certificates 4
Delinquency, foreclosure and loss
  experience 11
The mortgage loans 13
Defective mortgage loans 16
Insurance and other credit support 17
Mortgage documents 18
CMSI and its affiliates 19
Mortgage loan underwriting 20
Servicing 23
Default by CMSI 25
The Trustee 25
The pooling agreement 26
Book-entry and physical Certificates 28
ERISA considerations 30
Legal investment considerations 31
Taxation of Certificate holders 33
Taxation of the Trust 41
Legal aspects of mortgage loans 42
Use of proceeds 54
Additional information 55

Index 56

Prospectus Supplement

November 27, 2001

Summary

Series overview--the Certificates

Offered by this prospectus

            Principal balance                                        Expected
             at cut-off date,       Interest                          rating
CLASS          +/- UP TO 5%           RATE      SPECIAL FEATURES   MOODY'S/FITCH   SUBORDINATED TO
--------------------------------------------------------------------------------------------------
IA-1      $    6,393,000             5.50%        Group I, PAC      Aaa/AAA              N/A
IA-2          30,698,000             5.00%        Group I, PAC      Aaa/AAA              N/A
IA-3           2,790,727(notional)(1)   5.50%   Group I, PAC IO     Aaa/AAA              N/A
IA-4           2,000,000             5.50%        Group I, PAC      Aaa/AAA              N/A
IA-5          48,227,000             5.50%        Group I, PAC      Aaa/AAA              N/A
IA-6          50,578,000             6.00%       Group I, TAC,      Aaa/AAA              N/A
                                                   accretion
                                                    directed
IA-7          52,000,000              (2)           Group I,        Aaa/AAA              N/A
                                                   composite
IA-8           5,182,000             6.50%      Group I, accrual    Aaa/AAA              N/A
IIA-1         97,462,000             6.25%          Group II        Aaa/AAA              N/A
IIA-PO           106,933               0%          Group II,        Aaa/AAA              N/A
                                                 ratio-stripped
                                                       PO
M              3,904,000           Blended(3)                         -/AA                A
B-1            1,502,000           Blended(3)                         -/A                A,M
B-2              901,000           Blended(3)                        -/BBB            A, M, B-1

Not offered by this prospectus

              Principal balance
               at cut-off date,       Interest
 CLASS           +/- UP TO 5%           RATE        SPECIAL FEATURES          SUBORDINATED TO
--------------------------------------------------------------------------------------------------
IA-IO       $  200,182,908(notional)  Variable(4)   Group I, ratio-                 N/A
                                                      stripped IO
IIA-IO          96,472,866(notional)  Variable(4)   Group II, ratio-                N/A
                                                      stripped IO
B-3                450,000            Blended(3)                               A, M, B-1, B-2
B-4                450,000            Blended(3)                            A, M, B-1, B-2, B-3
B-5                451,739            Blended(3)                          A, M, B-1, B-2, B-3, B-4
Residuals              N/A              N/A             Residual                    N/A

---------------
1. On any distribution day after the first distribution day, the notional principal balance of class IA-3 will equal 9.0909090909% of the principal balance of class IA-2 on that distribution day.

2. Class IA-7 is comprised of the following four components:

                                                 Interest
   Component         Principal balance             rate          Special features
   ---------------------------------------------------------------------------------
   IA-7-1        $   11,926,000.00                6.50%            Group I, PAC
   IA-7-2            40,074,000.00                6.50%            Group I, TAC,
                                                                accrual, accretion
                                                                     directed
   IA-7-3            13,433,538.46(notional)*     6.50%           Group I, PAC IO
   IA-7-4             3,890,615.38(notional)**    6.50%           Group I, TAC IO

 * The notional principal balance of the IA-7-3 component on any distribution day will equal 15.3846153846% of the aggregate principal balances of classes IA-1, IA-2, IA-4 and IA-5 on that distribution day.

** The notional principal balance of the IA-7-4 component on any distribution day will equal 7.6923076923% of the principal balance of class IA-6 on that distribution day.

3. The "blended" interest rate for class M and the class B subclasses is based on an interest rate of 6.50% on the subordinated group I balance and 6.25% on the subordinated group II balance. The initial blended rate is expected to be approximately 6.4166% per annum.

4. Classes IA-IO and IIA-IO will accrue interest on their notional principal balances at per annum rates equal to the weighted average net loan rates of the premium group I loans minus 6.50% and the weighted average net loan rates of the premium group II loans minus 6.25%, respectively. The initial interest rates for classes IA-IO and IIA-IO are expected to be approximately 0.4756% and 0.3995%, respectively.

                            Trustee
                               State Street Bank and Trust Company
                               2 Avenue de Lafayette -- 6th Floor
                               Boston, Massachusetts 02111
                               Phone: (617) 662-2058
                               Fax: (617) 662-1435
                               Website: https://corporatetrust.statestreet.com

Paying agent, transfer agent
and certificate registrar      State Street Bank and Trust Company

         Relative size of classes                      Principal balance of class or subclass as percentage
                                                              of principal balance of all classes at
                                           Class               cut-off date (the class percentage)
                                           -----       ----------------------------------------------------
                                           A           96.45% to 98.45%
                                           M           0.80% to 1.80%
                                           B           0.75% to 1.75%
                                           B-1         0.30% to 0.70%
                                           B-2         0.10% to 0.50%

Ratings The offered Certificates will not be sold unless Moody's Investors Service, Inc. (Moody's) and/or Fitch, Inc. (Fitch) have rated the offered Certificates as shown above.

                               You should evaluate these ratings independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities. Moody's or Fitch may revise or withdraw a rating at any time.

Denominations                  For all classes, $1,000 and any whole dollar
                               amount above $1,000.

Distribution days              25th day (or, if that is not a business day, the
                               next business day) of each month, beginning
                               December 26, 2001.

Last distribution day          November 25, 2031.

Clean-up call                  Permitted when principal balance of the mortgage
                               loans is below 5% of the scheduled principal balance of the mortgage loans as of the cut-off date.

                 Loss limits (approximate) Special hazard:       $3,003,057 (or approximately 1.00% of the
                                                                 initial aggregate scheduled principal
                                                                 balance of the mortgage loans)
                                           Fraud:                $6,006,113 (2.00%)
                                           Bankruptcy:           $120,000 (0.04%)

Prepayment rates assumed in
structuring Series             300% of the prepayment model.

"Mortgage related
securities" under SMMEA        Classes A and M.

Record date                    For a distribution day, the close of business on
                               the last business day of the calendar month preceding that distribution day.

Closing date                   November 29, 2001.

Conditions to closing          The Certificates offered by this prospectus will
                               not be sold unless the Certificates in classes
                               B-3, B-4 and B-5 (none of which are offered by this prospectus) are sold on the closing date.

                               UBS Warburg LLC has agreed to purchase the offered Certificates on the closing date, subject to the satisfaction of customary closing conditions. Also see "Ratings" above.

SERIES OVERVIEW--THE MORTGAGE LOANS AT NOVEMBER 1, 2001 (THE CUT-OFF DATE)

The mortgage loans have been divided into a group I pool and a group II pool. The group I pool consists of all mortgage loans that have original maturities of at least 20 years but no more than 30 years. The group II pool consists of all mortgage loans that have original maturities of at least 10 years but no more than 15 years.

                                     GROUP I POOL        GROUP II POOL       COMBINED
---------------------------------------------------------------------------------------------
Number                               488                 223                 711
Scheduled principal balance (+/-     $200,182,908        $100,122,764        $300,305,672
up to 5%)
  less than $275,000                 No more than 5%     No more than 5%     No more than 5%
  less than $500,000                 At least 70%        At least 60%        At least 70%
  greater than $1 million            None                None                None
---------------------------------------------------------------------------------------------
Fixed rate one- to four-family
residential, of which
  one-family dwellings               At least 95%        At least 95%        At least 95%
  condominiums, townhouses,          No more than 10%    No more than 5%     No more than 10%
  rowhouses or cooperative
  apartments
  investment properties              None                No more than 1%     No more than 1%
  determined by CMSI to be           At least 95%        At least 95%        At least 95%
  primary residence of borrower
---------------------------------------------------------------------------------------------
Geographic concentration
  California                         No more than 30%    No more than 30%    No more than 30%
  New York                           No more than 15%    No more than 10%    No more than 15%
  any other state                    No more than 10%    No more than 10%    No more than 10%
  any one zip code                   No more than 5%     No more than 5%     No more than 5%
---------------------------------------------------------------------------------------------

                                     GROUP I POOL        GROUP II POOL       COMBINED
---------------------------------------------------------------------------------------------
Loan-to-value ratios at
origination (taking into account
the value of additional
collateral)
  greater than 80%                   No more than 15%    No more than 5%     No more than 10%
  greater than 90%                   No more than 1%     None                No more than 1%
  greater than 95%                   None                None                None
  weighted average                   No more than 75%    No more than 65%    No more than 70%
Mortgage loans for which             No more than 5%     No more than 5%     No more than 5%
additional collateral (i.e.,
collateral other than the
mortgaged property) was taken
into account in calculating
loan-to-value ratios
  approximate weighted average       98%                 100%                98%
  loan-to-value ratio of such
  loans if additional collateral
  not taken into account
---------------------------------------------------------------------------------------------
Range of interest rates (before      6.875% to 8.000%    6.250% to 7.500%    6.250% to 8.000%
deduction of servicing fee)
Weighted average interest rate       7.226%              6.878%              7.110%
(before deduction of servicing
fee)
Servicing fee                        0.25%               0.25%               0.25%
---------------------------------------------------------------------------------------------
Range of original maturities         20 to 30 years      10 to 15 years      10 to 30 years
Latest scheduled maturity            November 1, 2031    November 1, 2016    November 1, 2031
Weighted average remaining term      357 months          177 months          297 months
to maturity
Weighted average original term to    359 months          179 months          299 months
maturity
---------------------------------------------------------------------------------------------

                                     GROUP I POOL        GROUP II POOL       COMBINED
---------------------------------------------------------------------------------------------
Target rate                          6.50%               6.25%               N/A
Premium mortgage loans--i.e.,
loans with net loan rates
(interest rate less servicing
fee) greater than or equal to the
target rate
  scheduled principal balance        $200,182,908        $96,472,866         N/A
  weighted average interest rate     7.226%              6.900%              N/A
  weighted average remaining term    357 months          177 months          N/A
  to maturity
  weighted average original term     359 months          179 months          N/A
  to maturity
Discount mortgage loans--i.e.,
loans with net loan rates
(interest rate less servicing
fee) less than the target rate
  scheduled principal balance        $0                  $3,649,898          N/A
  weighted average interest rate     N/A                 6.317%              N/A
  weighted average remaining term    N/A                 178 months          N/A
  to maturity
  weighted average original term     N/A                 180 months          N/A
  to maturity
---------------------------------------------------------------------------------------------
Originated from                      January 1, 2001     December 1, 2000    December 1, 2000
                                     through             through             through
                                     November 1, 2001    November 1, 2001    November 1, 2001
Mortgage loans originated using      At least 95%        At least 95%        At least 95%
underwriting policies that
require proof of income and
liquid assets and telephone
verification of employment, or
are refinanced mortgage loans
originated using alternative or
streamlined underwriting policies
Mortgage loans originated using      No more than 5%     No more than 5%     No more than 5%
underwriting policies that
require verification of
employment, and may require proof
of liquid assets, but do not
require verification of
prospective borrower's income as
stated on the loan application
Refinanced mortgage loans using      No more than 50%    No more than 80%    No more than 60%
alternative or streamlined
underwriting policies

All mortgage loans were originated or acquired by CitiMortgage, Citi FSB, or Citibank (originator only). Percentages of mortgage loans shown above are percentages of the scheduled principal balance. Interest rates and the servicing fee shown above are per annum. Amounts and percentages relating to premium and discount mortgage loans are approximate.

Detailed information

Additional information on the mortgage loans expected to be included in the Trust on the closing date is set forth in the Appendix to this supplement. The mortgage loans actually included in the Trust may differ from the description in the summary and the Appendix, but the differences will not be material. Within 15 days after the closing date, CMSI will file a Form 8-K with the SEC containing detailed information on the mortgage loans actually in the Trust and other matters, including

-  the special hazard, fraud and bankruptcy loss limits,

- the aggregate initial principal balances of the class A, class M and class B Certificates, and

-  the subordination levels for classes A, M, B-1, B-2, B-3 and B-4.

Series risk factors

You should consider the following risk factors for this Series, as well as the general risk factors for the Certificates discussed in the core prospectus, before you purchase any Certificates.

Limited credit enhancement

Credit enhancement for the senior classes is provided by the subordination of other classes. The amount of credit enhancement provided by subordination for any class will, however, be limited and will decrease over the life of the transaction due to reductions of the principal balances of the subordinated classes through the distribution of principal and allocation of principal losses to them. Also, special hazard, fraud and bankruptcy losses will only be allocated to the subordinated classes up to specific dollar limits; once these limits are reached, such losses on hypothetical loans in the target-rate group I strip will be allocated among the class A group I classes and the subordinated classes, and such losses on hypothetical loans in the target-rate group II strip will be allocated among the class A group II classes and the subordinated classes. Class IIA-PO will absorb all such losses experienced by the hypothetical loans in the PO group II strip.
  Losses on the mortgage loans in the group I pool that are allocated to the senior classes will be allocated to accrual class IA-8 and the accrual IA-7-2 component on the basis of the lesser of such class's or component's current or initial principal balance.

  Classes M and B provide credit enhancement for both the group I Certificates and the group II Certificates. If there are large realized losses on the mortgage loans in one pool, the principal balance of the subordinated classes may be reduced to zero as a result of those losses.

  Also, the dollar limits on special hazard, fraud and bankruptcy losses that will be allocated only to the subordinated classes apply to such losses on the mortgage loans in both pools. Once again, large losses of these types in one pool will reduce or eliminate the subordination coverage for those types of losses available to the other pool.

  Realized losses on mortgage loans in the group I and the group II pools that are covered by subordination will be allocated to the subordinated classes without regard to pool until the principal balance of the subordinated classes reaches zero. As a result,

- payments on mortgage loans in the group I pool could be distributed to class A group II classes, and payments on mortgage loans in the group II pool could be distributed to class A group I classes,

- realized losses on mortgage loans in the group I pool could result in reductions to the principal balances of class A group II classes, and realized losses on mortgage loans in the group II pool could result in reductions to the principal balances of class A group I classes, and

- interest payments on the mortgage loans may not be sufficient to permit full interest payments on the class A group I classes.

These possibilities are described more fully in "Cross-collateralization" below.

Geographic concentration

Approximately 28% of the total initial scheduled principal balance of the mortgage loans in the group I pool are mortgage loans secured by mortgaged properties located in California and approximately 14% are secured by mortgaged properties located in New York. Approximately 26% of the total initial scheduled principal balance of the mortgage loans in the group II pool are mortgage loans secured by mortgaged properties located in California. No other state contains mortgaged properties securing more than 10% of the initial scheduled principal balance of the mortgage loans in either pool.

  In recent years, California, the New York/ New Jersey metropolitan area and several other regions have experienced significant fluctuations in housing prices. Weaker economic conditions and housing markets may result in a higher rate of delinquencies and defaults by homeowners and in less proceeds being realized upon liquidations of defaulted mortgage loans. Any concentration of mortgage loans in such a region presents risk considerations in addition to those generally present for similar mortgage-backed securities. In addition, California, Florida and other regions have experienced natural disasters such as earthquakes, fires, floods and hurricanes. These disasters may adversely affect property values generally in the region, and may result in physical damage to mortgaged properties located in such regions. Any direct damage to a mortgaged property caused by such disasters, and any deterioration in housing prices or in economic conditions in a region, may reduce the ability of homeowners to make scheduled monthly payments on their mortgage loans. This in turn may increase the likelihood and magnitude of delinquencies and losses on mortgage loans.

  Losses on mortgage loans may adversely affect the yield to maturity on your Certificates, especially if your Certificates are subordinated. In addition, delinquencies on mortgage loans may increase the likelihood of foreclosures and prepayments, which in turn may have an adverse effect on the yield to maturity of your Certificates.

Subordination

Class M and the class B subclasses are the subordinated classes. Shortfalls in payments received on the mortgage loans will result in shortfalls in distributions to the subordinated classes, in the following order of priority:

- Class M is subordinated to class A. Class M will therefore not receive a distribution of interest or principal on a distribution day until class A has received full distributions on that day.

- Class B-1 is subordinated to classes A and M. Class B-1 will therefore not receive a distribution of interest or principal on a distribution day until classes A and M have received full distributions on that day.

- Class B-2 is subordinated to classes A, M and B-1. Class B-2 will therefore not receive a distribution of interest or principal on a distribution day until classes A, M and B-1 have received full distributions on that day.

  If a principal loss is allocated to a class, it reduces (by the amount of the loss) the principal balance that can ultimately be distributed to that class. Principal losses realized on mortgage loans are generally allocated to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on through the subordinated classes. As a result, the ultimate distribution to holders of the class M and the offered class B Certificates of their principal balances depends upon the timing and the level of losses realized on the mortgage loans and other shortfalls in payments on the mortgage loans.

  Although some realized losses on mortgage loans may initially be allocated to class IIA-PO, these losses are likely to be allocated ultimately to the subordinated classes. This is because class IIA-PO will generally be reimbursed for principal losses out of amounts of principal otherwise distributable to classes B and M.

  See "Losses, shortfalls and subordination" below.

Ratings considerations

Moody's ratings on mortgage pass-through certificates address (1) the likelihood of the receipt by certificate holders of all distributions to which they are entitled and (2) the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of any credit support provider. Moody's ratings on mortgage pass-through certificates do not represent an assessment of the likelihood or rate of principal prepayments.

  The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificate holders of all distributions to which such certificate holders are entitled. Fitch's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificate holders might suffer a lower-than-anticipated yield.

Possible effects of September 11, 2001 terrorist attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in massive property damage and destruction in New York City and the Washington, D.C. metropolitan area. Although the damaged and destroyed properties consisted primarily of commercial and governmental buildings, these events may nevertheless have an adverse effect on the value of residential real estate in the United States, particularly in the New York and Washington, D.C. metropolitan areas. In addition, it is possible (although CMSI cannot predict the likelihood) that these events, or any consequential events involving the United States, may have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally, or economic conditions in the New York or Washington, D.C. metropolitan areas.

  CMSI has not made a determination as to whether any of the mortgagors of the mortgage loans may have been a victim or otherwise adversely affected by the terrorist attacks. However, it is possible that there may be an increase in the number of delinquencies and foreclosures of the mortgage loans as a result of these events.

  As a result of the terrorist attacks, on September 14, 2001 President Bush authorized the placement of 50,000 military reservists on active duty status. If any of these reservists is a homeowner of a mortgage loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940 (the Civil Relief Act) would apply to the mortgage loan during the homeowner's period of active duty. The number of reservists placed on active duty status in the near future may increase, and could increase substantially. In addition, other homeowners who enter military service after the origination of their mortgage loans (including homeowners who are members of the National Guard at the origination of their mortgage loans and are later called to active duty) would be covered by the Civil Relief Act. The interest paid to the holders of the Certificates will be reduced by any reductions in the amount of interest collectible as a result of the Civil Relief Act. See "Legal aspects of mortgage loans--Anti-deficiency laws and other limitations on lenders" in the core prospectus.

Group I and group II pools and Certificates

The mortgage loans for this Series have been divided into a group I pool and a group II pool. The group I pool consists of all mortgage loans that have original maturities of at least 20 years but no more than 30 years; the group II pool consists of all mortgage loans that have original maturities of at least 10 years but no more than 15 years.

  Subject to qualifications discussed in "Cross-collateralization" below, those classes that are marked "group I" in the table on page S-3 (the group I classes) will receive distributions of interest and principal solely from payments made on the mortgage loans in the group I pool; similarly, those classes that are marked "group II" in the table on page S-3 (the group II classes) will receive distributions of interest and principal solely from payments made on the mortgage loans in the group II pool. The subordinated classes (class M and the class B subclasses) will receive principal and interest distributions, both from payments on mortgage loans in the group I pool and from payments on mortgage loans in the group II pool.

Ratio stripping

This Series uses a structuring technique known as "ratio stripping." Ratio stripping converts a pool of mortgage loans with varying interest rates into three hypothetical pools:

-  a pool with a single fixed target interest rate,

- a pool of principal-only mortgage loans (i.e., loans with a zero interest rate), and

-  a pool of interest-only mortgage loans.

  For this Series, the group I and the group II pools will be ratio stripped separately. That is, the group I pool will be divided into three hypothetical pools, and so will the group II pool. The procedure is described below for the mortgage loans in the group II pool; the process for the group I pool is similar.

  The three hypothetical pools are achieved by first dividing the loans in the group II pool into one group of premium group II loans with net loan rates equal to or greater than the group II target rate, which for the group II pool is 6.25%, and one group of discount group II loans with net loan rates less than the group II target rate. The net loan rate is the interest rate on the mortgage loan minus the servicing fee. Then:

- For each premium group II loan, the interest rate in excess of the group II target rate is "stripped off" from the loan and considered as a separate "interest-only" group II mortgage loan. For example, a premium group II loan with a 7.25% net loan rate--1% greater than the group II target rate--and a principal balance of $100,000 will be divided into a target-rate group II loan with a 6.25% net loan rate and a $100,000 principal balance and an interest-only (or IO) group II loan with a $100,000 "notional" principal balance and a 1% net loan rate. The IO group II loan will distribute 1% per annum on its notional principal balance, but will never distribute any principal.

- For each discount group II loan, a portion of the principal of the loan is stripped off and applied to create a principal-only (or PO) group II loan. This stripping-off of principal is done to make the effective yield on the remaining loan equal the group II target rate. For example, suppose a discount group II loan has a 5% net loan rate and a $100,000 principal balance. Such a loan would be split into a target-rate group II loan with a $80,000 principal balance (5% of $100,000 being the same as 6.25% of $80,000) and a $20,000 PO group II loan. The PO group II loan will make scheduled distributions of principal equal to 20% of the scheduled principal payments on the original discount group II loan (before stripping), but will never distribute any interest.

  In general, the principal amount of the target-rate group II loan can be calculated by solving the equation:

  Principal of discount group II loan X Net interest rate on discount group II loan = Principal of target-rate group II loan X Group II target rate

The principal amount of the PO group II loan is then found by subtracting the principal amount of the target-rate group II loan from the principal amount of the discount group II loan.

- Finally, the target-rate group II loans are grouped into a target-rate group II strip, the PO group II loans are grouped into a PO group II strip, and the IO group II loans are grouped into an IO group II strip.

  The group I pool can also be ratio-stripped. However, no mortgage loan in group I has a net loan rate less than the group I target rate of 6.50%. Accordingly, there will not be any PO group I loans or PO group I strip. There will, however, be target-rate group I loans and IO group I loans, which can then be grouped, respectively, into a target-rate group I strip and an IO group I strip.

  Payments of interest received on the IO group I strip will be distributed solely to class IA-IO, while payments of interest received on the IO group II strip will be distributed solely to class IIA-IO. Payments of principal received on the PO group II strip will be distributed solely to class IIA-PO. Finally, subject to subordination and priorities, and to exceptions described in "Cross-collateralization" below, payments of principal and interest received on the target-rate group I strip will be distributed to the remaining group I classes and to the subordinated classes, and payments of principal and interest received on the target-rate group II strip will be distributed to the remaining group II classes and to the subordinated classes.

  Those classes and components that receive interest and/or principal distributions from the target-rate strip--classes M and B and the class A subclasses and components except IIA-PO, IA-IO and IIA-IO--will be the target-rate classes and target-rate components, respectively. (Note that class IA-3 and components IA-7-3 and IA-7-4, while an interest-only class and components, were not created by ratio-stripping, and are therefore a target-rate class and target-rate components because their interest is distributed from payments on the target-rate group I strip.)

  If there is a prepayment on a discount group II loan, the prepayment is divided between the target-rate group II loan and the PO group II loan in proportion to their principal balances. Thus, a $10,000 prepayment on the $100,000 discount group II loan described above would result in an $8,000 prepayment of the target-rate group II loan and a $2,000 prepayment of the PO group II loan. These prepayments on the target-rate and PO group II loans will in turn reduce the target-rate group II strip by $8,000 and the PO group II strip by $2,000.

  Prepayments on premium group II loans work a bit differently: The full prepayment is applied both to reduce the principal balance of the target-rate group II loan and to reduce the notional principal balance of the IO group II loan. For example, for the $100,000 premium group II loan described above, a $10,000 prepayment will reduce both the principal balance of the target-rate group II loan and the notional principal balance of the IO group II loan to $90,000. These prepayments on the target-rate and IO group II loans will in turn reduce both the target-rate and the IO group II strips by $10,000. The $10,000 prepayment on the premium group II loan would be distributed solely to the target-rate group II classes and to the subordinated classes.

  Principal losses are handled similarly. A $10,000 principal loss on the $100,000 discount group II loan described above would reduce the principal balance of the target-rate group II loan (and the target-rate group II strip) by $8,000 and the principal balance of the PO group II loan (and the PO group II strip) by $2,000. A $10,000 principal loss on the premium group II loan described above will reduce both the principal balance of the target-rate group II loan and the notional principal balance of the IO group II loan by $10,000 (and similarly for the strips of which the target-rate and IO group II loans are a part).

  The same principles apply to prepayments and losses on mortgage loans in the group I pool.

  The target-rate and IO strips, in the case of group I, and the target-rate, IO and PO strips in the case of group II, are groups of hypothetical mortgage loans, not real mortgage loans. The obligations of a homeowner with a premium or discount loan are not affected in any way by ratio stripping. Principal and interest payments received on premium loans will not be segregated from principal and interest payments received on discount loans, nor will funds to be directed to target-rate classes be kept separately from funds to be directed to other classes. Rather, the strips are ways of understanding how mortgage loan payments and realized losses are allocated among the different classes of the Series.

Principal and interest distributions

Principal to be distributed on a distribution day consists of scheduled principal and unscheduled principal.

  Scheduled principal for a mortgage loan to be distributed on a distribution day consists of:

- the scheduled payment of principal due on the mortgage loan (including a defaulted mortgage loan, other than a loan for which the related mortgaged property has been acquired by the Trust) on the first day of the month in which the distribution day occurs, whether or not actually received by CMSI, minus

- any reduction in the homeowner's scheduled principal payments due to bankruptcy proceedings.

  On the first distribution day, the class A target-rate classes are expected to receive distributions of between 96.45% and 98.45% of scheduled principal payments on the target-rate strips.

  Unscheduled principal for a mortgage loan to be distributed on a distribution day is the sum of:

- all principal prepayments received by CMSI in the calendar month preceding the distribution day,

- the scheduled principal balance of the mortgage loan if CMSI repurchased the loan during the calendar month preceding the distribution day, as described in the core prospectus under "Defective mortgage loans--Repurchase or substitution," and

- the net liquidation proceeds on the mortgage loan if it became a liquidated loan during the calendar month preceding the distribution day, less (1) the principal portion of any unreimbursed advances previously made by CMSI or the Trustee on the loan and (2) the portion of the net liquidation proceeds allocable to interest.

  The aggregate principal balances of all the classes will equal the sum of the aggregate scheduled principal balances of the mortgage loans in the group I pool and the group II pool.
  Each class will have a group I balance and a group II balance, determined as follows:

- Except as described in "Cross-collateralization" below, (1) for each group I class, its group I balance will equal its principal balance (which for class IA-7 will be allocated among the IA-7-1 and IA-7-2 components), and its group II balance will be zero, and (2) conversely, for each group II class, its group II balance will equal its principal balance, and its group I balance will be zero.

- Initially, the aggregate group I balance of the subordinated classes will equal the aggregate scheduled principal balance of the group I mortgage loans minus the aggregate group I balance of the group I classes. Similarly, the aggregate group II balance of the subordinated classes will equal the aggregate scheduled principal balance of the group II mortgage loans minus the aggregate group II balance of the group II classes.

- Each subordinated class will have a group I balance and a group II balance in the same proportion as every other subordinated class.

  Example: Suppose that initially the aggregate scheduled principal balance of the group I mortgage loans is $150 million and the aggregate scheduled principal balance of the group II mortgage loans is $100 million. Further suppose that initially the aggregate principal balance of the group I classes (and therefore their aggregate group I balance) is $145 million, and the aggregate principal balance of the group II classes (and therefore their aggregate group II balance) is $97 million. Then the subordinated classes will initially have an aggregate group I balance of $5 million and an aggregate group II balance of $3 million. This means that each subordinated class will have a group I balance equal to
 5/8 (or 62.5%), and a group II balance equal to 3/8 (or 37.5%), of its principal balance.

  If each homeowner makes all payments of interest and scheduled principal for each month by the determination day, or if by the distribution day CMSI or the Trustee advances to the Trust the amount of any payments of accrued interest or scheduled principal not received by the determination day, and if there are no net prepayment interest shortfalls, then:

- Each class A subclass (except the accrual class and classes IA-7 and IIA-PO) will receive a distribution of accrued interest for the preceding calendar month at the per annum interest rate for the class shown in "Summary--Series overview--the Certificates" on its principal balance (or for class IA-3, IA-IO or IIA-IO, its notional principal balance).

- Class IA-7 (except to the extent of its accrual component) will receive a distribution of accrued interest for the preceding calendar month equal to the sum of accrued interest on each component at the per annum interest rate for the component shown in "Summary--Series overview--the Certificates" on the component's principal balance (or for components IA-7-3 and IA-7-4, their notional principal balances).

- The accrual class and component will accrue interest for the preceding calendar month at the per annum interest rate for the class or component shown in "Summary--Series overview--the Certificates" on its principal balance but such amount will be distributed as described under "Class A priorities."

- Each subordinated class will receive a distribution of accrued interest for the preceding calendar month at a blended rate that is 6.50% per annum on its group I balance and 6.25% per annum on its group II balance.

- Class IIA-PO will receive a principal distribution equal to the scheduled and unscheduled principal payments on the PO group II strip.

- The class A target-rate group I classes and the subordinated classes will receive distributions of scheduled principal payments on the target-rate group I strip in proportion to their group I balances. In addition, unscheduled principal payments on the target-rate group I strip will be distributed to the class A target-rate group I classes and the subordinated classes as described in "Prepayments and other unscheduled principal" below. Principal distributions to class A will be allocated among the class A subclasses as described in "Class A priorities" below.

- Scheduled and unscheduled principal payments on the group II mortgage loans will be distributed similarly--that is, payments on the PO group II strip will go to class IIA-PO, scheduled payments on the target-rate group II strip will be distributed to the target-rate classes in proportion to their group II balances, and unscheduled principal payments on the target-rate group II strip will be distributed as described in "Prepayments and other unscheduled principal" below.

- A principal distribution to a class will reduce the principal balance of the class by the amount of the distribution, so that the aggregate scheduled principal balances of the mortgage loans will continue to equal the aggregate principal balances of the Certificates.

  The principal distributions described above, which are made to classes when homeowners make, or CMSI or the Trustee advance, all scheduled payments of principal and interest, are the optimal principal distributions for the classes.

  Principal and interest distributed, and principal losses and interest losses and shortfalls allocated, to a class will be distributed or allocated to the Certificates of that class in proportion to their initial principal balances (or for classes IA-3, IA-IO and IIA-IO, their initial notional principal balances). Principal losses allocated to a Certificate will reduce the principal balance of the Certificate by the amount of the allocated loss; interest shortfalls allocated to a Certificate will reduce the accrued interest distributed to the Certificate holder by the amount of the allocated shortfall.

Losses, shortfalls and subordination

Distribution priorities

On each distribution day, cash in the Trust that is available for distribution will be distributed in the following order of priority:

1  accrued interest on class A (including any past due interest),

2  principal, up to the optimal principal distribution, to class A,

3  reimbursement to class IIA-PO of any principal losses allocated to it,

4  accrued interest on class M (including any past due interest),

5  principal, up to the optimal principal distribution, to class M,

6  accrued interest on class B-1 (including any past due interest),

7  principal, up to the optimal principal distribution, to class B-1,

8  accrued interest on class B-2 (including any past due interest),

9  principal, up to the optimal principal distribution, to class B-2 and

10 accrued interest (including any past due interest) and then principal, up to the optimal principal distribution, sequentially to classes B-3, B-4 and B-5.

  Principal distributions are based on optimal principal distribution amounts. If some homeowners do not make scheduled payments of principal and interest by the determination date, and the payments are not advanced by CMSI or the Trustee, there may not be enough cash to make full interest and optimal principal distributions to all the classes. Alternatively, if CMSI forecloses on a mortgaged property, the liquidation proceeds may not be adequate to reimburse CMSI and the Trustee for advances of interest and principal and to pay the mortgage loan in full. In such cases, in accordance with the distribution priorities listed above, interest and optimal principal distributions will be made to the classes in order of seniority up to the amount of cash in the Trust that is available for distribution, and principal losses or interest shortfalls will be allocated to the classes as described below.

Interest shortfalls

If there is insufficient available cash in the Trust to pay a class its accrued interest, that interest shortfall will be carried forward to the next distribution day. Any interest shortfall for class IA-7 will be allocated among its components in proportion to their accrued interest. On each distribution day, available cash for interest distributions to a class will first be used to distribute accrued interest for the preceding month to the class, and any cash remaining will then be used to distribute any interest shortfalls that have been carried forward. Distribution of interest shortfalls to class A will be allocated among the class A subclasses in proportion to the amount of interest shortfalls carried forward. Distributions of interest shortfalls allocated to class IA-7 will be further allocated among the components in proportion to the amount of interest shortfalls carried forward. No interest will accrue on any unpaid interest shortfalls.

Realized losses

If the net liquidation proceeds on a liquidated mortgage loan are less than the loan's principal balance plus accrued interest at the mortgage loan interest rate through the last day of the month in which the loan was liquidated, the difference will be a realized loss. Realized losses also include special hazard, fraud and bankruptcy losses.

  A mortgage loan becomes a liquidated loan if CMSI either

- determines that all recoverable liquidation and insurance proceeds have been received, or

- accepts payment for the release of the mortgage of less than the principal balance of the loan after determining that liquidation expenses would exceed the difference between the cash portion of the payment and the principal balance.

  Liquidation proceeds are amounts received or property acquired by CMSI from foreclosure sales, insurance or otherwise in liquidating a defaulted mortgage loan. In calculating a liquidated loan loss, net liquidation proceeds (after reimbursement to CMSI and the Trustee for unreimbursed advances and liquidation expenses on the mortgage loan) are applied first to accrued interest and then to the principal balance of the loan.

  A bankruptcy loss will not be allocated so long as CMSI has notified the Trustee in writing that CMSI is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and either

-  the mortgage loan is current on payments due, or

- delinquent payments of principal and interest on the mortgage loan, premiums on any appli-cable standard hazard insurance policy and any escrow payments for the mortgage loan are being advanced on a current basis by CMSI, in each case without giving effect to any reduction in monthly payments on the loan due to bankruptcy proceedings.

Loss allocations

On each distribution day, realized principal losses on the target-rate group I and group II strips that are covered by subordination will be allocated to the target-rate classes in the following order, in each case until the principal balance of the class has been reduced to zero:

 First, to class B-5

 Then, to class B-4

 Then, to class B-3

 Then, to class B-2

 Then, to class B-1

 Then, to class M

 Then, to the class A target-rate group I classes or, in the case of class IA-7, to the components, in proportion to their principal balances, for realized principal losses on the target-rate group I strip, and to the class A target-rate group II class for realized principal losses on the target-rate group II strip.

  Example: Suppose a mortgage loan has a scheduled principal balance of $80,000. On foreclosure, liquidation proceeds (after reimbursement to CMSI and the Trustee of advances, and payment of liquidation expenses) are $70,000, of which $400 represents accrued interest for the preceding calendar month. The Trust will thus receive $400 of interest, and $69,600 that will be treated like a principal prepayment. If the loss on the property is covered by subordination, class B-5 will be allocated a principal loss and, if there is not enough cash available for a full interest payment to class B-5, an interest shortfall, in a combined amount of $10,400.

  Losses on mortgage loans in the group I pool allocated to the senior classes will be allocated to accrual class IA-8 and the accrual IA-7-2 component on the basis of the lesser of that class's or component's current or initial principal balance.

Class IIA-PO reimbursement

Class IIA-PO does not have the same senior status as the other class A subclasses. Instead, if there is not enough money available to make a full principal distribution to class IIA-PO on a distribution day, or if class IIA-PO is allocated a principal loss on a hypothetical mortgage loan in the PO group II strip that is covered by subordination, such class will be reimbursed on that day for the amount of the missing principal distribution and/or the allocated loss, and any missing distribution or loss from a prior distribution day that is covered by subordination and has not been reimbursed. Reimbursement will be made from principal that would otherwise be distributed on that distribution day to the most subordinated class until there is no more principal to be distributed to it, then from principal that would otherwise be distributed to the next most subordinated class until there is no more principal to be distributed to it, and so on. As a result, one or more subordinated classes may not receive their anticipated distributions of principal, but will still have their principal balances reduced by the amount of reimbursements to class IIA-PO.

Recoveries

Any recovery of principal on a target-rate group I loan that was previously allocated as a realized loss will be allocated to the target-rate group I classes and the subordinated classes in order of seniority, beginning with the most senior class. Similarly, any recovery of principal on a target-rate group II loan that was previously allocated as a realized loss will be allocated to the target-rate group II classes and the subordinated classes in order of seniority, beginning with the most senior class.

  Any recovery of principal on a PO group II loan that was previously allocated to class IIA-PO as a realized loss, will be allocated to such class to the extent the loss was not reimbursed by payments from the subordinated classes, and will then be allocated to the subordinated classes, in order of priority, to the extent they reimbursed such class for the loss.

  The amount of all recoveries allocated to a class will not exceed the amount of principal losses previously allocated to the class.

Subordination depletion

Once the principal amounts of classes M and B are reduced to zero, all credit enhancement from subordination will be gone. The date on which this occurs is the subordination depletion date.

Losses and shortfalls that are not covered by subordination

There are three exceptions to the general principle that, on each distribution day, a senior class (other than class IIA-PO) will not experience a loss or shortfall so long as on that distribution day a more subordinate class is outstanding:

1 The benefits of subordination will not cover delinquencies and losses resulting from certain extraordinary events, including

-  hostile or warlike action in peace or war,

-  the use of any nuclear weapon in peace or war, and

- insurrection, rebellion, revolution or civil war, or governmental action to prevent such occurrences (but not including peacetime looting or rioting).

2 If a borrower prepays any principal during a month and does not also pay a full month's accrued interest on the amount of the prepayment, there will be a prepayment interest shortfall. If there is a prepayment interest shortfall on a distribution day, CMSI will apply up to one-half of the servicing fee it would be entitled to retain out of the scheduled principal and interest payments on the mortgage loans due on the first day of the month (but not more than the servicing fee it actually receives during the calendar month before the distribution day) to reduce the shortfall. To the extent a net shortfall remains, it will be allocated to all the classes (including classes IA-IO and IIA-IO) in proportion to their accrued interest, and will be deducted from the accrued interest to be distributed to the classes. This shortfall will not be carried forward or distributed on any subsequent distribution day.

3  Losses on mortgage loans include

- special hazard losses--that is, direct physical loss or damage from a cause that is not an extraordinary event referred to in the first exception to subordination listed above and is not covered by (a) a homeowner's fire, flood or extended coverage insurance policy required by the mortgage loan or (b) hazard insurance on the mortgaged property that CMSI is required to maintain,

- bankruptcy losses attributable to the actions of a bankruptcy court, including a reduction of the principal balance or interest rate on a mortgage loan or an extension of its maturity, and

- fraud losses resulting from fraud committed by the borrower in obtaining the mortgage loan.

  Special hazard, bankruptcy and fraud losses are only covered by subordination up to dollar limits specified by the rating agencies for each type of loss. Once the limit for one of these types of losses is exceeded,

- excess principal losses on the PO group II strip will be allocated to class IIA-PO, and will be deducted from the principal balance of such class without being reimbursed by the subordinated classes,

- excess principal losses on the target-rate group I strip will be allocated between the senior target-rate and the subordinated classes in proportion to their group I balances, and excess principal losses on the target-rate group II strip will be allocated between the senior target-rate and the subordinated classes in proportion to their group II balances. Those losses on the target-rate group I or group II strips that are allocated to the senior classes will in turn be allocated among the group I senior classes or, in the case of class IA-7, its components, or the group II senior classes on the basis of their principal balances, except that the group I balances of accrual class IA-8 and the accrual IA-7-2 component will be considered to be the lower of their current or initial principal balances. Losses allocated to a class will be deducted from the principal balances of the class, and

- excess losses of accrued interest on a group I loan will be allocated to the group I classes (including class IA-IO) and the subordinated classes in proportion to interest accrued on (1) for the group I and subordinated classes, their group I balances, and (2) for class IA-IO, its notional principal balance, and excess losses of accrued interest on a group II loan will be allocated to the group II classes (including class IIA-IO) and the subordinated classes in proportion to interest accrued on (1) for the group II classes and subordinated classes, their group II balances and (2) for class IIA-IO, its notional principal balance, and in each case will be deducted from accrued interest distributions. Such losses allocated to class IA-7 will be further allocated among the components in proportion to accrued interest.

  The initial limits for special hazard, bankruptcy and fraud losses are approximately:

X Special hazard:      $3,003,057 (or 1.00% of
                       the initial aggregate
                       scheduled principal
                       balance)
X Fraud:               $6,006,113 (2.00%)
X Bankruptcy:          $120,000 (0.04%)

Thereafter, the limit for each type of loss will be reduced by any losses of that type, except that:

- The special hazard loss limit can not be greater than the amount on the preceding anniversary of the cut-off date of the greatest of (1) 1% of the scheduled principal balance of all the mortgage loans, (2) the largest aggregate scheduled principal balance of mortgage loans on mortgaged properties located in a single California ZIP code, and (3) twice the largest scheduled principal balance of any single mortgage loan.

- The bankruptcy loss limit on any distribution day will equal the initial bankruptcy loss limit minus the aggregate amount of bankruptcy losses since the cut-off date. The bankruptcy loss limit may be further reduced by CMSI if Moody's and Fitch confirm that the reduction will not adversely affect their then-current ratings of the Certificates.

- From the first through the fifth anniversary of the cut-off date, the fraud loss limit will be (1) the lesser of (a) the fraud loss limit on the most recent anniversary of the cut-off date and (b) 1.00% of the aggregate scheduled principal balance of the mortgage loans on the most recent anniversary of the cut-off date minus (2) the aggregate amount of fraud losses since that anniversary. After the fifth anniversary of the cut-off date, the fraud loss limit will be zero.

  Example 1: Suppose the principal balance of class B-5 is $1,000 and of class B-4 is also $1,000. Then a realized $1,500 principal loss on the target-rate group I strip that is covered by subordination would be allocated to class B-5 until its principal balance is reduced to zero. The remaining $500 of the loss would then be allocated to class B-4, reducing its principal balance to $500.

  Example 2: Same facts, except that the loss is a bankruptcy loss that exceeds the limit for such losses. Since such an excess loss is not covered by subordination, it will be allocated to all the target-rate group I classes or, in the case of class IA-7, its components and the subordinated classes in proportion to their group I balances (with the adjustments for the accrual class and components described above).

Maintenance of subordination

The degree of credit enhancement enjoyed by a class due to subordination may be measured by that class's subordination level. A class's subordination level is the sum of the class percentages of all classes that are subordinated to that class. On the closing date, the following classes will have the following approximate subordination levels:

Class A:           2.55% ($7,658,739)
Class M:           1.25% ($3,754,739)
Class B-1:         0.75% ($2,252,739)
Class B-2:         0.45% ($1,351,739)

Thus, those classes subordinate to class A will have an aggregate principal balance on the closing date that is approximately 2.55% of the aggregate principal balance of all the Certificates.

  To preserve the class A target-rate classes' subordination level, for nine years after the first distribution day, the class A target-rate classes will receive disproportionately large distribu-tions of principal prepayments and other unscheduled receipts on the target-rate loans, as described in "Prepayments and other unscheduled principal" below. These disproportionate distributions will result in a faster reduction of the class A target-rate classes' principal balances than would have occurred if these distributions were made proportionately. As a result, the class A target-rate classes' class percentage will decrease, and the class A target-rate classes' subordination level will increase.

  Classes M, B-1, B-2, B-3 and B-4 are also entitled to maintain a degree of credit enhancement by subordination throughout the life of the transaction:

- If class M's subordination level on a distribution day is less than it was on the closing date, then class B will not receive a principal distribution on that distribution day, such distribution instead being added to the principal distribution to class M.

- If class M's subordination level on the distribution day is at least equal to what it was on the closing date, but class B-1's subordination level is lower than it was on the closing date, then classes B-2 through B-5 will not receive a principal distribution on that distribution day, such distribution instead being added to the principal distribution to classes M and B-1 in proportion to their principal balances.

- If class M's and class B-1's subordination levels on the distribution day are at least equal to what they were on the closing date, but class B-2's subordination level is lower than it was on the closing date, then classes B-3 through B-5 will not receive a principal distribution on that distribution day, such distribution instead being added to the principal distribution to classes M, B-1 and B-2 in proportion to their principal balances.

- Finally, if the subordination level of class B-3 or B-4 is lower than it was on the closing date, then the more subordinate classes will not receive a principal distribution on that distribution day. Instead, such distribution will be added to the principal distributions being made to class M and the less subordinate class B subclasses in proportion to their principal balances.

Prepayments and other unscheduled principal

Until the fifth anniversary of the first distribution day, the class A target-rate group I classes will receive principal distributions equal to 100% of all unscheduled principal on the target-rate group I strip and class IIA-1 will receive principal distributions equal to 100% of all unscheduled principal on the target-rate group II strip.

  From the fifth anniversary of the first distribution day, the class A target-rate group I classes will receive principal distributions equal to the class A group I prepayment percentage of unscheduled principal payments on the target-rate group I strip, and the subordinated classes will receive the remainder. The class A group I prepayment percentage will equal the percentage equivalent of (1) the aggregate of the class A target-rate group I classes' proportionate shares, based on group I balances, plus (2) the percentage stated below of the aggregate of the subordinated classes' proportionate shares, based on group I balances, for the target-rate group I strip.

  From the fifth anniversary of the first distribution day, class IIA-1 will receive principal distributions equal to the class A group II prepayment percentage of unscheduled principal payments on the target-rate group II strip, and the subordinated classes will receive the remainder. The class A group II prepayment percentage will equal the percentage equivalent of (1) class IIA-1's proportionate share, based on group II balances, plus (2) the percentage stated below of the aggregate of the subordinated classes' proportionate shares, based on group II balances, for the target-rate group II strip.

  The percentage referred to in clause (2) of each of the two preceding paragraphs is, for distribution days from
 December 2006 through November 2007 70%
 December 2007 through November 2008 60%
 December 2008 through November 2009 40%
 December 2009 through November 2010 20%
 December 2010 and after                                                   0%

However, the class A group I and group II prepayment percentages will be 100% for any distribution day on which the ratio of the principal balance of the class A target-rate subclasses to all target-rate classes is greater than it was on the closing date.

  In addition, no reduction of the class A group I and group II prepayment percentages as described in the preceding table will occur on a distribution day unless:

- on the first distribution day to which a reduction applies, either (1) the scheduled principal balance of mortgage loans delinquent 60 days or more (including, for this purpose, mortgage loans in foreclosure and real estate owned by the Trust as a result of homeowner default), averaged over the last six months, is less than 50% of the sum of the subordinated principal balances averaged over the last six months, or (2) the scheduled principal balance of such delinquent mortgage loans averaged over that period is less than 2% of the scheduled principal balance of all mortgage loans averaged over that period, and

-  cumulative realized losses on the mortgage loans are less than:

  (a) for distribution days in December 2006 through November 2007, 30% of the initial subordinated principal balances of class M and class B (the original subordinated amount),

  (b) for distribution days in December 2007 through November 2008, 35% of the original subordinated amount,

  (c) for distribution days in December 2008 through November 2009, 40% of the original subordinated amount,

  (d) for distribution days in December 2009 through November 2010, 45% of the original subordinated amount, and

  (e) for distribution days in December 2010 and afterwards, 50% of the original subordinated amount.

Class A priorities

  Class IA-7 is a composite class consisting of four components, IA-7-1 through IA-7-4. The components are simply parts of class IA-7, and have no separate existence. No certificates for the components will be issued, and there will be no way for anyone to acquire a separate interest in a component. Interest and principal distribution priorities in this section will be shown solely for the components, but all interest and principal shown as distributable to the four components will be distributed solely to the holders of the class IA-7 Certificates.

  While the accrual class IA-8 and the accrual component IA-7-2 may receive principal distributions prior to the subordination depletion date, they will not receive current interest distributions until the subordination depletion date. (Interest and principal distributions allocated to the IA-7-2 component will be distributed to class IA-7.)

  On each distribution day before interest is distributed to the accrual component IA-7-2, the amount of interest that is accrued on the principal balance of that component instead of being distributed as interest to that component will be applied to make principal distributions first to class IA-6 until its principal balance is reduced to its targeted balance for such distribution day, as shown in "TAC targeted balances" below for that class, and second to component IA-7-2 until its principal balance is reduced to zero.

  On each distribution day before interest is distributed to the accrual class IA-8, the amount of interest that is accrued on the principal balance of that class instead of being distributed as interest to that class will be applied to make principal distributions first to class IA-6 until its principal balance is reduced to its targeted balance for such distribution day, as shown in "TAC targeted balances" below for that class, second to component IA-7-2 until its principal balance is reduced to its targeted balance for such distribution day, as shown in "TAC targeted balances" below for that component, and third to class IA-8 until its principal balance is reduced to zero.

  To the extent that an accrual class or component does not receive interest on its principal balance, the principal balance of the accrual class or component will be increased by that amount, and the distributions of some or all of that amount as principal to a class or compo-nent will reduce the receiving class's or component's principal balance.

  On each distribution day before the subordination depletion date, principal distributions to class IIA-PO will be made from principal payments (or advances) from the PO group II strip until the principal balance of class IIA-PO is reduced to zero.

  The remaining principal will be allocated as follows:

  Principal allocated to the target-rate group I classes from the target-rate group I strip will be distributed in the following sequence:

  First, concurrently, 2.2904784810% to class IA-4 until its principal balance is reduced to its planned balance for such distribution day, as shown in "PAC planned balances" below for that class and 97.7095215190% sequentially to classes IA-1, IA-2 and IA-5, in that order, until their principal balances are reduced to their planned balances for such distribution day, as shown in "PAC planned balances" below for each class.

  Second, to component IA-7-1 until its principal balance is reduced to its planned balance for such distribution day, as shown in "PAC planned balances" below for that component.

  Third, to class IA-6 until its principal balance is reduced to its targeted balance for such distribution day, as shown in "TAC targeted balances" below for that class.

  Fourth, to component IA-7-2 until its principal balance is reduced to its targeted balance for such distribution day, as shown in "TAC targeted balances" below for that component.

  Fifth, to class AI-8 until its principal balance is reduced to zero.

  Sixth, to class IA-6 and component IA-7-2 pro-rata, until their principal balances are reduced to zero without regard to the targeted balances shown in "TAC targeted balances" below for that class and component.

  Seventh, concurrently, 2.2904784810% to class IA-4 until its principal balance is reduced to zero, without regard to its planned balance shown in "PAC planned balances" below for that class, and 97.7095215190% sequentially to classes IA-1, IA-2 and IA-5, in that order, until their principal balances are reduced to zero without regard to their planned balances shown in "PAC planned balances" below for each class.

  Eighth, to component IA-7-1 until its principal balance is reduced to zero without regard to its planned balance shown in "PAC planned balances" below for that component.

  Principal from the target-rate group II strip will be distributed to class IIA-1.

  Beginning on the subordination depletion date, the priorities stated above will cease to be in effect, and each target-rate group I class will receive distributions of principal payments on the target-rate group I strip in proportion to its principal balance, and class IIA-1 will receive distributions of principal payments on the target-rate group II strip.

PAC planned balances

The planned balances for classes IA-1, IA-2, IA-4 and IA-5 and component IA-7-1, the planned amortization classes and components or PAC classes and PAC component, on each distribution day are shown in the following table. The planned balances were calculated assuming that:

- the mortgage loans and the Certificates conform to the structuring assumptions described in "Sensitivity of Certificates to prepayment--Weighted average lives" below, and

- the mortgage loans are prepaid at any constant rate within the range 150% to 500% of the prepayment model.

  It is extremely unlikely that the mortgage loans will repay at a constant percentage of the prepayment model. In addition, some or all of the other assumptions used in preparing the table are unlikely to reflect actual experience. If principal prepayments on the mortgage loans do not occur at a constant rate within the range of the prepayment model specified above, principal distributions to the PAC classes and PAC component may reduce the principal balance of those classes and component to zero significantly earlier or later than the distribution days specified in the tables. See "Sensitivity of Certificates to prepayment--Weighted average lives" below for a further discussion of the effect of mortgage loan prepayments on the rate of principal distributions and on the weighted average lives of the offered Certificates.

                                                                                                         COMPONENT
                                  CLASS IA-1        CLASS IA-2       CLASS IA-4        CLASS IA-5          IA-7-1
                                    PLANNED          PLANNED           PLANNED          PLANNED           PLANNED
       DISTRIBUTION DAY             BALANCE          BALANCE           BALANCE          BALANCE           BALANCE
       ----------------          -------------    --------------    -------------    --------------    --------------
Initial........................  $6,393,000.00    $30,698,000.00    $2,000,000.00    $48,227,000.00    $   11,926,000.00
December 25, 2001..............   6,393,000.00     30,698,000.00     2,000,000.00     48,227,000.00        11,926,000.00
January 25, 2002...............   6,393,000.00     30,698,000.00     2,000,000.00     48,227,000.00        11,926,000.00
February 25, 2002..............   6,393,000.00     30,698,000.00     2,000,000.00     48,227,000.00        11,926,000.00
March 25, 2002.................   6,393,000.00     30,698,000.00     2,000,000.00     48,227,000.00        11,926,000.00
April 25, 2002.................   6,393,000.00     30,698,000.00     2,000,000.00     48,227,000.00        11,926,000.00
May 25, 2002...................   6,393,000.00     30,698,000.00     2,000,000.00     48,227,000.00        11,926,000.00
June 25, 2002..................   6,393,000.00     30,698,000.00     2,000,000.00     48,227,000.00        11,926,000.00
July 25, 2002..................   6,393,000.00     30,698,000.00     2,000,000.00     48,227,000.00        11,926,000.00
August 25, 2002................   6,393,000.00     30,698,000.00     2,000,000.00     48,227,000.00        11,926,000.00
September 25, 2002.............   6,393,000.00     30,698,000.00     2,000,000.00     48,227,000.00        11,926,000.00
October 25, 2002...............   6,393,000.00     30,698,000.00     2,000,000.00     48,227,000.00        11,926,000.00
November 25, 2002..............   5,557,844.35     30,698,000.00     1,980,422.52     48,227,000.00        11,926,000.00
December 25, 2002..............   4,676,204.48     30,698,000.00     1,959,755.37     48,227,000.00        11,926,000.00
January 25, 2003...............   3,748,621.73     30,698,000.00     1,938,011.25     48,227,000.00        11,926,000.00
February 25, 2003..............   2,775,660.36     30,698,000.00     1,915,203.37     48,227,000.00        11,926,000.00
March 25, 2003.................   1,757,919.73     30,698,000.00     1,891,345.78     48,227,000.00        11,926,000.00
April 25, 2003.................     696,033.77     30,698,000.00     1,866,453.36     48,227,000.00        11,926,000.00
May 25, 2003...................              0     30,288,670.30     1,840,541.75     48,227,000.00        11,926,000.00
June 25, 2003..................              0     29,140,530.42     1,813,627.38     48,227,000.00        11,926,000.00
July 25, 2003..................              0     27,950,347.76     1,785,727.46     48,227,000.00        11,926,000.00
August 25, 2003................              0     26,718,887.71     1,756,859.93     48,227,000.00        11,926,000.00
September 25, 2003.............              0     25,446,946.68     1,727,043.45     48,227,000.00        11,926,000.00
October 25, 2003...............              0     24,135,351.16     1,696,297.41     48,227,000.00        11,926,000.00
November 25, 2003..............              0     22,784,956.96     1,664,641.86     48,227,000.00        11,926,000.00
December 25, 2003..............              0     21,396,648.16     1,632,097.52     48,227,000.00        11,926,000.00
January 25, 2004...............              0     19,971,336.27     1,598,685.77     48,227,000.00        11,926,000.00
February 25, 2004..............              0     18,509,959.15     1,564,428.59     48,227,000.00        11,926,000.00
March 25, 2004.................              0     17,013,480.02     1,529,348.56     48,227,000.00        11,926,000.00
April 25, 2004.................              0     15,529,083.81     1,494,551.77     48,227,000.00        11,926,000.00
May 25, 2004...................              0     14,056,675.76     1,460,036.00     48,227,000.00        11,926,000.00
June 25, 2004..................              0     12,596,161.85     1,425,799.05     48,227,000.00        11,926,000.00
July 25, 2004..................              0     11,147,448.80     1,391,838.74     48,227,000.00        11,926,000.00
August 25, 2004................              0      9,710,444.08     1,358,152.89     48,227,000.00        11,926,000.00
September 25, 2004.............              0      8,285,055.87     1,324,739.35     48,227,000.00        11,926,000.00
October 25, 2004...............              0      6,871,193.07     1,291,595.98     48,227,000.00        11,926,000.00
November 25, 2004..............              0      5,468,765.32     1,258,720.68     48,227,000.00        11,926,000.00
December 25, 2004..............              0      4,077,682.94     1,226,111.32     48,227,000.00        11,926,000.00
January 25, 2005...............              0      2,697,856.99     1,193,765.84     48,227,000.00        11,926,000.00
February 25, 2005..............              0      1,329,199.19     1,161,682.16     48,227,000.00        11,926,000.00
March 25, 2005.................              0                 0     1,129,858.22     48,198,621.98        11,926,000.00
April 25, 2005.................              0                 0     1,098,292.00     46,852,038.50        11,926,000.00
May 25, 2005...................              0                 0     1,066,981.47     45,516,362.54        11,926,000.00
June 25, 2005..................              0                 0     1,035,924.63     44,191,508.60        11,926,000.00
July 25, 2005..................              0                 0     1,005,119.48     42,877,391.83        11,926,000.00
August 25, 2005................              0                 0       974,564.06     41,573,928.05        11,926,000.00
September 25, 2005.............              0                 0       944,256.40     40,281,033.77        11,926,000.00
October 25, 2005...............              0                 0       914,194.57     38,998,626.12        11,926,000.00
November 25, 2005..............              0                 0       884,376.64     37,726,622.91        11,926,000.00
December 25, 2005..............              0                 0       854,800.69     36,464,942.58        11,926,000.00
January 25, 2006...............              0                 0       825,464.83     35,213,504.21        11,926,000.00
February 25, 2006..............              0                 0       796,367.18     33,972,227.55        11,926,000.00
March 25, 2006.................              0                 0       767,505.87     32,741,032.93        11,926,000.00
April 25, 2006.................              0                 0       738,879.05     31,519,841.35        11,926,000.00

                                                                                                         COMPONENT
                                  CLASS IA-1        CLASS IA-2       CLASS IA-4        CLASS IA-5          IA-7-1
                                    PLANNED          PLANNED           PLANNED          PLANNED           PLANNED
       DISTRIBUTION DAY             BALANCE          BALANCE           BALANCE          BALANCE           BALANCE
       ----------------          -------------    --------------    -------------    --------------    --------------
May 25, 2006...................  $           0    $            0    $  710,484.88    $30,308,574.42    $   11,926,000.00
June 25, 2006..................              0                 0       682,321.53     29,107,154.35        11,926,000.00
July 25, 2006..................              0                 0       654,387.21     27,915,503.99        11,926,000.00
August 25, 2006................              0                 0       626,680.11     26,733,546.77        11,926,000.00
September 25, 2006.............              0                 0       599,198.45     25,561,206.76        11,926,000.00
October 25, 2006...............              0                 0       571,940.47     24,398,408.59        11,926,000.00
November 25, 2006..............              0                 0       544,904.42     23,245,077.50        11,926,000.00
December 25, 2006..............              0                 0       518,347.02     22,112,165.41        11,926,000.00
January 25, 2007...............              0                 0       492,006.84     20,988,519.76        11,926,000.00
February 25, 2007..............              0                 0       465,882.17     19,874,067.43        11,926,000.00
March 25, 2007.................              0                 0       439,971.31     18,768,735.93        11,926,000.00
April 25, 2007.................              0                 0       414,272.56     17,672,453.28        11,926,000.00
May 25, 2007...................              0                 0       388,784.27     16,585,148.12        11,926,000.00
June 25, 2007..................              0                 0       363,504.76     15,506,749.61        11,926,000.00
July 25, 2007..................              0                 0       338,432.39     14,437,187.49        11,926,000.00
August 25, 2007................              0                 0       313,619.64     13,378,700.18        11,926,000.00
September 25, 2007.............              0                 0       289,578.97     12,353,149.48        11,926,000.00
October 25, 2007...............              0                 0       266,287.02     11,359,537.86        11,926,000.00
November 25, 2007..............              0                 0       243,721.08     10,396,897.64        11,926,000.00
December 25, 2007..............              0                 0       222,144.68      9,476,469.80        11,926,000.00
January 25, 2008...............              0                 0       201,244.34      8,584,882.18        11,926,000.00
February 25, 2008..............              0                 0       180,999.46      7,721,256.07        11,926,000.00
March 25, 2008.................              0                 0       161,390.07      6,884,739.15        11,926,000.00
April 25, 2008.................              0                 0       142,396.79      6,074,504.72        11,926,000.00
May 25, 2008...................              0                 0       124,000.82      5,289,750.92        11,926,000.00
June 25, 2008..................              0                 0       106,183.92      4,529,700.02        11,926,000.00
July 25, 2008..................              0                 0        88,928.42      3,793,597.67        11,926,000.00
August 25, 2008................              0                 0        72,217.17      3,080,712.21        11,926,000.00
September 25, 2008.............              0                 0        56,033.52      2,390,334.00        11,926,000.00
October 25, 2008...............              0                 0        40,361.35      1,721,774.76        11,926,000.00
November 25, 2008..............              0                 0        25,185.00      1,074,366.93        11,926,000.00
December 25, 2008..............              0                 0        10,976.80        468,259.41        11,926,000.00
January 25, 2009...............              0                 0                0                 0        11,804,577.79
February 25, 2009..............              0                 0                0                 0        11,222,969.37
March 25, 2009.................              0                 0                0                 0        10,659,822.10
April 25, 2009.................              0                 0                0                 0        10,114,565.06
May 25, 2009...................              0                 0                0                 0         9,586,644.67
June 25, 2009..................              0                 0                0                 0         9,075,524.19
July 25, 2009..................              0                 0                0                 0         8,580,683.22
August 25, 2009................              0                 0                0                 0         8,101,617.20
September 25, 2009.............              0                 0                0                 0         7,637,836.93
October 25, 2009...............              0                 0                0                 0         7,188,868.13
November 25, 20009.............              0                 0                0                 0         6,754,250.94
December 25, 2009..............              0                 0                0                 0         6,350,432.85
January 25, 2010...............              0                 0                0                 0         5,959,342.76
February 25, 2010..............              0                 0                0                 0         5,580,585.86
March 25, 2010.................              0                 0                0                 0         5,213,779.44
April 25, 2010.................              0                 0                0                 0         4,858,552.51
May 25, 2010...................              0                 0                0                 0         4,514,545.47
June 25, 2010..................              0                 0                0                 0         4,181,409.73
July 25, 2010..................              0                 0                0                 0         3,858,807.40
August 25, 2010................              0                 0                0                 0         3,546,410.95
September 25, 2010.............              0                 0                0                 0         3,243,902.91
October 25, 2010...............              0                 0                0                 0         2,950,975.57

                                                                                                         COMPONENT
                                  CLASS IA-1        CLASS IA-2       CLASS IA-4        CLASS IA-5          IA-7-1
                                    PLANNED          PLANNED           PLANNED          PLANNED           PLANNED
       DISTRIBUTION DAY             BALANCE          BALANCE           BALANCE          BALANCE           BALANCE
       ----------------          -------------    --------------    -------------    --------------    --------------
November 25, 2010..............  $           0    $            0    $           0    $            0    $    2,667,330.64
December 25, 2010..............              0                 0                0                 0         2,405,137.21
January 25, 2011...............              0                 0                0                 0         2,150,957.58
February 25, 2011..............              0                 0                0                 0         1,904,549.19
March 25, 2011.................              0                 0                0                 0         1,665,676.79
April 25, 2011.................              0                 0                0                 0         1,434,112.18
May 25, 2011...................              0                 0                0                 0         1,209,634.04
June 25, 2011..................              0                 0                0                 0           992,027.68
July 25, 2011..................              0                 0                0                 0           781,084.88
August 25, 2011................              0                 0                0                 0           576,603.67
September 25, 2011.............              0                 0                0                 0           378,388.16
October 25, 2011...............              0                 0                0                 0           186,248.37
November 25, 2011 and
  thereafter...................              0                 0                0                 0                 0

TAC targeted balances

The targeted balances for class IA-6 and component IA-7-2, the targeted amortization class and component, or TAC class and TAC component on each distribution day are shown in the following table. The targeted balances were calculated assuming that:

- the mortgage loans and the Certificates conform to the structuring assumptions described in "Sensitivity of Certificates to prepayment--Weighted average lives" below, and

- the mortgage loans are prepaid at a constant rate equal to 450% of the prepayment model.

  It is extremely unlikely that the mortgage loans will repay at a constant percentage of the prepayment model. In addition, some or all of the other assumptions used in preparing the table are unlikely to reflect actual experience. If principal prepayments on the mortgage loans do not occur at a constant rate of 450% of the prepayment model, principal distributions to class IA-6 and component IA-7-2 may reduce the principal balance of such class or component to zero significantly earlier or later than the distribution day specified in the table. See "Sensitivity of Certificates to prepayment-- Weighted average lives" below for a further discussion of the effect of mortgage loan prepayments on the rate of principal distributions and on the weighted average lives of the offered Certificates.

                                                                                        COMPONENT
                                                                    CLASS IA-6            IA-7-2
                                                                     TARGETED            TARGETED
DISTRIBUTION DAY                                                     BALANCE             BALANCE
----------------                                                  --------------      --------------
Initial.....................................................      $50,578,000.00      $40,074,000.00
December 25, 2001...........................................       49,966,215.36       40,074,000.00
January 25, 2002............................................       49,201,254.00       40,074,000.00
February 25, 2002...........................................       48,283,457.62       40,074,000.00
March 25, 2002..............................................       47,213,517.82       40,074,000.00
April 25, 2002..............................................       45,992,478.88       40,074,000.00
May 25, 2002................................................       44,621,739.15       40,074,000.00
June 25, 2002...............................................       43,103,051.25       40,074,000.00
July 25, 2002...............................................       41,438,520.83       40,074,000.00
August 25, 2002.............................................       39,630,604.05       40,074,000.00
September 25, 2002..........................................       37,682,103.68       40,074,000.00
October 25, 2002............................................       35,596,163.76       40,074,000.00
November 25, 2002...........................................       34,230,996.09       40,074,000.00
December 25, 2002...........................................       32,783,246.67       40,074,000.00
January 25, 2003............................................       31,256,483.84       40,074,000.00
February 25, 2003...........................................       29,654,558.91       40,074,000.00
March 25, 2003..............................................       27,981,581.56       40,074,000.00

                                                                                        COMPONENT
                                                                    CLASS IA-6            IA-7-2
                                                                     TARGETED            TARGETED
DISTRIBUTION DAY                                                     BALANCE             BALANCE
----------------                                                  --------------      --------------
April 25, 2003..............................................      $26,241,907.09      $40,074,000.00
May 25, 2003................................................       24,440,122.44       40,074,000.00
June 25, 2003...............................................       22,581,031.18       40,074,000.00
July 25, 2003...............................................       20,669,637.26       40,074,000.00
August 25, 2003.............................................       18,711,127.89       40,074,000.00
September 25, 2003..........................................       16,710,855.37       40,074,000.00
October 25, 2003............................................       14,674,318.14       40,074,000.00
November 25, 2003...........................................       12,607,140.95       40,074,000.00
December 25, 2003...........................................       10,515,054.43       40,074,000.00
January 25, 2004............................................        8,403,874.02       40,074,000.00
February 25, 2004...........................................        6,279,478.37       40,074,000.00
March 25, 2004..............................................        4,147,787.42       40,074,000.00
April 25, 2004..............................................        2,101,275.65       40,074,000.00
May 25, 2004................................................          137,464.58       40,074,000.00
June 25, 2004...............................................                   0       38,327,942.66
July 25, 2004...............................................                   0       36,522,363.53
August 25, 2004.............................................                   0       34,792,444.24
September 25, 2004..........................................                   0       33,135,963.66
October 25, 2004............................................                   0       31,550,760.79
November 25, 2004...........................................                   0       30,034,733.16
December 25, 2004...........................................                   0       28,585,835.32
January 25, 2005............................................                   0       27,202,077.35
February 25, 2005...........................................                   0       25,881,523.30
March 25, 2005..............................................                   0       24,622,289.89
April 25, 2005..............................................                   0       23,422,544.99
May 25, 2005................................................                   0       22,280,506.38
June 25, 2005...............................................                   0       21,194,440.33
July 25, 2005...............................................                   0       20,162,660.39
August 25, 2005.............................................                   0       19,183,526.10
September 25, 2005..........................................                   0       18,255,441.79
October 25, 2005............................................                   0       17,376,855.36
November 25, 2005...........................................                   0       16,546,257.19
December 25, 2005...........................................                   0       15,762,178.93
January 25, 2006............................................                   0       15,023,192.49
February 25, 2006...........................................                   0       14,327,908.89
March 25, 2006..............................................                   0       13,674,977.30
April 25, 2006..............................................                   0       13,063,083.96
May 25, 2006................................................                   0       12,490,951.25
June 25, 2006...............................................                   0       11,957,336.70
July 25, 2006...............................................                   0       11,461,032.04
August 25, 2006.............................................                   0       11,000,862.35
September 25, 2006..........................................                   0       10,575,685.12
October 25, 2006............................................                   0       10,184,389.38
November 25, 2006...........................................                   0        9,825,894.93
December 25, 2006...........................................                   0        9,525,179.73
January 25, 2007............................................                   0        9,254,867.55
February 25, 2007...........................................                   0        9,013,968.10
March 25, 2007..............................................                   0        8,801,518.65
April 25, 2007..............................................                   0        8,616,583.31
May 25, 2007................................................                   0        8,458,252.28
June 25, 2007...............................................                   0        8,325,641.16
July 25, 2007...............................................                   0        8,217,890.32
August 25, 2007.............................................                   0        8,131,801.92
September 25, 2007..........................................                   0        8,044,118.77

                                                                                        COMPONENT
                                                                    CLASS IA-6            IA-7-2
                                                                     TARGETED            TARGETED
DISTRIBUTION DAY                                                     BALANCE             BALANCE
----------------                                                  --------------      --------------
October 25, 2007............................................      $            0      $ 7,955,002.19
November 25, 2007...........................................                   0        7,864,605.72
December 25, 2007...........................................                   0        7,771,764.77
January 25, 2008............................................                   0        7,677,985.56
February 25, 2008...........................................                   0        7,583,398.61
March 25, 2008..............................................                   0        7,488,127.78
April 25, 2008..............................................                   0        7,392,290.63
May 25, 2008................................................                   0        7,295,998.58
June 25, 2008...............................................                   0        7,199,357.25
July 25, 2008...............................................                   0        7,102,466.63
August 25, 2008.............................................                   0        7,005,421.36
September 25, 2008..........................................                   0        6,908,310.93
October 25, 2008............................................                   0        6,811,219.88
November 25, 2008...........................................                   0        6,714,228.04
December 25, 2008...........................................                   0        6,615,489.90
January 25, 2009............................................                   0        6,517,124.75
February 25, 2009...........................................                   0        6,419,194.91
March 25, 2009..............................................                   0        6,321,758.84
April 25, 2009..............................................                   0        6,224,871.30
May 25, 2009................................................                   0        6,128,583.54
June 25, 2009...............................................                   0        6,032,943.43
July 25, 2009...............................................                   0        5,937,995.63
August 25, 2009.............................................                   0        5,843,781.69
September 25, 2009..........................................                   0        5,750,340.26
October 25, 2009............................................                   0        5,657,707.16
November 25, 2009...........................................                   0        5,565,915.52
December 25, 2009...........................................                   0        5,473,858.80
January 25, 2010............................................                   0        5,382,827.36
February 25, 2010...........................................                   0        5,292,840.65
March 25, 2010..............................................                   0        5,203,916.17
April 25, 2010..............................................                   0        5,116,069.53
May 25, 2010................................................                   0        5,029,314.54
June 25, 2010...............................................                   0        4,943,663.33
July 25, 2010...............................................                   0        4,859,126.42
August 25, 2010.............................................                   0        4,775,712.77
September 25, 2010..........................................                   0        4,693,429.93
October 25, 2010............................................                   0        4,612,284.04
November 25, 2010...........................................                   0        4,532,279.96
December 25, 2010...........................................                   0        4,452,977.13
January 25, 2011............................................                   0        4,374,920.51
February 25, 2011...........................................                   0        4,298,104.54
March 25, 2011..............................................                   0        4,222,522.95
April 25, 2011..............................................                   0        4,148,168.83
May 25, 2011................................................                   0        4,075,034.67
June 25, 2011...............................................                   0        4,003,112.37
July 25, 2011...............................................                   0        3,932,393.30
August 25, 2011.............................................                   0        3,862,868.34
September 25, 2011..........................................                   0        3,794,527.90
October 25, 2011............................................                   0        3,727,361.98
November 25, 2011...........................................                   0        3,661,360.16
December 25, 2011...........................................                   0        3,415,976.01
January 25, 2012............................................                   0        3,177,273.42
February 25, 2012...........................................                   0        2,945,072.84
March 25, 2012..............................................                   0        2,719,199.49

                                                                                        COMPONENT
                                                                    CLASS IA-6            IA-7-2
                                                                     TARGETED            TARGETED
DISTRIBUTION DAY                                                     BALANCE             BALANCE
----------------                                                  --------------      --------------
April 25, 2012..............................................      $            0      $ 2,499,483.26
May 25, 2012................................................                   0        2,285,758.55
June 25, 2012...............................................                   0        2,077,864.19
July 25, 2012...............................................                   0        1,875,643.28
August 25, 2012.............................................                   0        1,678,943.12
September 25, 2012..........................................                   0        1,487,615.08
October 25, 2012............................................                   0        1,301,514.49
November 25, 2012...........................................                   0        1,120,500.52
December 25, 2012...........................................                   0          944,436.12
January 25, 2013............................................                   0          773,187.88
February 25, 2013...........................................                   0          606,625.95
March 25, 2013..............................................                   0          444,623.96
April 25, 2013..............................................                   0          287,058.90
May 25, 2013................................................                   0          133,811.03
June 25, 2013 and thereafter................................                   0                   0

Cross-collateralization

Payments received on the target-rate group I strip may be distributed to the target-rate group II classes, and payments received on the target-rate group II strip may be distributed to the target-rate group I classes, in the following circumstances.

Undersubordination

If on a distribution day before the subordination depletion date, all the target-rate group I classes have been reduced to zero, and there is undersubordination (as defined in the following paragraph), then on that distribution day all unscheduled principal payments from the group I pool that would otherwise be distributed as principal to the subordinated classes will (after reimbursement of any losses to class IIA-PO) instead be distributed as principal to class IIA-1, up to its principal balance. Similarly, if on a distribution day before the subordination depletion date, class IIA-1 has been reduced to zero, and there is undersubordination, then on that distribution day all unscheduled principal payments from the group II pool that would otherwise be distributed as principal to the subordinated classes will (after reimbursement of any losses to class IIA-PO) instead be distributed as principal to the target-rate group I classes, up to their aggregate principal balance. Such distributions will be made in accordance with the priorities described in "Class A priorities" above.

  There is undersubordination on a distribution day if either

- the subordination level of the class A subclasses on that distribution day is less than 200% of the subordination level of the class A subclasses on the closing date, or

- the aggregate scheduled principal balance of the mortgage loans in the group I or group II pool that are delinquent 60 days or more (including for this purpose mortgage loans in foreclosure and real estate owned by the Trust as a result of homeowner default), averaged over the last six months, is 50% or more of the subordinated group I balance or the subordinated group II balance, respectively.

Undercollateralization

Because losses are allocated to the subordinated classes without regard to whether the losses are on mortgage loans in the group I pool or the group II pool, it is possible that before or after the subordination depletion date, either the aggregate group I balance of the class A target-rate group I classes and the subordinated classes could exceed the principal balance of the target-rate group I strip (group I class undercollateralization) or the aggregate group II balance of class IIA-1 and the subordinated classes could exceed the principal bal-ance of the target-rate group II strip (group II class undercollateralization).

  The aggregate principal balance of all the hypothetical mortgage loans in the target-rate group I and group II strips will always equal the aggregate principal balance of all the target-rate classes. Accordingly, if there is group I class undercollateralization in any amount, then the aggregate principal balance of the target-rate group II strip will exceed the sum of the group II balance of class IIA-1 and the subordinated classes (group II class overcollateralization) by the same amount. Similarly, if there is group II class undercollateralization in any amount, then the aggregate principal balance of the target-rate group I strip will exceed the sum of the group I balance of the class A target-rate group I classes and the subordinated classes (group I class overcollateralization) by that amount.

  Prior to the subordination depletion date, if the aggregate group I balance or the aggregate group II balance of the subordinated classes has been reduced to zero, and if there is group I class undercollateralization or group II class undercollateralization,

- all scheduled and unscheduled principal payments on the mortgage loans that would otherwise be distributed to the subordinated classes will (after reimbursement of any losses to class IIA-PO) instead be distributed to the class A target-rate group I classes (if there is group I class undercollateralization) or to class IIA-1 (if there is group II class undercollateralization), according to the priorities described in "Class A priorities" above until there is no longer any undercollateralization,

- if there is group I class undercollateralization, any interest payments on the target-rate group II strip that remain after distribution of interest to class IIA-1 will be distributed to the class A target-rate group I classes to the extent of any interest shortfalls, and then to the subordinated classes to the extent of any shortfalls in distributions of interest to the subordinated classes, and

- if there is group II class undercollateralization, any interest payments on the target-rate group I strip that remain after distribution of interest to the class A target-rate group I classes will be distributed to class IIA-1 to the extent of any interest shortfalls, and then to the subordinated classes to the extent of any shortfalls in distributions of interest to the subordinated classes.

  If after the subordination depletion date there is group I class undercollateralization (and, therefore, group II class overcollateralization),

- interest payments on the mortgage loans in the target-rate group II strip will, after the required interest distribution is made to class IIA-1, be used to make interest distributions to the target-rate group I classes in proportion to any shortfalls in interest distributions to those classes,

- principal payments on the target-rate group II strip will, after the principal balance of class IIA-1 is reduced to zero, be used to make principal distributions to the target-rate group I classes in proportion to their principal balances, and

- realized losses on the target-rate group II strip will reduce the principal balance of the target-rate group I classes, in proportion to their principal balances, until the group II class overcollateralization is eliminated.

  If after the subordination depletion date there is group II class undercollateralization (and, therefore, group I class overcollateralization):

- interest payments on the mortgage loans in the target-rate group I strip will, after the required interest distribution is made to the target-rate group I classes, be used to make interest distributions to class IIA-1,

- principal payments on the target-rate group I strip will, after the principal balances of all the target-rate group I classes are reduced to zero, be used to make principal distributions to class IIA-1, and

- realized losses on the target-rate group I strip will reduce the principal balance of class IIA-1, until the group I class overcollateralization is eliminated.

  Because the target-rate group II strip has a lower interest rate than the target-rate group I strip, if there is group I class undercollateralization after the subordination depletion date, interest payments from the target-rate group II strip that remain after interest distributions to class IIA-1 will not be sufficient to fully cover interest shortfalls on the target-rate group I classes.

Clean-up call

CMSI may, at any time after the principal balance of the mortgage loans is less than 5% of the initial scheduled principal balance, repurchase the mortgage loans and any other property owned by the Trust. Certificate holders would then receive a final distribution reducing the principal balance of their Certificates to zero. The final distribution of principal on the Certificates will be made according to the distribution priorities described above under "Losses, shortfalls and subordination--Distribution priorities" above. Some Certificates may not receive a distribution equal to their principal balance plus accrued interest if CMSI's purchase price is based in part on the fair market value of the Trust's property.

  CMSI may transfer its right to repurchase the mortgage loans to a third party.

Sensitivity of Certificates to prepayments

The prepayment model

As discussed in the core prospectus ("Distributions on the Certificates--Effect of prepayments"), the rate at which mortgage loans are prepaid (including by refinancing, repurchase or foreclosure) affects a Certificate's

-  weighted average life, and

-  for Certificates purchased at a premium or a discount, yield to maturity.

  Prepayments on mortgage loans are commonly measured by a prepayment model. A prepayment model is a set of assumptions about the rate at which homeowners will prepay their mortgage loans. "Prepayment" includes refinancings, liquidations and repurchases by CMSI. The model used in this prospectus assumes that homeowners will prepay new mortgage loans at some multiple of

- 0.2% per annum of the principal balance of the mortgage loans in the first month of the mortgage loans,

- an additional 0.2% per annum in each month thereafter (i.e., 0.4% per annum in the second month, 0.6% per annum in the third month, and so forth) until the 30th month, and

-  beginning in the 30th month and in each month thereafter, 6.0% per annum.

  If homeowners prepaid their mortgages at exactly these rates, we would say that they were prepaying at 100% of the prepayment model. Similarly, we would say that homeowners were prepaying at 200% of the prepayment model if they prepaid their loans twice as fast as 100%--that is, 0.4% per annum in the first month, 0.8% per annum in the second month, and so forth. If homeowners never made a prepayment, they would be said to prepay at 0% of the prepayment model.

  There is no assurance that prepayment of the mortgage loans will conform to any level of the prepayment model. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which homeowners sell their homes, refinance their mortgage loans or default on their mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay faster than if prevailing rates rise or remain level. Conversely, if interest rates rise above the interest rates on the mortgage loans, we would expect the rate of prepayment to decrease.

  Other factors affecting prepayment of mortgage loans include changes in homeowners' housing needs, job transfers, unemployment and homeowners' net equity in the mortgaged properties. In addition, as homeowners move or default on their mortgage loans, the houses are generally sold and the mortgage loans prepaid, although some of the mortgage loans may be assumed by a new buyer.

  Because the amount of principal payments on each class will depend on the rate of repayment (including prepayments) of the mortgage loans, the date by which the principal balance of any class is reduced to zero is likely to occur earlier than the last scheduled distribution day of November 25, 2031.

  The following tables of weighted average lives and yields to maturity have been prepared using the following structuring assumptions:

- The mortgage loans and the classes of Certificates have the characteristics set forth in "Summary--Series overview" above, without regard to any variation or approximation provided for in that section.

-  Both group I and group II mortgage loans prepay at the indicated rate.

- Scheduled payments of principal and interest on the mortgage loans are received in a timely manner.

- The premium group I loans and the premium group II loans have weighted average original terms to maturity of 359 months and 179 months, respectively, weighted average remaining terms to maturity of 357 months and 177 months, respectively, gross weighted average interest rates of 7.2256448304% and 6.8995169568%, respectively, and aggregate scheduled principal balances of $200,182,908.29 and $96,472,865.97, respectively.

- The discount group II loans have a weighted average original term to maturity of 180 months, a weighted average remaining term to maturity of 178 months, a gross weighted average interest rate of 6.3168888621%, and an aggregate scheduled principal balance of $3,649,898.09. (There are no discount group I loans.)

-  CMSI does not make a clean-up call.

-  You purchase the Certificates on November 29, 2001.

-  CMSI's servicing fee is 0.25% per annum.

  The prepayment model, the structuring assumptions and the other assumptions described below are made for illustrative purposes only. It is highly unlikely that the mortgage loans will prepay at a constant rate until maturity, or that group I and group II loans will prepay at the same rate. The characteristics of the actual mortgage loans are also likely to differ from the structuring and other assumptions. As a result, the actual principal balances, weighted average lives and pre-tax yields of the Certificates are likely to differ from those shown in the tables in the following subsections of this "Sensitivity of Certificates to prepayment" section, even if all of the mortgage loans prepay at the indicated percentages of the prepayment model. We urge you to consult your investment advisor and to make your investment decision based on your own determination as to anticipated rates of prepayment under a variety of scenarios and the suitability of a class of Certificates to your investment objectives.

Weighted average lives

Weighted average life refers to the average amount of time from the date a Certificate is owned by you until its principal balance is reduced to zero or, in the case of the class IA-3 Certificates, until their notional principal balance is reduced to zero. The weighted average life of each class or subclass shown in the following tables is determined by (1) multiplying the amount of each distribution of principal by the number of years from November 29, 2001 to the related distribution day, (2) adding the results and (3) dividing the sum by the initial principal balance of the class or subclass.

  The sensitivity of the PAC classes and class IA-7 with respect to its PAC component to principal prepayments will depend in part upon how long it takes before the principal balances of the classes and components supporting such PAC classes and PAC component are reduced to zero. The PAC classes and PAC component are supported by classes IA-6 and IA-8 and component IA-7-2. Under certain relatively fast prepayment scenarios, the PAC classes and PAC component may continue to be outstanding when these support classes are no longer outstanding. Under these circumstances, principal distributions will be allocated to the PAC classes and PAC component without regard to their planned balances, and will thus become more sensitive to prepayment rates. Conversely, under certain relatively slow prepayment scenarios, principal distributions allocated to the PAC classes and PAC component on a distribution day may not be sufficient to reduce the principal balances of the PAC classes and PAC component to their planned balances. In such cases, the principal distributions on subsequent distri-bution days will be allocated to the PAC classes and PAC component until their principal balances equal their planned balances.

  The sensitivity of the TAC class and TAC component to principal prepayments will depend in part upon how long it takes before the principal balance of class IA-8, which supports the TAC class and TAC component, is reduced to zero. Under certain relatively fast prepayment scenarios, the TAC class and TAC component may continue to be outstanding when the class IA-8 Certificates are no longer outstanding. Under these circumstances, principal distributions will be allocated to the TAC class and TAC component without regard to their targeted balances, and will thus become more sensitive to prepayment rates. Conversely, under certain relatively slow prepayment scenarios, principal distributions allocated to the TAC class and TAC component on a distribution day may not be sufficient to reduce the principal balance of the TAC class and TAC component to their targeted balances. In such cases, the principal distributions on subsequent distribution days will be allocated to the TAC class and TAC component until their principal balances equal their targeted balances.

Principal balance as percent of initial principal balance(1)

                                                       PERCENTAGE OF PREPAYMENT MODEL
                      ------------------------------------------------------------------------------------------------
                                          Class IA-1 Certificates                          Class IA-2 Certificates
                      ---------------------------------------------------------------   ------------------------------
Distribution day           0%       150%       300%       450%       500%       700%         0%       150%       300%
Initial                  100        100        100        100        100        100        100        100        100
November 25, 2002         97         87         87         87         87         87        100        100        100
November 25, 2003         66          0          0          0          0          0        100         74         74
November 25, 2004         31          0          0          0          0          0        100         18         18
November 25, 2005          0          0          0          0          0          0         99          0          0
November 25, 2006          0          0          0          0          0          0         91          0          0
November 25, 2007          0          0          0          0          0          0         82          0          0
November 25, 2008          0          0          0          0          0          0         72          0          0
November 25, 2009          0          0          0          0          0          0         62          0          0
November 25, 2010          0          0          0          0          0          0         51          0          0
November 25, 2011          0          0          0          0          0          0         39          0          0
November 25, 2012          0          0          0          0          0          0         27          0          0
November 25, 2013          0          0          0          0          0          0         13          0          0
November 25, 2014          0          0          0          0          0          0          0          0          0
November 25, 2015          0          0          0          0          0          0          0          0          0
November 25, 2016          0          0          0          0          0          0          0          0          0
November 25, 2017          0          0          0          0          0          0          0          0          0
November 25, 2018          0          0          0          0          0          0          0          0          0
November 25, 2019          0          0          0          0          0          0          0          0          0
November 25, 2020          0          0          0          0          0          0          0          0          0
November 25, 2021          0          0          0          0          0          0          0          0          0
November 25, 2022          0          0          0          0          0          0          0          0          0
November 25, 2023          0          0          0          0          0          0          0          0          0
November 25, 2024          0          0          0          0          0          0          0          0          0
November 25, 2025          0          0          0          0          0          0          0          0          0
November 25, 2026          0          0          0          0          0          0          0          0          0
November 25, 2027          0          0          0          0          0          0          0          0          0
November 25, 2028          0          0          0          0          0          0          0          0          0
November 25, 2029          0          0          0          0          0          0          0          0          0
November 25, 2030          0          0          0          0          0          0          0          0          0
November 25, 2031          0          0          0          0          0          0          0          0          0
Weighted average
life (years)            2.47       1.24       1.24       1.24       1.24       1.24       8.90       2.45       2.45

                                                       PERCENTAGE OF PREPAYMENT MODEL
                      ------------------------------------------------------------------------------------------------
                         Class IA-2 Certificates                           Class IA-3 Certificates
                      ------------------------------   ---------------------------------------------------------------
Distribution day         450%       500%       700%         0%       150%       300%       450%       500%       700%
Initial                  100        100        100        100        100        100        100        100        100
November 25, 2002        100        100        100        100        100        100        100        100        100
November 25, 2003         74         74         74        100         74         74         74         74         74
November 25, 2004         18         18         16        100         18         18         18         18         16
November 25, 2005          0          0          0         99          0          0          0          0          0
November 25, 2006          0          0          0         91          0          0          0          0          0
November 25, 2007          0          0          0         82          0          0          0          0          0
November 25, 2008          0          0          0         72          0          0          0          0          0
November 25, 2009          0          0          0         62          0          0          0          0          0
November 25, 2010          0          0          0         51          0          0          0          0          0
November 25, 2011          0          0          0         39          0          0          0          0          0
November 25, 2012          0          0          0         27          0          0          0          0          0
November 25, 2013          0          0          0         13          0          0          0          0          0
November 25, 2014          0          0          0          0          0          0          0          0          0
November 25, 2015          0          0          0          0          0          0          0          0          0
November 25, 2016          0          0          0          0          0          0          0          0          0
November 25, 2017          0          0          0          0          0          0          0          0          0
November 25, 2018          0          0          0          0          0          0          0          0          0
November 25, 2019          0          0          0          0          0          0          0          0          0
November 25, 2020          0          0          0          0          0          0          0          0          0
November 25, 2021          0          0          0          0          0          0          0          0          0
November 25, 2022          0          0          0          0          0          0          0          0          0
November 25, 2023          0          0          0          0          0          0          0          0          0
November 25, 2024          0          0          0          0          0          0          0          0          0
November 25, 2025          0          0          0          0          0          0          0          0          0
November 25, 2026          0          0          0          0          0          0          0          0          0
November 25, 2027          0          0          0          0          0          0          0          0          0
November 25, 2028          0          0          0          0          0          0          0          0          0
November 25, 2029          0          0          0          0          0          0          0          0          0
November 25, 2030          0          0          0          0          0          0          0          0          0
November 25, 2031          0          0          0          0          0          0          0          0          0
Weighted average
life (years)            2.45       2.45       2.43       8.90       2.45       2.45       2.45       2.45       2.43

(1) In the case of the class IA-3 Certificates, the notional principal balance as a percent of the initial notional principal balance.

Principal balance as percent of initial principal balance

                                                       PERCENTAGE OF PREPAYMENT MODEL
                      ------------------------------------------------------------------------------------------------
                                          Class IA-4 Certificates                          Class IA-5 Certificates
                      ---------------------------------------------------------------   ------------------------------
Distribution day           0%       150%       300%       450%       500%       700%         0%       150%       300%
Initial                  100        100        100        100        100        100        100        100        100
November 25, 2002        100         99         99         99         99         99        100        100        100
November 25, 2003         97         83         83         83         83         83        100        100        100
November 25, 2004         95         63         63         63         63         62        100        100        100
November 25, 2005         92         44         44         44         44         27        100         78         78
November 25, 2006         89         27         27         27         27          8        100         48         48
November 25, 2007         86         12         12         12         12          0        100         22         22
November 25, 2008         83          1          1          1          1          0        100          2          2
November 25, 2009         79          0          0          0          0          0        100          0          0
November 25, 2010         75          0          0          0          0          0        100          0          0
November 25, 2011         71          0          0          0          0          0        100          0          0
November 25, 2012         66          0          0          0          0          0        100          0          0
November 25, 2013         61          0          0          0          0          0        100          0          0
November 25, 2014         56          0          0          0          0          0         99          0          0
November 25, 2015         50          0          0          0          0          0         89          0          0
November 25, 2016         44          0          0          0          0          0         78          0          0
November 25, 2017         38          0          0          0          0          0         67          0          0
November 25, 2018         31          0          0          0          0          0         54          0          0
November 25, 2019         23          0          0          0          0          0         41          0          0
November 25, 2020         15          0          0          0          0          0         27          0          0
November 25, 2021          6          0          0          0          0          0         11          0          0
November 25, 2022          0          0          0          0          0          0          0          0          0
November 25, 2023          0          0          0          0          0          0          0          0          0
November 25, 2024          0          0          0          0          0          0          0          0          0
November 25, 2025          0          0          0          0          0          0          0          0          0
November 25, 2026          0          0          0          0          0          0          0          0          0
November 25, 2027          0          0          0          0          0          0          0          0          0
November 25, 2028          0          0          0          0          0          0          0          0          0
November 25, 2029          0          0          0          0          0          0          0          0          0
November 25, 2030          0          0          0          0          0          0          0          0          0
November 25, 2031          0          0          0          0          0          0          0          0          0
Weighted average
life (years)           13.10       3.83       3.83       3.83       3.83       3.30      17.18       5.05       5.05

                                                       PERCENTAGE OF PREPAYMENT MODEL
                      ------------------------------------------------------------------------------------------------
                         Class IA-5 Certificates                           Class IA-6 Certificates
                      ------------------------------   ---------------------------------------------------------------
Distribution day         450%       500%       700%         0%       150%       300%       450%       500%       700%
Initial                  100        100        100        100        100        100        100        100        100
November 25, 2002        100        100        100         91         82         72         68         68         66
November 25, 2003        100        100        100         84         75         44         25         25         23
November 25, 2004        100        100        100         77         69         12          0          0          0
November 25, 2005         78         78         49         70         61          0          0          0          0
November 25, 2006         48         48         13         62         54          0          0          0          0
November 25, 2007         22         22          0         54         45          0          0          0          0
November 25, 2008          2          2          0         45         31          0          0          0          0
November 25, 2009          0          0          0         36         13          0          0          0          0
November 25, 2010          0          0          0         26          0          0          0          0          0
November 25, 2011          0          0          0         15          0          0          0          0          0
November 25, 2012          0          0          0          3          0          0          0          0          0
November 25, 2013          0          0          0          0          0          0          0          0          0
November 25, 2014          0          0          0          0          0          0          0          0          0
November 25, 2015          0          0          0          0          0          0          0          0          0
November 25, 2016          0          0          0          0          0          0          0          0          0
November 25, 2017          0          0          0          0          0          0          0          0          0
November 25, 2018          0          0          0          0          0          0          0          0          0
November 25, 2019          0          0          0          0          0          0          0          0          0
November 25, 2020          0          0          0          0          0          0          0          0          0
November 25, 2021          0          0          0          0          0          0          0          0          0
November 25, 2022          0          0          0          0          0          0          0          0          0
November 25, 2023          0          0          0          0          0          0          0          0          0
November 25, 2024          0          0          0          0          0          0          0          0          0
November 25, 2025          0          0          0          0          0          0          0          0          0
November 25, 2026          0          0          0          0          0          0          0          0          0
November 25, 2027          0          0          0          0          0          0          0          0          0
November 25, 2028          0          0          0          0          0          0          0          0          0
November 25, 2029          0          0          0          0          0          0          0          0          0
November 25, 2030          0          0          0          0          0          0          0          0          0
November 25, 2031          0          0          0          0          0          0          0          0          0
Weighted average
life (years)            5.05       5.05       4.12       6.15       4.82       1.79       1.43       1.43       1.40

Principal balance as percent of initial principal balance

                                                       PERCENTAGE OF PREPAYMENT MODEL
                      ------------------------------------------------------------------------------------------------
                                          Class IA-7 Certificates                          Class IA-8 Certificates
                      ---------------------------------------------------------------   ------------------------------
Distribution day           0%       150%       300%       450%       500%       700%         0%       150%       300%
Initial                  100        100        100        100        100        100        100        100        100
November 25, 2002        105        105        105        100        100         95        107        107        107
November 25, 2003        111        111        110        100        100         64        114        114        114
November 25, 2004        117        117        116         81         76         23        121        121        121
November 25, 2005        123        123        110         55         48         23        130        130        130
November 25, 2006        130        130         98         42         36         23        138        138        138
November 25, 2007        137        137         91         38         34         18        148        148        148
November 25, 2008        144        144         83         36         34          8        157        157        157
November 25, 2009        152        142         64         24         24          4        168        168        168
November 25, 2010        161        135         47         14         16          2        179        179        179
November 25, 2011        170        117         33          7         11          1        191        191        191
November 25, 2012        180        101         21          2          8          1        204        204        204
November 25, 2013        182         86         11          0          5          *        218        218        218
November 25, 2014        181         72          3          0          4          *        232        232        232
November 25, 2015        179         59          0          0          2          *        248        248        211
November 25, 2016        177         47          0          0          2          *        264        264        167
November 25, 2017        176         36          0          0          1          *        282        282        131
November 25, 2018        174         26          0          0          1          *        301        301        103
November 25, 2019        172         16          0          0          *          *        321        321         80
November 25, 2020        170          7          0          0          *          *        343        343         62
November 25, 2021        167          0          0          0          *          *        366        354         48
November 25, 2022        160          0          0          0          *          *        390        299         36
November 25, 2023        140          0          0          0          *          *        416        249         27
November 25, 2024        119          0          0          0          *          *        444        204         20
November 25, 2025         97          0          0          0          *          *        474        163         14
November 25, 2026         73          0          0          0          *          *        506        127         10
November 25, 2027         47          0          0          0          *          *        539         94          7
November 25, 2028         19          0          0          0          *          *        576         65          4
November 25, 2029          0          0          0          0          *          *        505         39          2
November 25, 2030          0          0          0          0          *          *        224         16          1
November 25, 2031          0          0          0          0          0          0          0          0          0
Weighted average
life (years)           23.73      13.34       8.26       5.52       5.57       3.21      28.76      23.97      17.41

                                                       PERCENTAGE OF PREPAYMENT MODEL
                      ------------------------------------------------------------------------------------------------
                         Class IA-8 Certificates                          Class IIA-1 Certificates
                      ------------------------------   ---------------------------------------------------------------
Distribution day         450%       500%       700%         0%       150%       300%       450%       500%       700%
Initial                  100        100        100        100        100        100        100        100        100
November 25, 2002        100         67          0         96         93         91         88         88         84
November 25, 2003        100          2          0         92         84         76         68         66         56
November 25, 2004        100          0          0         87         72         59         47         43         30
November 25, 2005        100          0          0         82         62         45         32         28         16
November 25, 2006        100          0          0         77         52         34         21         18          8
November 25, 2007        100          0          0         71         44         26         14         11          4
November 25, 2008        100          0          0         65         36         19          9          7          2
November 25, 2009        100          0          0         58         30         14          6          4          1
November 25, 2010        100          0          0         51         24         10          4          3          *
November 25, 2011        100          0          0         44         18          7          2          2          *
November 25, 2012        100          0          0         36         14          5          1          1          *
November 25, 2013         86          0          0         27          9          3          1          *          *
November 25, 2014         61          0          0         18          6          2          *          *          *
November 25, 2015         43          0          0          8          2          1          *          *          *
November 25, 2016         31          0          0          0          0          0          0          0          0
November 25, 2017         21          0          0          0          0          0          0          0          0
November 25, 2018         15          0          0          0          0          0          0          0          0
November 25, 2019         10          0          0          0          0          0          0          0          0
November 25, 2020          7          0          0          0          0          0          0          0          0
November 25, 2021          5          0          0          0          0          0          0          0          0
November 25, 2022          3          0          0          0          0          0          0          0          0
November 25, 2023          2          0          0          0          0          0          0          0          0
November 25, 2024          1          0          0          0          0          0          0          0          0
November 25, 2025          1          0          0          0          0          0          0          0          0
November 25, 2026          1          0          0          0          0          0          0          0          0
November 25, 2027          *          0          0          0          0          0          0          0          0
November 25, 2028          *          0          0          0          0          0          0          0          0
November 25, 2029          *          0          0          0          0          0          0          0          0
November 25, 2030          *          0          0          0          0          0          0          0          0
November 25, 2031          0          0          0          0          0          0          0          0          0
Weighted average
life (years)           14.44       1.26       0.47       8.63       5.99       4.43       3.47       3.23       2.53

* Indicates that between zero and 0.5% of initial principal balance is outstanding.

Principal balance as percent of initial principal balance

                                      PERCENTAGE OF PREPAYMENT MODEL
                      ---------------------------------------------------------------
                                         Class IIA-PO Certificates
                      ---------------------------------------------------------------
Distribution day           0%       150%       300%       450%       500%       700%
Initial                  100        100        100        100        100        100
November 25, 2002         96         93         91         88         88         84
November 25, 2003         91         84         76         69         66         57
November 25, 2004         87         72         59         48         44         32
November 25, 2005         81         62         46         33         29         17
November 25, 2006         76         52         35         22         19          9
November 25, 2007         70         44         27         15         12          5
November 25, 2008         64         37         20         10          8          3
November 25, 2009         58         30         15          7          5          1
November 25, 2010         51         24         11          4          3          1
November 25, 2011         43         19          7          3          2          *
November 25, 2012         35         14          5          2          1          *
November 25, 2013         27         10          3          1          1          *
November 25, 2014         18          6          2          *          *          *
November 25, 2015          8          2          1          *          *          *
November 25, 2016          0          0          0          0          0          0
November 25, 2017          0          0          0          0          0          0
November 25, 2018          0          0          0          0          0          0
November 25, 2019          0          0          0          0          0          0
November 25, 2020          0          0          0          0          0          0
November 25, 2021          0          0          0          0          0          0
November 25, 2022          0          0          0          0          0          0
November 25, 2023          0          0          0          0          0          0
November 25, 2024          0          0          0          0          0          0
November 25, 2025          0          0          0          0          0          0
November 25, 2026          0          0          0          0          0          0
November 25, 2027          0          0          0          0          0          0
November 25, 2028          0          0          0          0          0          0
November 25, 2029          0          0          0          0          0          0
November 25, 2030          0          0          0          0          0          0
November 25, 2031          0          0          0          0          0          0
Weighted average
life (years)            8.59       6.01       4.49       3.54       3.31       2.63

                                      PERCENTAGE OF PREPAYMENT MODEL
                      ---------------------------------------------------------------
                                     Class M, B-1 and B-2 Certificates
                      ---------------------------------------------------------------
Distribution day           0%       150%       300%       450%       500%       700%
Initial                  100        100        100        100        100        100
November 25, 2002         98         98         98         98         98         98
November 25, 2003         96         96         96         96         96         96
November 25, 2004         94         94         94         94         94         94
November 25, 2005         91         91         91         91         91         91
November 25, 2006         88         88         88         88         88         88
November 25, 2007         86         83         81         78         77         73
November 25, 2008         82         77         72         66         64         57
November 25, 2009         79         70         61         53         50         39
November 25, 2010         76         62         50         39         36         24
November 25, 2011         72         54         39         27         24         13
November 25, 2012         68         46         30         19         16          7
November 25, 2013         64         39         23         13         10          4
November 25, 2014         59         33         18          9          7          2
November 25, 2015         54         28         13          6          4          1
November 25, 2016         49         23         10          4          3          1
November 25, 2017         47         20          8          3          2          *
November 25, 2018         45         18          6          2          1          *
November 25, 2019         43         15          5          1          1          *
November 25, 2020         41         13          4          1          1          *
November 25, 2021         38         11          3          1          *          *
November 25, 2022         35          9          2          *          *          *
November 25, 2023         32          8          2          *          *          *
November 25, 2024         29          6          1          *          *          *
November 25, 2025         26          5          1          *          *          *
November 25, 2026         22          4          1          *          *          *
November 25, 2027         18          3          *          *          *          *
November 25, 2028         14          2          *          *          *          *
November 25, 2029          9          1          *          *          *          *
November 25, 2030          4          *          *          *          *          *
November 25, 2031          0          0          0          0          0          0
Weighted average
life (years)           16.11      11.50       9.47       8.40       8.14       7.40

* Indicates that between zero and 0.5% of initial principal balance is outstanding.

Yield to maturity

If a Certificate is purchased at a discount from parity (as described below), and the anticipated yield to maturity of the Certificate assumed faster prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Conversely, if a Certificate is purchased at a premium to parity, and the anticipated yield to maturity of the Certificate assumed slower prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Parity is the price at which a Certificate will yield its coupon, after giving effect to any payment delay.

  The yield on the class IA-3 Certificates, which have no principal balance, will be very sensitive to prepayments on the hypothetical loans in the target-rate group I strip. A faster than anticipated rate of prepayment of these loans will lower such class's yield.

  The composite class IA-7 is comprised of four components, two of which have no principal balance. The components may be affected differently by prepayments on the hypothetical loans in the target-rate group I strip, which may in turn affect the yield on class IA-7.

  The yield on the class IIA-PO Certificates, which are not entitled to receive interest, will be very sensitive to prepayments on the hypothetical loans in the PO group II strip. A slower than anticipated rate of prepayment on these loans will lower their yield. Since the PO strip is derived from the discount loans, which accrue interest at a rate below the target rate, it is historically more likely that these loans will prepay more slowly than the premium loans.

  The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with the investor's expectations. In general, the earlier a prepayment is received, the greater the effect on the investor's yield to maturity. As a result, higher (or lower) than anticipated principal payments during the period immediately following the closing date will not be offset by the same amount of lower (or higher) principal payments in a subsequent period.

  CMSI intends to file additional yield tables and other computational material for some classes of Certificates with the SEC in a report on Form 8-K. See "Incorporation of additional SEC filings" below. These tables and materials were prepared by the underwriter at the request of some prospective investors, based on assumptions provided by, and satisfying the special requirements of, the investors. These assumptions may differ from the structuring assumptions and may not be relevant to or appropriate for other investors.

Sensitivity of the class IA-3, IA-7 and IIA-PO Certificates

The following tables indicate sensitivity to various rates of prepayment on the mortgage loans of the pre-tax yields to maturity on a corporate bond equivalent basis of the class IA-3, IA-7 and IIA-PO Certificates. In addition to the structuring assumptions described in "The prepayment model" above, we have assumed that:

- the class IA-3 Certificates will be issued at an aggregate purchase price of approximately 6.59375% of their initial notional principal balance plus accrued interest,

- the class IA-7 Certificates will be issued at an aggregate purchase price of approximately 101.28125% of their initial principal balance plus accrued interest, and

- the class IIA-PO Certificates will be issued at an aggregate purchase price of approximately 69% of their initial principal balance.

  You should note that the only prepayments that affect the class IA-3 and IA-7 Certificates are prepayments on the hypothetical loans in the target-rate group I strip, and the only prepayments that affect the class IIA-PO Certificates are prepayments on the hypothetical loans in the PO group II strip.

Pre-tax yield to maturity of class IA-3, IA-7 and IIA-PO Certificates

              Percentages of prepayment model
-----------------------------------------------------------
          0%      150%     300%     450%     500%     700%
        ------   ------   ------   ------   ------   ------
IA-3    92.561%  66.467%  66.467%  66.467%  66.467%  66.143%
IA-7     7.451    7.111    7.248    7.593    7.606    7.962
IIA-PO   4.588    6.822    9.323   11.873   12.712   15.966

  The pre-tax yields set forth in the preceding table (and in the tables below for yields on offered class B Certificates) were calculated by

- determining the monthly discount rates that, when applied to the streams of cash flows assumed to be paid on the Certificates, would make the discounted present value of the assumed stream of cash flows equal to the assumed purchase price on November 29, 2001 for each class of Certificates, and

-  converting the monthly rates to corporate bond equivalent rates.

  The calculation does not take into account the interest rates at which you might reinvest distributions received by you on the Certificates.

Yields on offered class B Certificates

If the principal balances of the unoffered class B Certificates are reduced to zero, the yields to maturity on the offered class B Certificates will become extremely sensitive to the amount and timing of losses on the mortgage loans, because the losses (other than losses that are not covered by subordination) will be entirely allocated to class B-2 until its principal balance is reduced to zero, and then to class B-1.

  Defaults on the mortgage loans may be measured relative to a default standard or model. The model used in the following tables, the standard default assumption, or SDA, assumes constant default rates of

- 0.02% per annum of the principal balance in the first month of the mortgage loans,

- an additional 0.02% per annum in each month from the second month until the 30th month,

-  0.60% per annum in each month from the 30th month through the 60th month,

- 0.0095% per annum less in each month from the 61st month through the 120th month, and

-  0.03% per annum in each month after the 121st month.

  Mortgage loans that conform to this assumption are said to be 100% SDA. A default assumption of 50% SDA would assume default rates in each month that were 50% of the assumption, and similarly for 150% SDA and other assumptions. No percentage SDA purports to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans.

  The following yield tables have been prepared using the structuring assumptions, except that we assumed that

- scheduled interest and principal payments on the mortgage loans are received timely, except for mortgage loans on which defaults occur in accordance with the indicated percentages of SDA,

- defaults on the group I and the group II mortgage loans would at all times occur at the same rate,

-  all defaulted loans are liquidated after exactly 12 months,

- there are realized losses of a percentage (referred to in the tables as the "loss severity" percentage) of the principal balance at liquidation of the liquidated mortgage loans,

-  all realized losses are covered by subordination,

- the class A group I and group II prepayment percentages are reduced only when permitted as described above under "Prepayments and other unscheduled principal," and

-  there are no interest shortfalls due to prepayments.

  The pre-tax yields shown in the following tables were calculated in the same manner as the pre-tax yields on the class IA-3, IA-7 and IIA-PO Certificates, as described in the preceding section. We assumed purchase prices of

97.421900% of the initial principal balance plus accrued interest for the class B-1 Certificates and 93.781250% of the initial principal balance plus accrued interest for the class B-2 Certificates.

Pre-tax yield to maturity of class B-1 Certificates

                        Percentages of prepayment model

SDA Percentage         20% Loss Severity                   40% Loss Severity
--------------------------------------------------------------------------------------
                 150%    300%    450%    500%     150%      300%      450%      500%
                 -----   -----   -----   -----   -------   -------   -------   -------
 50%             6.824%  6.850%  6.873%  6.880%    6.831%    6.854%    6.874%    6.881%
100%             6.832   6.854   6.874   6.881     0.944     5.267     6.877     6.881
150%             6.043   6.858   6.875   6.882   (28.851)  (18.970)    0.941     3.223
200%             1.303   5.471   6.877   6.882   (40.163)  (34.116)  (24.786)  (10.829)

Pre-tax yield to maturity of class B-2 Certificates

                        Percentages of prepayment model

SDA Percentage           20% Loss Severity                      40% Loss Severity
-------------------------------------------------------------------------------------------
                  150%      300%      450%    500%     150%      300%      450%      500%
                 -------   -------   ------   -----   -------   -------   -------   -------
 50%               7.363%    7.441%   7.508%  7.527%    4.945%    7.450%    7.509%    7.529%
100%               5.046     7.451    7.510   7.529   (32.234)  (24.823)   (2.826)    0.206
150%             (20.051)    1.014    6.223   7.334   (47.685)  (43.201)  (36.916)  (34.313)
200%             (31.996)  (24.439)  (2.444)  0.565   (57.846)  (54.775)  (50.328)  (48.821)

The following table shows aggregate realized losses on all the Certificates under the assumptions used in preparing the preceding tables, expressed as a percentage of the aggregate initial principal balance of the Certificates:

Aggregate realized losses

                        Percentages of prepayment model

SDA Percentage         20% Loss Severity               40% Loss Severity
------------------------------------------------------------------------------
                 150%    300%    450%    500%    150%    300%    450%    500%
                 -----   -----   -----   -----   -----   -----   -----   -----
 50%             0.263%  0.199%  0.155%  0.143%  0.525%  0.398%  0.309%  0.285%
100%             0.522   0.395   0.308   0.284   1.043   0.791   0.615   0.568
150%             0.777   0.590   0.459   0.424   1.554   1.179   0.918   0.848
200%             1.028   0.781   0.609   0.563   2.057   1.563   1.218   1.126

Investors should note that

- the loss severity percentage does not purport to be a historical description of loss severity experience or a prediction of the anticipated loss severity of any pool of mortgage loans, and

- even if subsequently cured, delinquencies may affect the timing of distributions on the offered class B Certificates, because the entire amount of the delinquencies would be borne by the offered class B subclasses in reverse order of seniority before they would affect the class M and A Certificates.

Voting Rights

At all times,

- 97% of the voting rights of registered holders of the Certificates will be allocated among the class A (other than the IA-3, IA-IO and IIA-IO), M and B Certificates in proportion to their principal balances, and

- 1% of such voting rights will be allocated to the class IA-3 Certificates, 1% of such voting rights will be allocated to the class IA-IO Certificates and 1% of such voting rights will be allocated to the class IIA-IO Certificates.

Additional ERISA considerations

The Department of Labor has granted the underwriter of the offered Certificates, UBS Warburg LLC (UBS Warburg), an administrative exemption, Prohibited Transaction Exemption PTE 91-22, from some of ERISA'S prohibited transaction rules and some of the excise taxes imposed by the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by ERISA plans of certificates in pass-through trusts that meet the conditions and requirements of the underwriter's exemption. The underwriter's exemption should apply to the acquisition, holding, and resale of the offered Certificates by an ERISA plan, provided that specified conditions are met, including

- the acquisition of offered Certificates by an ERISA plan is on terms that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party,

- at the time the ERISA plan acquired the offered Certificates, Standard and Poor's Ratings Group, Fitch or Moody's rated the Certificates in one of the four highest generic rating categories,

- the sum of all payments made to the underwriter in connection with the distribution of the offered Certificates represents not more than reasonable compensation for underwriting those Certificates, and

- the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the services provided to the Trust by the servicer and for reimbursement of the servicer's reasonable expenses in providing those services.

  The underwriter's exemption does not apply to the acquisition and holding of offered Certificates by ERISA plans sponsored by CMSI, the underwriter, the Trustee or any of their affiliates. Moreover, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements

- an ERISA plan's investment in each class or subclass of offered Certificates does not exceed 25% of the outstanding amount of that class or subclass at the time it acquired that position, and

- immediately after it acquired that position, no more than 25% of the assets of an ERISA plan with respect to which the person who has discretionary authority or renders advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same person.

  A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Internal Revenue Code section 4975. However, a governmental plan may be subject to similar federal, state or local laws. A fiduciary of a governmental plan should make its own determination as to the need for the availability of any exemptive relief under such similar laws.

Legal investment

The offered class A and class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, (SMMEA), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The offered class B Certificates will not be "mortgage related securities" under SMMEA.

Federal income tax consequences

The assets of the Trust will consist of mortgage loans. For federal income tax purposes, an election will be made to treat the Trust as one or more REMICS. Each class of the offered Certificates (or, with respect to class IA-7, each component) will be designated as a regular interest in a REMIC. Offered Certificates will be treated as debt instruments for U.S. federal income tax purposes.

  It is anticipated that

-  the class IIA-PO Certificates will be issued with original issue discount
(OID) equal to the excess of their initial principal balance over their issue price,

- the class IA-3 Certificates will be issued with OID equal to the excess of all distributions of interest expected to be received on those

Certificates over their issue price (including accrued interest from November 1, 2001),

- the class IA-7 and IA-8 Certificates will be issued with OID equal to the excess of the sum of all distributions of principal and interest (whether current or accrued) expected to be received on those Certificates over their respective issue prices (including accrued interest from November 1, 2001),

- the class B-2 Certificates will be issued with OID equal to the excess of their initial principal balance (plus four days of accrued interest) over their issue price (including accrued interest from November 1, 2001),

- the class IA-1, IA-2, IA-4, IA-5, IA-6, and IIA-1 Certificates will be issued at a premium, and

-  the class M and B-1 Certificates will be issued with de minimis OID.

  The offered Certificates will be treated as

- "loans . . . secured by an interest in real property which is . . . residential real property" and "regular interests in a REMIC" for domestic building and loan associations,

-  "real estate assets" for real estate investment trusts,

-  "qualified mortgages" for another REMIC, and

-  "permitted assets" for a financial asset securitization investment trust.

PLAN OF DISTRIBUTION

Subject to the terms and conditions of the underwriting agreement among UBS Warburg, Citicorp and CMSI, UBS Warburg, as underwriter, will purchase the offered Certificates from CMSI upon issuance. The underwriter has committed to purchase all the offered Certificates if any Certificates are purchased. The underwriter will distribute the offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

  Proceeds to CMSI will be approximately

-  100.48800% the aggregate initial principal balance of the class A
Certificates,

- 96.52000% of the aggregate initial principal balance of the class M Certificates and

- 93.06897% of the aggregate initial principal balance of the offered class B Certificates, plus accrued interest at the rate of 6.50% for the class A group I classes, 6.25% for the class A group II classes and approximately 6.4166% for the class M and B Certificates and before deducting expenses of approximately $320,000 payable by CMSI. However, if the aggregate initial principal balance of the class A Certificates is less than $292,646,933, the aggregate proceeds to CMSI (as a percentage of the aggregate initial principal balance of the class A Certificates) will be adjusted upwards by not more than 0.001% and if the aggregate initial principal balance of the class A Certificates is greater than $292,646,933, the aggregate proceeds to CMSI (stated as a percentage of the aggregate initial principal balance of the class A Certificates) will be adjusted downwards by not more than 0.001%. In connection with the purchase and sale of the offered Certificates, the underwriter may be deemed to have received compensation from CMSI in the form of underwriting discounts.

  Subject to the terms and conditions of the purchase agreement among Citicorp, CMSI and UBS Warburg, UBS Warburg will purchase the unoffered class B Certificates upon issuance. UBS Warburg has committed to purchase all of the unoffered class B Certificates if any offered Certificates are purchased. UBS Warburg will offer the unoffered class B Certificates through one or more negotiated transactions, as a private placement to a limited number of institutional investors. The closing of the sale of the unoffered class B Certificates is a condition to the closing of the sale of the offered Certificates to the underwriter.

  The underwriting agreement provides that CMSI and Citicorp will indemnify the underwriter against certain civil liabilities under the Securities Act of 1933 or contribute to payments the underwriter may be required to make under that Act.

  In connection with this offering, the underwriter may over-allot or effect transactions that stabilize or maintain the market price of the offered Certificates at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

  CMSI anticipates that Certificates will be sold primarily to institutional investors. A purchaser of Certificates, including a dealer, may be deemed to be an "underwriter" of those securities under the Securities Act of 1933 in making re-offers and sales by it of Certificates. Certificate holders should consult their legal advisers as to the consequences of being deemed an "underwriter."

  Underwriters and agents participating in the distribution of the Certificates, and their affiliates, may engage in transactions with and perform services for Citicorp or its affiliates in the ordinary course of business.

Legal opinions

Legal opinions will be delivered for CMSI and Citicorp by John R. Dye, as Associate General Counsel--Corporate Law of Citigroup, and for the underwriter by Cadwalader, Wickersham & Taft, New York, New York. Rona Daniels, Vice President and Tax Counsel for Asset Securitization of Citibank, will deliver an opinion on federal income tax matters for CMSI. Mr. Dye and Ms. Daniels each owns or has the right to acquire less than 0.01% of the outstanding common stock of Citigroup. Cadwalader, Wickersham & Taft, will deliver an opinion on ERISA matters for CMSI.

Incorporation of additional SEC filings

The following documents filed with the SEC by CMSI under the Securities Exchange Act of 1934 are incorporated by reference in this prospectus as of their filing dates:

- Current Reports on Form 8-K dated November 8, 2001 and November 27, 2001 filed pursuant to Section 13, and

- all reports subsequently filed pursuant to sections 13(a), 13(c) or 15(d) prior to the termination of the offering of the Certificates.

APPENDIX--DETAILED DESCRIPTION OF THE MORTGAGE LOANS

The following tables give additional information about the mortgage loans as of November 1, 2001. The mortgage loans actually included in the Trust may differ from their description below, but the differences will not be material.

Years of origination

                               GROUP I LOANS            GROUP II LOANS               COMBINED
                                      AGGREGATE                 AGGREGATE                 AGGREGATE
                           NUMBER     PRINCIPAL      NUMBER     PRINCIPAL      NUMBER     PRINCIPAL
    YEAR ORIGINATED       OF LOANS     BALANCE      OF LOANS     BALANCE      OF LOANS     BALANCE
2000                          0      $          0       1      $    305,103        1     $    305,103
2001                        488       200,182,908     222        99,817,661      710      300,000,569
-----------------------------------------------------------------------------------------------------
     Total                  488      $200,182,908     223      $100,122,764      711     $300,305,672

Types of dwellings

                               GROUP I LOANS            GROUP II LOANS               COMBINED
                                      AGGREGATE                 AGGREGATE                 AGGREGATE
                           NUMBER     PRINCIPAL      NUMBER     PRINCIPAL      NUMBER     PRINCIPAL
TYPES OF DWELLINGS        OF LOANS     BALANCE      OF LOANS     BALANCE      OF LOANS     BALANCE
Detached house              437      $181,227,741     212      $ 95,044,426      649     $276,272,167
2 to 4 family                 5         2,316,386       1           437,124        6        2,753,510
Townhouse                     8         2,646,246       4         2,278,022       12        4,924,268
Condominium
(one to four stories)        17         5,780,895       2           744,889       19        6,525,784
Condominium
(over four stories)           3         1,312,419       2           719,292        5        2,031,711
Cooperative                  18         6,899,221       2           899,011       20        7,798,232
-----------------------------------------------------------------------------------------------------
     Total                  488      $200,182,908     223      $100,122,764      711     $300,305,672

Number of units in dwellings

                               GROUP I LOANS            GROUP II LOANS               COMBINED
                                      AGGREGATE                 AGGREGATE                 AGGREGATE
                           NUMBER     PRINCIPAL      NUMBER     PRINCIPAL      NUMBER     PRINCIPAL
TYPE                      OF LOANS     BALANCE      OF LOANS     BALANCE      OF LOANS     BALANCE
1-family                    483      $197,866,522     222      $ 99,685,640      705     $297,552,162
2-family                      5         2,316,386       0                 0        5        2,316,386
3-family                      0                 0       1           437,124        1          437,124
-----------------------------------------------------------------------------------------------------
     Total                  488      $200,182,908     223      $100,122,764      711     $300,305,672

Size of loans

                                 GROUP I LOANS            GROUP II LOANS               COMBINED
                                        AGGREGATE                 AGGREGATE                 AGGREGATE
                             NUMBER     PRINCIPAL      NUMBER     PRINCIPAL      NUMBER     PRINCIPAL
    PRINCIPAL BALANCE       OF LOANS     BALANCE      OF LOANS     BALANCE      OF LOANS     BALANCE
$149,000 and under              7      $    741,238       0      $          0       7      $    741,238
150,000 through 199,999         2           340,532       1           186,239       3           526,771
200,000 through 249,999         1           212,429       0                 0       1           212,429
250,000 through 299,999        39        11,413,213      14         4,036,419      53        15,449,632
300,000 through 349,999       123        40,464,047      52        16,936,192     175        57,400,239
350,000 through 399,999       116        43,674,338      42        15,819,473     158        59,493,811
400,000 through 449,999        63        26,859,457      32        13,530,243      95        40,389,700
450,000 through 499,999        53        25,370,905      29        13,959,821      82        39,330,726
500,000 through 549,999        31        16,196,114       8         4,216,773      39        20,412,887
550,000 through 599,999        13         7,529,759      12         6,898,577      25        14,428,336
600,000 through 649,999        16        10,165,793      10         6,325,739      26        16,491,532
650,000 through 699,999        20        13,695,416       9         6,078,378      29        19,773,794
700,000 through 749,999         1           739,437       5         3,659,297       6         4,398,734
750,000 through 799,999         1           799,360       1           773,206       2         1,572,566
800,000 through 849,999         0                 0       1           837,028       1           837,028
850,000 through 949,999         0                 0       1           894,243       1           894,243
950,000 and over                2         1,980,870       6         5,971,136       8         7,952,006
-------------------------------------------------------------------------------------------------------
     Total                    488      $200,182,908     223      $100,122,764     711      $300,305,672

Distribution by interest rates

                                 GROUP I LOANS            GROUP II LOANS               COMBINED
                                        AGGREGATE                 AGGREGATE                 AGGREGATE
                             NUMBER     PRINCIPAL      NUMBER     PRINCIPAL      NUMBER     PRINCIPAL
      INTEREST RATE         OF LOANS     BALANCE      OF LOANS     BALANCE      OF LOANS     BALANCE
6.250% - 6.500%                 0      $          0      20      $  8,761,206      20      $  8,761,206
6.501% - 7.000%               113        46,614,721     166        74,965,841     279       121,580,562
7.001% - 7.500%               347       142,126,325      37        16,395,717     384       158,522,042
7.501% - 8.000%                28        11,441,862       0                 0      28        11,441,862
-------------------------------------------------------------------------------------------------------
     Total                    488      $200,182,908     223      $100,122,764     711      $300,305,672

Distribution by loan-to-value ratio at origination

                                 GROUP I LOANS            GROUP II LOANS               COMBINED
                                        AGGREGATE                 AGGREGATE                 AGGREGATE
                             NUMBER     PRINCIPAL      NUMBER     PRINCIPAL      NUMBER     PRINCIPAL
   LOAN-TO-VALUE RATIO      OF LOANS     BALANCE      OF LOANS     BALANCE      OF LOANS     BALANCE
65.00% and below              105      $ 47,387,236     120      $ 56,222,685     225      $103,609,921
65.001% - 75.000%             119        49,662,727      49        21,062,254     168        70,724,981
75.001% - 80.000%             204        82,768,633      49        20,956,763     253       103,725,396
80.001% - 85.000%               7         2,772,269       3         1,272,632      10         4,044,901
85.001% - 90.000%              49        16,759,358       2           608,430      51        17,367,788
90.001% - 95.000%               4           832,685       0                 0       4           832,685
-------------------------------------------------------------------------------------------------------
     Total                    488      $200,182,908     223      $100,122,764     711      $300,305,672

Geographic distribution

                           GROUP I LOANS            GROUP II LOANS               COMBINED
                                  AGGREGATE                 AGGREGATE                 AGGREGATE
                       NUMBER     PRINCIPAL      NUMBER     PRINCIPAL      NUMBER     PRINCIPAL
STATE                 OF LOANS     BALANCE      OF LOANS     BALANCE      OF LOANS     BALANCE
Alabama                   4      $  1,637,194       4      $  1,783,691       8      $  3,420,885
Arizona                  10         4,115,136       1           588,213      11         4,703,349
Arkansas                  2           662,897       1           311,470       3           974,367
California              133        55,328,902      57        26,361,348     190        81,690,250
Colorado                 16         6,935,456       5         2,903,614      21         9,839,070
Connecticut              14         5,343,107       1           682,616      15         6,025,723
District of Columbia      3         1,558,791       1           326,965       4         1,885,756
Florida                  10         4,022,830       6         2,293,227      16         6,316,057
Georgia                  19         7,138,302       9         4,542,660      28        11,680,962
Illinois                 16         7,302,076       9         3,983,304      25        11,285,380
Indiana                   2           733,862       3         1,641,933       5         2,375,795
Kentucky                  1            85,942       0                 0       1            85,942
Louisiana                 1           459,262       1           404,340       2           863,602
Maryland                 14         5,956,608       7         2,824,569      21         8,781,177
Massachusetts            26        11,107,228      12         5,077,003      38        16,184,231
Michigan                  6         1,968,157       2           578,309       8         2,546,466
Minnesota                 5         2,232,315       1           460,530       6         2,692,845
Mississippi               1           307,275       1           396,109       2           703,384
Missouri                 12         5,220,129       6         2,397,772      18         7,617,901
Montana                   1           347,927       0                 0       1           347,927
Nevada                    8         3,696,205       2           749,886      10         4,446,091
New Hampshire             1           431,290       0                 0       1           431,290
New Jersey               33        13,186,858      13         5,881,182      46        19,068,040
New Mexico                0                 0       1           275,247       1           275,247
New York                 68        28,457,943      19         8,680,887      87        37,138,830
North Carolina           11         4,155,858      10         4,085,599      21         8,241,457

                           GROUP I LOANS            GROUP II LOANS               COMBINED
                                  AGGREGATE                 AGGREGATE                 AGGREGATE
                       NUMBER     PRINCIPAL      NUMBER     PRINCIPAL      NUMBER     PRINCIPAL
STATE                 OF LOANS     BALANCE      OF LOANS     BALANCE      OF LOANS     BALANCE
Ohio                      2      $    853,312       2      $    678,035       4      $  1,531,347
Oregon                    1           298,845       2           900,703       3         1,199,548
Pennsylvania              6         2,024,616       2           623,098       8         2,647,714
South Carolina            6         2,379,435       9         3,819,430      15         6,198,865
Tennessee                 5         2,337,513       4         2,376,718       9         4,714,231
Texas                    11         4,421,377      17         8,309,786      28        12,731,163
Utah                      2           683,671       0                 0       2           683,671
Vermont                   1           125,899       1           336,831       2           462,730
Virginia                 25         9,633,730       9         3,325,510      34        12,959,240
Washington               11         4,669,451       4         2,025,518      15         6,694,969
West Virginia             1           363,509       0                 0       1           363,509
Wisconsin                 0                 0       1           496,661       1           496,661
-------------------------------------------------------------------------------------------------
     Total              488      $200,182,908     223      $100,122,764     711      $300,305,672

Core prospectus
October 23, 2001

Citicorp Mortgage Securities, Inc.
12855 North Outer Forty Drive
St. Louis, MO 63141
(314) 851-1467
www.citimortgagembs.com

REMIC Pass-Through Certificates
--------------------------------------------------------------------------------

Holders of Certificates will have an interest in a Trust whose assets consist principally of mortgage loans, or interests in mortgage loans, on one- to four-family residences or cooperative apartments. Each Certificate will entitle its holder to a portion of distributions of principal and interest payments that the Trust receives on the mortgage loans or mortgage loan interest, as described in this prospectus.

                    YOU SHOULD READ "GENERAL RISK FACTORS,"
                  BEGINNING ON PAGE 3 OF THIS CORE PROSPECTUS,
                  AND ANY "SERIES RISK FACTORS" SECTION IN THE
                   PRECEDING SUPPLEMENT, BEFORE YOU PURCHASE
                               ANY CERTIFICATES.

Summary

The Certificates

Citicorp Mortgage Securities, Inc. (CMSI) will set up a Trust under New York law that will purchase a pool of mortgage loans from CMSI. The Trustee for the Trust is identified in the supplement. The Trustee is not affiliated with CMSI.

  Each mortgage loan will be secured, usually by a first-priority mortgage on a one- to four-family residential property. Some mortgage loans may be loans on cooperative apartments, which will be secured by a first-priority lien on shares in a cooperative apartment corporation and the related lease or occupancy agreement. Other mortgage loans may be secured by leases of residential property. The supplement describes the specific properties of the mortgage loans.

  The mortgage loans in the Trust may be either

- affiliated mortgage loans originated by CMSI or its affiliates or purchased from third parties and serviced by CMSI or its affiliates, or

- third-party mortgage loans originated by third parties and sold to CMSI on a "servicing retained" basis--that is, where a third-party continues to service the loan.

  The Trust will sell Certificates evidencing interests in one pool of mortgage loans. The Certificates offered by the Trust will comprise a single Series of Certificates. A Certificate holder will own, through the Trust, a portion of the payments on the mortgage loans received by the Trust and other property held by the Trust. Payments received by the Trust will, after deduction of servicing and other costs, be distributed to the Certificate holders.

  The Trust will receive scheduled payments of principal and interest on the mortgage loans, prepayments of principal, proceeds of foreclosure proceedings on the mortgaged properties securing the mortgage loans and payments of hazard or other insurance on the mortgaged properties or mortgage loans. The Trust may also receive other payments described in this prospectus. Other property of the Trust may include mortgaged properties acquired by foreclosure, reserve funds or other credit support, and insurance policies. The Trust's expenses will include fees paid to CMSI and/or others for servicing the mortgage loans, expenses of foreclosure proceedings, and other expenses.

Different classes of Certificates

A Series of Certificates will usually consist of several classes of Certificates. Some classes of Certificates may not be offered publicly but may be sold privately (including sales to CMSI or an affiliated company). Only Certificates rated as investment grade by a nationally recognized rating agency will be offered to the public.

  Holders of Certificates in different classes will be entitled to different distributions out of payments received by the Trust. For example:

- Different classes may not receive interest at the same rate on their principal balances. Some principal-only, or PO, classes may receive no interest at all.

- Some classes may receive interest but not principal. Such interest-only, or IO classes will receive interest on a "notional" principal balance, but will not receive distributions of any part of their notional principal balance.

- Some accrual classes may not receive interest distributions for a specified period, with the deferred interest being added to the class's principal balance. The interest distributions that would otherwise have gone to the accrual classes will be used to reduce the principal balance of one or more accretion directed classes of certificates.

- Some classes may not receive distributions of some or all of their principal for a stated time or until a stated event (such as reduction to zero of the principal balance of another class). As a result, some classes will have their principal balances reduced faster than other classes.

- Some classes may be subordinated to other more senior classes. If there are delinquencies or losses on the mortgage loans so that the Trust does not have enough money to distribute the accrued interest and principal to all the classes, the subordinated classes as a group will absorb a disproportionately large amount of these shortfalls or losses.

  A class of Certificates may be divided into subclasses. References to "classes" of Certificates will include subclasses, unless otherwise noted.

  The supplement describes each class of Certificates in the Series.

REMIC election

The Trust will elect to be treated as a "real estate mortgage investment conduit" (or REMIC) under US federal tax laws. The Trust may be comprised of multiple REMICs. A REMIC is generally not subject to US federal corporate tax, so payments of principal and interest received by the Trust can generally be distributed to Certificate holders without deduction for those taxes. See "Taxation of the Trust" below.

Trusts of Certificates

The Trust may contain in addition to, or instead of, mortgage loans, mortgage-backed securities issued by the Government National Mortgage Association (popularly known as Ginnie Mae), the Federal Home Loan Mortgage Corporation (popularly known as Freddie Mac), Fannie Mae (formerly Federal National Mortgage Association) (collectively, agency certificates) or by other REMICs. Principal and interest received on agency certificates or REMIC securities will be distributed to Certificate holders in much the same way as principal and interest payments received on mortgage loans.

General risk factors

You should consider the following general risk factors, and any risk factors described in the supplement that are specific to the Series, before you purchase any Certificates.

Limited liquidity

The liquidity of the Certificates may be limited.

- A secondary market for a class of Certificates may not develop or, if it does, it may not provide you with liquidity of investment or continue for the life of the Certificates.

- While CMSI anticipates that the underwriter will establish a secondary market for the Certificates, the underwriter will not have to do so or to continue doing so for any period of time.

- CMSI does not intend to list any Certificates on a securities exchange or automated quotation system.

Limited assets

The Trust's assets are generally limited to mortgage loans. If payments and recoveries on the mortgage loans are insufficient to make all distributions of interest and principal on the Certificates, there may be no other assets available to make up the deficiency.

  CMSI may advance its own funds to cover delinquent scheduled payments of principal or interest on the mortgage loans it services, but is not obligated to do so. CMSI intends to make advances to the extent it determines that the funds advanced will be reimbursed to it from future payments and collections on the related mortgage loans. If CMSI fails to make an advance, the Trustee, acting in its individual capacity and not as Trustee, will make an advance to cover delinquencies, but only to the extent it believes its advances will be reimbursed from future payments and collections on the related mortgage loans.

  Other servicers and master servicers of third-party mortgage loans must advance their own funds to cover delinquent scheduled payments of principal and interest on the loans they service, but only to the extent they determine that the funds advanced will be reimbursed from future payments and collections on the related mortgage loans.

  To the extent that CMSI, other servicers and master servicers and the Trustee do not make advances, the only source of cash for distributions on the Certificates will be cash received on the mortgage loans.

Uncertainty of yields

The yield to maturity of each class of Certificates will be sensitive, in varying degrees, to

- the rate of principal prepayments and other unscheduled receipts on the mortgage loans,

- the allocation of prepayments and unscheduled receipts among the classes of Certificates,

- the amount, timing and cause of losses and payment shortfalls on the mortgage loans,

- the allocation of losses and distribution shortfalls among the classes of Certificates, and

- any difference between the purchase price of a Certificate and its principal balance at the time of purchase.

  If you purchase a Certificate at a discount, a slower than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. If you purchase a Certificate at a premium, a faster than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. If losses or distribution shortfalls are allocated to your Certificates, your actual yield will be adversely affected. You should therefore understand the terms and conditions of any Certificates in which you are considering an investment and the priorities for principal and interest distributions and allocations of losses and shortfalls before you make an investment. See "Distributions on the Certificates" below and "Distributions of interest," "Distributions of principal," "Losses" and "Sensitivity of Certificates to prepayments" in the supplement.

Legal investment

Institutions whose investment activities are subject to legal investment laws and regulations or to regulatory review may be subject to restrictions on investment in Certificates. CMSI cannot represent that any class of Certificates will be a legal investment for you. You should consult your counsel on whether any class of Certificates is a legal investment for you.

Restrictions on transfer

The purchase and holding of subordinated classes of Certificates by or on behalf of an employee benefit plan subject to the Employee Retirement Security Act of 1974 (ERISA) may result in prohibited transactions under ERISA, the Internal Revenue Code or similar law. These laws may restrict the number and types of investors that can buy certain subordinated classes of Certificates and could therefore adversely affect the liquidity of these Certificates.

  The Trust will not register or recognize a transfer of Certificates of a subordinated class unless the transferee satisfies the conditions set forth in "ERISA considerations--Class exemption" below.

DISTRIBUTIONS ON THE CERTIFICATES

Scheduled payments on mortgage loans

Each mortgage loan will have a scheduled payment that is due on the first day of each month. The scheduled payment will consist of

- interest on the unpaid principal amount (the principal balance) of the mortgage loan for the preceding month, and

-  a specified part of the principal balance.

Scheduled payments may also include payments for real estate taxes or other assessments and property insurance. The homeowner usually has a grace period in which he or she can make the payment without having to pay additional interest or a late payment charge. (In this prospectus, we often refer to the borrower under a mortgage loan as the homeowner, even though he or she may be a tenant or a cooperative apartment shareholder.)

Property of the Trust; the cut-off date

The principal balance of each mortgage loan in the Trust will be determined as of the first day of the month in which the Certificates are issued (the cut-off date). Prepayments of principal received on or before the cut-off date will not be property of the Trust. Nor will scheduled payments of principal and interest for months ending before the cut-off date, even if the homeowners make the payments on or after the cut-off date.

  Example: A Trust issues Certificates on January 15. Then January 1 is the cut-off date. Principal prepayments received on or before January 1 are not property of the Trust, nor are scheduled payments of principal and interest due on or before January 1, no matter when they are received. Principal prepayments received after January 1 are property of the Trust, as are scheduled payments due on February 1 or later, even if the scheduled payments were received before the cut-off date.

Distribution of scheduled payments

CMSI, as paying agent for the Trust, will distribute principal and interest on the Certificates at regular intervals. For most Series of Certificates, distributions will be made monthly, but distributions can be made quarterly, semi-annually or at other intervals, but not less often than annually. In this core prospectus, unless otherwise stated, it will be assumed that distributions are monthly.

  On the 18th day of each month (the determination day), CMSI will determine how much of the scheduled principal and interest payments due on the first day of that month has been received by the persons administering and servicing the mortgage loans (the servicers) and forwarded to the Trust. After deduction of the servicers' fees, these funds will be distributed on the 25th day of the month (the distribution day) to the Certificate holders as principal and interest on the Certificates. (If the 18th day of the month is not a business day, the determination day will be the next business day after the 18th; similarly for the distribution day.)

  Interest will be paid on each class of Certificates at the rate stated for the class in the supplement. The interest rate for a class of Certificates may differ from the average interest rate on the mortgage loans or the rate on any particular mortgage loan. Principal will be distributed to the various classes of Certificates in accordance with the priorities stated in the supplement.

  In addition to those regular classes of Certificates that have a principal balance and/or an interest rate, there will be one or more residual classes of Certificates that will have no interest rate and may have no principal balance. A residual class will receive in each month only part or all of any amounts that were available for distribution but that exceeded the distributions to be made to the regular classes.

Calculation of interest; effective rate

Monthly distributions of interest on those Certificates having a fixed rate of interest are calculated on the basis of a 360-day year of twelve 30-day months. This means that

- interest for a calendar month will be calculated by multiplying the principal balance by 1/12 of the annual interest rate for the Certificate, regardless of the number of days in the month, and

- interest for a part of a calendar month will be calculated by multiplying the principal balance by the annual interest rate for the Certificate times a fraction that is the number of days in the month for which interest is owed over 360.

  Calculation of interest for any Certificates bearing a variable or floating rate of interest is described in the supplement.

  Interest accrued on mortgage loans during a calendar month will be due from the homeowner on the first day of the following month, along with the scheduled principal payment due on that first day, but will not be distributed to Certificate holders until the distribution day. These payments of principal and interest will not accrue interest from the first day of the month to the distribution day. For example, interest accrued during January on the principal balances of the mortgage loans, and the scheduled payments of principal, will be due from the homeowners on February 1 but will not earn interest from February 1 to the February 25 distribution day. This delay in the Certificate holder's receipt of principal and interest for a period during which no additional interest accrues means that the effective interest rate on a Certificate with a fixed interest rate will be lower than its stated interest rate.

Adequacy of scheduled payments

The Certificates in each Series will usually be structured so that the aggregate principal balances of the mortgage loans in the Trust at the cut-off date (without regard to principal prepayments received on or before the cut-off date or scheduled payments due on or before the cut-off date) will equal the aggregate principal balances of the Certificates. Moreover, the aggregate principal balance of the Certificates on each distribution day after the distribution has been made will equal the aggregate scheduled principal balance of the mortgage loans.

  The scheduled principal balance of a mortgage loan on a distribution day will equal its actual principal balance, except that it is assumed that

-  no prepayments (whole or partial) have been made during that month, and

- the homeowner has made all scheduled payments of principal and interest that have become due, and has not made a scheduled payment that is not yet due.

  If each homeowner were to make all of his or her scheduled monthly payments of principal and interest before the determination day for the month, and never prepay any principal (see below), the Trust would have sufficient funds (1) to distribute interest to all the classes of Certificates at their interest rates on each distribution day and (2) to distribute the last installment of the aggregate principal balance of the Certificates by no later than the distribution day following the last scheduled payment of principal and interest on any mortgage loan. While it is extremely unlikely that no homeowner will be late or otherwise default on a mortgage loan payment, or that no homeowner will make a principal prepayment, understanding the adequacy of the scheduled payments on the mortgage loans to provide funds for full distributions on the Certificates will help you understand the effects of the Trust's receipt of payments that are larger or smaller than scheduled.

  If the Trust does not have enough money on a distribution day to distribute all the principal and interest required to be distributed to a particular class, available funds will first be used to distribute current interest, then past due interest and lastly principal to the class. Money available for distribution may be applied to principal or interest on a class without regard to whether it was received as principal or interest on a mortgage loan. Thus, cash received by the Trust as principal payments on mortgage loans may be distributed to Certificate holders as interest, and vice-versa. Principal and interest will be distributed to the Certificates within a single class in proportion to the principal balances of the Certificates.

  You should note that when we say that the Trust does not have enough money on a distribution day to distribute all required principal and interest, we mean only that the Trust has not received enough money that is available for distribution on the distribution day. For instance, a scheduled payment that the Trust receives after the determination day is not available to be distributed on the following distribution day. Also, as described below, prepayments will not be available for distribution until a later distribution day, and escrowed or other funds held by the Trust or a servicer for a special purpose (such as the payment of real estate taxes on the mortgaged properties) will not be available for distribution at all.

Delinquencies and their effect; advances

Homeowners from time to time delay making scheduled payments of principal and interest until after the determination day for the month. Even a small number of delinquent payments could mean that the Trust will not have enough money available to make full distribution of principal and interest to all the Certificates on the distribution day.

  If the Trust does not have enough money on a distribution day to distribute full interest and principal to all classes of Certificates, it could use money received as principal payments on mortgage loans to pay interest to Certificate holders. If the Trust were to do so, it would have to allocate a principal loss to some classes of Certificates. A loss allocation would be required to keep the aggregate scheduled principal balance of the mortgage loans the same as the aggregate principal balance of the Certificates.

  To avoid a loss allocation to a class of Certificates,

- the Trust may advance prepayments received in the month of the distribution day to cover shortfalls, and

- if such prepayments are not adequate to enable the Trust to make a full distribution, CMSI, any third-party servicers and the Trustee may advance money to the Trust to enable it to make full distributions on the Certificates.

  If the Trust uses prepayments received in the month of the distribution day to cover shortfalls on that distribution day, the Trust will reim-burse itself out of payments received for the following month.

  While not required to do so, CMSI may make a voluntary advance to the Trust of a delinquent payment on an affiliated mortgage loan, and a third-party servicer may make a voluntary advance of a delinquent payment on a third-party mortgage loan. A delinquent payment, and the advance, may be for principal, interest, taxes or insurance premiums.

  CMSI intends to make a voluntary advance for a delinquent payment on an affiliated mortgage loan if it believes the advance will be recoverable from future payments and proceeds on the loan. The Trust will reimburse CMSI or a third-party servicer for a voluntary advance, without interest, out of later payments received on the mortgage loan for which the advance was made, or if CMSI determines that the advance will not be recoverable from payments on that mortgage loan, from payments on other mortgage loans.

  If on a distribution day, the scheduled payments due in that month that have actually been received from homeowners, prepayments received in that month and voluntary advances made by CMSI and any third-party servicers are less than the scheduled payments due in that month from homeowners, the Trustee will advance the difference to the Trust, but only up to an amount the Trustee determines will be recoverable from future payments, proceeds or recoveries on the mortgage loans. The Trustee will make separate determinations and advances for the affiliated mortgage loans and for the third-party mortgage loans. In determining whether to make, and in making, an advance, the Trustee will be acting in its individual capacity, and not as a trustee. Advances by the Trustee on affiliated mortgage loans will be reimbursed from future payments on affiliated mortgage loans received by the Trust, and similarly for advances on third-party mortgage loans.

Prepayments on mortgage loans

A homeowner may prepay part or all of his or her mortgage loan at any time. That is, a homeowner can pay more principal than he or she is scheduled to pay. The homeowner can include this additional payment with the scheduled payment of principal and interest, or can pay it at some other time. A homeowner will usually not incur an additional prepayment charge for prepaying a mortgage loan. A mortgage loan may also be prepaid in other circumstances, described in "Types of prepayment" below.

  CMSI anticipates that a significant number of mortgage loans will be prepaid in whole or in part. Homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds will all influence the level of prepayments.

Delay in distribution of prepayments

Prepayments received by the servicers in a calendar month will generally not be distributed as principal to Certificate holders until the distribution day in the following month. For example, if $1,000 of prepayments are received in March, the Trust will distribute these prepayments to the Certificate holders on the April 25 distribution day. Accordingly, if a homeowner on March 1 makes the scheduled payment due on that date, and simultaneously makes a full or partial prepayment, the homeowner's scheduled payment will be distributed on the March 25 distribution day but the prepayment will not be available for distribution until the April 25 distribution day.

  (Prepayments received in a month may be advanced by the Trust to cover shortfalls on a distribution day in that month, as described in "Delinquencies and their effect; advances" above.)

Effect of prepayments

Prepayments can have a number of effects on the Certificates:

- Prepayments increase the speed at which the principal balance of the Certificates will be distributed. Principal distributions that are faster or slower than anticipated can profoundly affect the return, or yield, on a Certificate. Consider for example a Series consisting of just two classes--an interest-only (IO) class and a principal-only (PO) class. (This is an unlikely structure for a Series, but one in which the effect of prepayments can be clearly seen.) If prepayments on the mortgage loans are greater than anticipated, the PO class will be paid off faster, and the IO class will receive less interest, than anticipated. In the extremely unlikely event that all the mortgage loans are completely prepaid in the first month, the PO class will be paid off on the first distribution day, greatly increasing its rate of return, while the IO class will receive only one distribution of interest. Conversely, if prepayments are less than anticipated, the IO class would benefit, but the PO class would see its yield reduced.

  Generally speaking, if the price of a Certificate is greater than its principal balance (which is always true for an IO class, since it has no principal balance), greater than anticipated prepayments will reduce the rate of return while lesser than anticipated prepayments will increase the rate of return. The opposite generally holds where the price of a Certificate is less than its principal balance: greater than anticipated prepayments will increase the rate of return and lesser than anticipated prepayments will reduce the rate of return. The extent to which greater or lesser prepayments will affect the rate of return on a class of Certificates depends on the particular properties of the class. The supplement describes the extent to which certain classes of the Series could be affected by changes in the rate of prepayment, based on a set of assumptions (called a prepayment model) described in the supplement.

- Prepayments can increase or decrease the average interest rate on the mortgage loans. For example, if (ignoring servicing fees) half of the mortgage loans (by principal balance) in a pool have an interest rate of 6%, and half have an interest rate of 8%, the average interest rate for the pool will be 7%. Suppose the Certificates all carry an interest rate of 7%. If the mortgage loans with an 8% rate prepay faster than the mortgage loans with a 6% rate, then, other things being equal, the weighted average interest rate on the mortgage loans will fall below 7%, so that interest received on the mortgage loans may be less than the interest required to be distributed on the Certificates. (This problem is often solved by the structuring technique of "ratio stripping," which, if used, is described in the supplement.)

  Mortgages with higher interest rates have historically prepaid faster than mortgages with lower rates. The result is that if a pool contains mortgage loans with significantly different interest rates, the higher interest rate mortgage loans can be expected to pay off faster, with the result that the weighted average interest rate on the mortgage loans would decline.

- When a homeowner makes a prepayment, he or she will often not pay any interest on the prepayment. Since the Trust does not distribute this prepayment until the following month, the prepayment amount will usually earn less interest than the mortgage loan rate or the interest rate on any class of Certificates.

  Example: a homeowner prepays $1,000 on January 10, and pays no interest with this prepayment. The homeowner's February 1 scheduled payment also does not include any interest on the $1,000 prepayment. The $1,000 prepayment will be distributed to the Certificate holders on the February 25 distribution day. The Trust will also be required to distribute interest on the $1,000 for the entire month of January--interest that was not paid by the homeowner. The prepayment may have been reinvested for the Trust at short-term rates, but the interest earned at these short-term rates will probably be less than one month's interest at the mortgage loan rate.

  If there are a substantial number of prepayments in a month, the drop in interest payments by the homeowners for that month could result in a shortfall of funds available to distribute principal and interest on the Certificates on the distribution day. However, CMSI and the other servicers will have to make up for at least part of such prepayment interest shortfalls out of their servicing fees, as described in the supplement.

Types of prepayment

In addition to voluntary prepayments by a homeowner, there are other circumstances in which part or all of a mortgage loan may be prepaid.

- The homeowner may refinance the mortgage loan by prepaying the mortgage loan in full and taking out a new mortgage loan, or the homeowner and the lender may agree to modify the terms of the mortgage loan as an alternative to refinancing. Refinanced or modified mortgage loans will be treated as fully prepaid and removed from the Trust. Originators affiliated with CMSI are permitted to refinance or modify mortgage loans and may offer homeowners special refinancing or modification incentives.

- CMSI permits participation in "prepayment programs" offered by unaffiliated service agencies in which homeowners generally make 26 bi-weekly payments during a calendar year. Each payment equals one-half of the homeowner's scheduled monthly payment, with the result that the homeowner makes payments in a calendar year equal to 13 scheduled monthly payments, rather than 12. The extra amount is applied as a prepayment of the mortgage loan.

- Most fixed rate mortgage loans permit the servicer to demand payment of the entire principal balance of the loan upon a sale of the mortgaged property (a due-on-sale clause) rather than allowing the purchaser to assume the mortgage loan. CMSI will generally exercise a due-on-sale clause if (1) for a fixed rate mortgage loan, CMSI believes the clause is legally enforceable, and (2) for an adjustable-rate mortgage loan, the assumption will impair the Trust's security.

- If a mortgaged property is damaged by fire or other hazard insured under a hazard insurance policy (described below), insurance payments received by the Trust may be used to reduce the principal balance of the mortgage loan. (They may also be used to restore the property, which would not be a prepayment.)

- If the mortgage loan is foreclosed (described below), the foreclosure proceeds, less the expenses of foreclosure and accrued interest, will be used to reduce the principal balance of the mortgage loan.

- When the aggregate principal balance of all the mortgage loans in a Series is reduced to less than a stated percentage (usually 5%) of the original principal balance of the mortgage loans in the Series, CMSI or the holders of the residual Certificate may purchase all the mortgage loans for their principal balances plus accrued interest. If there is any other property in the Trust, it will be purchased for its appraised or "fair market" value. Such a purchase would, in effect, simultaneously prepay all the mortgage loans. This type of prepayment is called a clean-up call.

- CMSI will make various warranties about the mortgage loans to the Trust. If a mortgage loan does not conform to these warranties, CMSI may have to repurchase the loan. The repurchase will be treated as a full prepayment of the mortgage loan. See "Defective mortgage loans" below.

- If a homeowner pledges securities or other collateral in addition to the mortgaged property, and the homeowner defaults under the pledge agreement for the additional collateral, CMSI may liquidate the additional collateral and apply it as a prepayment of the principal balance of the mortgage loan.

Foreclosures and their effect

After a mortgage loan has become seriously delinquent, CMSI may take steps to foreclose. Foreclosure involves seizure and sale of the mortgaged property. The proceeds of the sale are used first to pay CMSI's expenses of foreclosure and advances, then to pay accrued interest, and lastly to pay the principal balance of the mortgage loan. The foreclosure process and some alternatives to foreclosure are described below in "Servicing--Realizing on defaulted mortgage loans."

  If the net proceeds of foreclosure are insufficient to pay all accrued interest and the full principal balance of the mortgage loan, the shortfall, or loss, will be allocated to the Certificates as described in the supplement. When a loss is allocated to a Certificate, it permanently reduces the principal balance of the Certificate and may also reduce an interest distribution.

  Mortgage loan originators take certain precautions to reduce the risk of foreclosure and of foreclosure losses. These primarily involve checking the creditworthiness of potential homeowners and the value of the mortgaged property. The mortgage loan underwriting policies of the affiliated originators are described below under "Mortgage loan underwriting."

  Certificate holders may also be protected against losses by various types of insurance and credit support, including the subordination of some classes of Certificates.

Subordination

Subordination involves the disproportionate allocation of losses and distribution shortfalls among Certificates. Subordination thus protects more senior classes of Certificates against losses and distribution shortfalls at the expense of more subordinated classes.

  As a simple example, suppose that a Series consists of two classes of Certificates, A and B, which are alike in all respects except that all losses and shortfalls will be allocated to the subordinated B class until the principal balance of the B class is reduced, by principal distribution or allocation of principal losses, to zero.

  A more realistic example would involve several levels of subordination. There might be a senior class A, a subordinated class B, and a middle "mezzanine" or "senior subordinated" class M. In this structure, all losses would be allocated to class B as long as it is outstanding (i.e., until its principal balance is reduced to zero). Losses would then be allocated to class M until its principal balance is reduced to zero. Class M is thus subordinated to class A but senior to class B. A Series may be structured with even more levels of subordination.

  Subordination protects against distribution shortfalls as well as losses. If on a distribution day, the Trust does not have enough money available to distribute the required principal and interest to all the Certificates, subordinated classes may not receive full distribution of principal and interest.

  Cash available for distribution is generally distributed in order of seniority--that is, first to the most senior class, then to the next most senior class, and so on until a full distribution has been made or the available cash is exhausted. Losses are generally allocated in order of subordination--that is, first to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on until the loss has been fully allocated. Distribution shortfalls are also generally allocated in order of subordination, but only up to the amount to have been distributed to the class on that distribution day.

  Subordination can be limited in amount or time (e.g., a class is subordinated only for five years) or to certain types and amounts of losses (e.g., a subordinated class is allocated a specific type of losses up to a fixed dollar limit). Losses that are not covered by subordination are allocated among all the classes proportionately. The supplement describes the subordinated classes and the precise limits of the subordination.

  Once principal or interest is distributed to Certificates in a subordinated class, the distributions do not have to be refunded even if, on a later distribution day, full distributions can not be made to a more senior class.

Method of distribution

The Trustee will generally make distributions by wire transfer (if it receives appropriate instructions) to registered holders of Certificates with an initial principal balance (or notional principal balance) of at least $1 million.

Distribution reports

On each distribution day, the Trustee will send a report to each person who is a registered holder of a Certificate on the related record day. Beneficial owners of Certificates may obtain copies of these reports free of charge from the Trustee upon request to the address or telephone number given in the supplement.

  The report will include information for each class and subclass on

- the amounts of interest and principal distributed on the Certificates in the class, and the aggregate amounts of principal and interest for all classes,

-  the amount of any losses allocated to the Certificates, by class,

- for accrual Certificates, the accrued interest that has been added to the Certificate's principal balance,

- the aggregate principal balance of the Certificates in the class, and the aggregate principal balances for all classes, both before and after the distribution,

- the aggregate payments received on the mortgage loans from the second day of the preceding month through the first day of the current month, and the aggregate principal balance of the mortgage loans after giving effect to these payments,

- the number and aggregate principal balances of mortgage loans delinquent 30 days and 60 or more days,

- the book value of any real estate acquired by the Trust through foreclosure or otherwise,

-  the amount remaining under any form of credit support,

-  CMSI's servicing compensation since the preceding report, and

- other customary information that CMSI believes Certificate holders need to prepare their tax returns.

  CMSI will provide Certificate holders that are federally insured savings and loan associations, on request, reports and access to information and documentation on the mortgage loans sufficient to permit the associations to comply with applicable regulations of the Office of Thrift Supervision.

  The Trustee or CMSI will file with the IRS and state and local taxing authorities, and make available to Certificate holders, information as required by federal or other tax law.

Delinquency, foreclosure and loss experience

Loss and delinquency considerations

The following tables show the recent delinquency, foreclosure and loss experience of CMSI and originators affiliated with CMSI (affiliated originators). The loans represented in the tables include fixed and adjustable interest rate loans (ARMS), including buydown loans, loans with stated maturities of 10 to 30 years and other types of first mortgage loans. Potential investors should realize that the loan portfolios on which these tables are based may not be representative of the mortgage loans in the Trust described in the supplement. There may be important differences in, for example, the types of loans, their maturities and the geographic location of the mortgaged properties. Also, prevailing national or local economic conditions or real estate values may have been quite different at the times the loans were originated. Accordingly, the future delinquency, foreclosure and loss experience on the mortgage loans described in the supplement is likely to diverge, and may sharply diverge, from the historical experience of the mortgage loans shown in the following tables.

Delinquency and foreclosure experience on affiliated originators' serviced portfolio

The following table shows delinquency and foreclosure experience on one- to four-family conventional residential first mortgage loans (including cooperative apartment loans) originated or acquired by affiliated originators and serviced by CitiMortgage, Inc., an affiliate of CMSI. The table also includes mortgage loans serviced by CitiMortgage that have been sold to Fannie Mae or Freddie Mac, securitized by CMSI or sold as packages of whole loans. The table does not include loans purchased strictly for servicing revenue or loans originated by the Florida branches of Citibank, Federal Savings Bank (Citi FSB), an affiliate of CMSI, prior to their acquisition by Citicorp in January 1984. Since June 20, 1997, CitiMortgage has transferred the servicing of 803 delinquent loans and loans in foreclosure totaling $106.0 million.

Delinquency and foreclosure experience on serviced portfolio

                                 At December 31, 1998     At December 31, 1999     At December 31, 2000    At September 30, 2001
                                ----------------------   ----------------------   ----------------------   ----------------------
                                           Principal                Principal                Principal                Principal
                                            balance                  balance                  balance                  balance
                                Number    ($ millions)   Number    ($ millions)   Number    ($ millions)   Number    ($ millions)
                                -------   ------------   -------   ------------   -------   ------------   -------   ------------
Loans.........................  310,628    $41,115.1     324,487    $47,642.4     345,506    $56,861.4     479,858    $73,065.8
Days past due
  30-59.......................   7,466     $   766.9      6,049     $   607.7      6,426     $   682.3     10,229     $ 1,168.6
  60-89.......................   1,603     $   160.1      1,251     $   121.3      1,356     $   127.6      1,766     $   175.1
  90 or more..................   2,074     $   226.8      1,578     $   167.2      1,274     $   134.3      1,852     $   182.8
Delinquent loans..............  11,143     $ 1,153.8      8,878     $   896.2      9,056     $   944.2     13,847     $ 1,526.5
Ratio of delinquent loans to
  all loans...................    3.59%         2.81%      2.74%         1.88%      2.62%         1.66%      2.89%         2.09%
Foreclosures begun............   2,726     $   293.7      1,664     $   175.9      1,139     $   114.1      1,188     $   118.3
Ratio of foreclosures begun to
  all loans...................    0.88%         0.71%      0.51%         0.37%      0.33%         0.20%      0.25%         0.16%

Delinquency, foreclosure and loss experience on affiliated originators' securitized portfolio

The following two tables show the delinquency, foreclosure and loss experience on one- to four-family conventional residential first mortgage loans (including cooperative apartment loans) originated or acquired by affiliated originators and serviced by CitiMortgage that were later securitized (i.e., mortgage loans assembled into pools for which ownership interests were sold in public offerings registered under the federal securities laws).

Delinquency and foreclosure experience on securitized portfolio

                                    At December 31, 1998    At December 31, 1999    At December 31, 2000    At September 30, 2001
                                    ---------------------   ---------------------   ---------------------   ---------------------
                                              Principal               Principal               Principal               Principal
                                               balance                 balance                 balance                 balance
                                    Number   ($ millions)   Number   ($ millions)   Number   ($ millions)   Number   ($ millions)
                                    ------   ------------   ------   ------------   ------   ------------   ------   ------------
Loans.............................  34,350     $7,056.0     32,617     $7,670.3     32,055     $7,989.4     42,901    $12,316.8
Days past due
  30-59...........................    715      $   93.9       488      $   68.9       493      $   76.4       679     $   127.2
  60-89...........................    152      $   21.2        77      $    9.7       107      $   13.6       105     $    14.8
  90 or more......................    200      $   28.7       128      $   17.9        97      $   14.0       115     $    14.2
Delinquent loans..................  1,067      $  143.8       693      $   96.5       697      $  104.0       899     $   156.2
Ratio of delinquent loans to all
  loans...........................   3.11%         2.04%     2.12%         1.26%     2.17%         1.30%     2.10%         1.27%
Foreclosures begun................    392      $   53.7       204      $   26.9       136      $   18.3       105     $    11.8
Ratio of foreclosures begun to all
  loans...........................   1.14%         0.76%     0.63%         0.35%     0.42%         0.23%     0.24%         0.10%

Loss experience on securitized portfolio

                                                                                                     Cumulative net losses
                                                                              Aggregate principal      as percentage of
                                                     Cumulative net losses   balance of securities    aggregate principal
                                                        ($millions)(1)          ($millions)(2)       balance of securities
                                                     ---------------------   ---------------------   ---------------------
At December 31, 1998...............................         $501.2                 $31,040.7                 1.61%
At December 31, 1999...............................         $516.3                 $33,216.8                 1.55%
At December 31, 2000...............................         $522.2                 $34,093.4                 1.53%
At September 30, 2001..............................         $525.5                 $39,512.7                 1.33%

---------------
(1) Calculated without giving effect to any credit enhancement.
(2) Issued securities that have had at least one distribution day.

Delinquency, foreclosure and loss experience of third-party originators

The supplement describes the delinquency, foreclosure and loss experience of any third-party originator who has originated more than 10% (by principal balance on the cut-off date) of the mortgage loans in the Trust.

The mortgage loans

Each mortgage loan will generally

- have a principal balance of less than $2.5 million at the cut-off date and an original maturity of 10 to 30 years, and

-  have monthly payments due on the first day of each month.

  The mortgage loan pool may contain cooperative apartment loans. The "homeowner" of a cooperative apartment owns shares issued by the private non-profit housing corporation that owns the apartment building, and has a proprietary lease or occupancy agreement that gives the homeowner the exclusive right to occupy a designated apartment in the building. In a cooperative apartment loan, the homeowner's shares and lease or occupancy agreement are the collateral for the loan.

  Each mortgage loan will be selected by CMSI from mortgage loans originated or acquired by originators in the ordinary course of their businesses. The originators will often be affiliates of CMSI. A portion of the interest component of a mortgage loan may be retained by the originator and not transferred to the Trust.

  The interest rate, the principal balance, the maturity date, the homeowner's identity, the principal amortization schedule or other terms of a mortgage loan may have been modified before the Trust bought the mortgage loan. If a mortgage loan has been so modified, the terms "original," "originated" or "origination" when applied to the mortgage loan mean

- if only the interest rate has been changed (and, as a result, the monthly payment), the original date of the extension of credit under the mortgage loan, but with the modified interest rate and monthly payment, and

- for other changes, the mortgage loan as modified at the effective date of the modification.

Warranties by CMSI

CMSI will warrant to the Trustee that on the closing date

- the mortgage loans conform in all material respects with their descriptions in this prospectus and the schedule of mortgage loans CMSI delivered to the Trustee (including maximum loan-to-value ratios and primary mortgage insurance coverage, as described below),

- at the cut-off date, no mortgage loan was 30 days or more past due or had been 30 days or more past due more than once in the preceding 12 months,

- there are no delinquent tax or assessment liens against the mortgaged properties,

-  each mortgaged property is free of material damage and in good repair,

- each mortgage loan (other than a cooperative apartment loan) had at its origination a lender's title and insurance policy or binder (or other customary assurance of title), which remains in force,

- any mechanics' lien or claim for work, labor or material on a mortgaged property is subordinate to the mortgage (except for liens or claims covered by title insurance),

- CMSI had good title to each mortgage loan immediately before its transfer to the Trust, and has taken all necessary steps to confer good title on the Trustee,

- each mortgage is a valid first lien on the mortgaged property, subject only to (1) liens for current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the recording of the mortgage that are generally acceptable to mortgage lending institutions or specifically reflected in the appraisal of the mortgaged property at origination, and (3) other matters to which similar properties are commonly subject that do not materially interfere with the benefits of the mortgage, and

- each mortgage loan complied at origination in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws.

Adjustable rate mortgages, buydown loans and agency certificates

The mortgage loans in a Trust will, on the closing date, generally consist entirely of fixed rate mortgage loans or entirely of ARMs. Most Trusts sponsored by CMSI in the past few years have consisted of fixed rate loans. Accordingly, most of the description of the mortgage loans in this core prospectus will assume that the mortgage loans are fixed rate loans held directly by the Trust and that they are not "buy-down loans." An appendix to this prospectus describes the characteristics of ARMs, buy-down loans and agency certificates. If a Series does not contain a material amount of ARMs, buy-down loans or agency certificates, the appendix may be omitted.

Fixed rate mortgage loans

A fixed rate mortgage loan may be

- a fully amortizing mortgage loan with level monthly payments of principal and interest,

- a balloon mortgage loan that amortizes over a fixed number of years but has a shorter term to maturity, so that the entire remaining principal balance of the loan is due at maturity, or

- a fully amortizing graduated-payment mortgage loan that has lower periodic payments, or payments of interest only, during the early years of the loan, followed by payments of principal and interest that increase periodically until the loan is repaid or for a specified number of years, after which level periodic payments begin.

  No fixed rate mortgage loan will have "negative amortization"--i.e., scheduled payments will not be less than accrued interest at the mortgage loan interest rate.

  A fixed rate mortgage loan may have originally been an ARM that was converted, at the homeowner's option, into a fixed rate fully amortizing mortgage loan providing for level monthly payments over a term not exceeding its remaining term to maturity. Such a mortgage loan was subject at origination to the same underwriting guidelines as a comparable ARM and is not underwritten again at conversion. The fixed interest rate for the converted mortgage loan may be higher than the interest rate at origination or the adjustable interest rate that would otherwise be payable currently, which could reduce the homeowner's capacity to repay the loan.

The mortgaged properties

The mortgaged properties will usually be detached homes, attached homes (i.e., one- to four-family units with a common wall), units located in condominiums or planned unit developments, or interests in cooperative apartments. The mortgaged properties will be located in the 50 United States, the District of Columbia or Puerto Rico.

  The mortgaged properties may include investment properties and vacation and second homes. However, CMSI anticipates that a mortgaged property will usually be the homeowner's primary residence. CMSI will determine whether a mortgaged property is a homeowner's primary residence based solely on either

- the homeowner's representation at origination that he or she will use the property for at least six months every year or that the homeowner intends to use the property as a primary residence, or

- the mortgaged property being the homeowner's mailing address in the originator's records.

  The determination of whether a mortgaged property is a primary residence is not reexamined if the mortgage loan is assumed by a new homeowner after origination.

Loan-to-value ratios

Each mortgage loan will usually have an original principal balance that is not more than 95% of the value of the mortgaged property (a 95% loan-to-value ratio). For these purposes, "value" is the lesser of the sale price of the property or the appraised value at origination, and the "principal balance" includes any part of an origination fee that is financed. The financed portion of the origination fee will always be less than 5% of the loan amount. (The loan-to-value ratio of mortgage loans originated or acquired by the California and Florida branches of Citi FSB may be reduced by a new appraisal delivered after origination.)

  The affiliated originators offer a program under which homeowners may reduce or eliminate their down payments by pledging additional collateral, usually in the form of marketable securities. Under this program, a mortgage loan could exceed 95% (but not 100%) of the value of the mortgaged property. Loan-to-value ratios for these mortgage loans are based on the value of both the mortgaged property and the loanable value of the required additional collateral. In calculating the loanable value of the additional collateral, the originator applies a discount (or "haircut") to the market prices of the securities. The loanable value of the additional collateral will rise and fall with the market prices of the securities.

  The required loanable value of the additional collateral is set at origination as a percentage of the original principal balance of the mortgage loan. This amount is often referred to as the gap amount. If the loanable value of the securities pledged as additional collateral falls below the gap amount, the homeowner must pledge more collateral.

  Example: a homeowner's mortgage loan of $200,000 is secured by a mortgaged property valued at $200,000. The gap amount of the loan is set at 25% of the loan, or $50,000. The mortgage loan is also secured by additional collateral (securities) with a loanable value of at least $50,000, which is less than the securities' market price. The loan-to-value ratio of the mortgage loan is therefore $150,000 (loan amount minus gap amount) over $200,000 (value of mortgaged property), or 75%. If a fall in the market price of the securities causes the loanable value of the additional collateral to fall to $45,000 while the gap amount remains at $50,000, the homeowner must pledge more securities to bring the loanable value of the additional collateral back to $50,000.

  The homeowner may have the additional collateral released from the pledge once the principal balance of the mortgage loan has been reduced by the gap amount.

Primary mortgage insurance

Affiliated mortgage loans that have original loan-to-value ratios greater than 80% are currently required to be covered by primary mortgage insurance. This insurance will remain in effect until the loan-to-value ratio is reduced to 80% through principal payments by the homeowner. Primary mortgage insurance will cover losses from a homeowner's default of from 12% to 30% of the principal balance of the mortgage loan.

  Prior to 1986, the affiliated originators did not generally make one- to four-family mortgage loans with loan-to-value ratios above 80% without primary mortgage insurance coverage. From 1986 through January 1993, affiliated originators originated mortgage loans with loan-to-value ratios from 80% to 90% without obtaining primary mortgage insurance. Since February 1993, it has been the policy of each affiliated originator not to make one- to four-family mortgage loans with loan-to-value ratios above 80% without obtaining primary mortgage insurance.

  Affiliated originators offer corporate relocation programs to employees of approved corporations. These programs permit single family real estate loans, for the purchase of the borrower's primary residence only, with loan-to-value ratios above 80% without requiring primary mortgage insurance. For these relocation loans, however, the corporate employer generally guarantees the excess of the mortgage loan over the 80% loan-to-value amount. Some other corporate relocation programs permit the corporate employer to provide subordinate financing at the origination of the first priority mortgage loan by an affiliated originator. Generally, the borrower must provide at least 5% of the purchase price of the property unless the loan-to-value ratio is 80% or less.

  In nine states, homeowners can cancel their primary mortgage insurance (and thus save the cost of premiums for the insurance) once the loan-to-value ratio of their mortgage falls below a specified percentage. The states are California, Connecticut, Illinois, Maryland, Massachusetts, Minnesota, New York, Texas and Washington.

  In addition, federal laws permit a homeowner to cancel his or her primary mortgage insurance if he or she has a good payment history for the mortgage, the value of the mortgaged property has not declined and the outstanding balance of the mortgage loan falls below a specified level, generally 80% of the original property value. These federal laws also provide for automatic cancellation of primary mortgage insurance once the outstanding balance of the mortgage loan falls below a specified level, generally 78% of the original property value.

  Cancellation can occur under state or federal law while there is still an amount of coverage under the insurance policy.

  Cancellation of a primary mortgage insurance policy will eliminate a source of recourse against losses resulting from a borrower default.

Second mortgages

A mortgaged property may be encumbered by a subordinated (or second) mortgage loan. Subordinated loans are not included in loan-to-value calculations.

  The subordinated mortgage loan may have been originated by an affiliated originator, either at the origination of the mortgage loan or later. It is the policy of the affiliated originators to provide a subordinated loan in connection with the origination of a first priority mortgage loan only if the combined amount of the loans would result in a loan-to-value ratio of 90% or less. Primary mortgage insurance is generally not required for these second loans.

Defective mortgage loans

Repurchase or substitution

The Trustee will review the mortgage loan documents (see "Mortgage documents" below) within 90 days of receipt. If the Trustee discovers that a document evidencing a mortgage loan or necessary to the effectiveness of the mortgage is missing or materially defective, CMSI must, within 180 days (90 days for defects that could affect the Trust's REMIC status), either cure the defect or repurchase the mortgage loan.

  If CMSI or the Trustee discovers at any time that a warranty that CMSI gave to the Trustee on a mortgage loan is false to an extent that materially and adversely affects the Certificates, then CMSI will have 60 days to either cure the false warranty or repurchase the mortgage loan.

  The repurchase price for a mortgage loan will be

- the sum of the loan's principal balance and accrued unpaid interest (after deduction of servicing fees) to the first day of the month following repurchase, minus

- any unreimbursed payments under guaranties or other credit support or voluntary advances on the loan.

  Repurchase of a mortgage loan will not diminish the amount available under any credit support.

  During the first two years following the closing date, CMSI may, within the periods required for a repurchase, substitute another mortgage loan instead of repurchasing a mortgage loan. A substituted mortgage loan must

-  be current in payments,

- have a principal balance that is not less than the aggregate principal balance of the loans for which it is substituted (except that CMSI may make up any difference in the principal balances with a cash payment to be distributed to Certificate holders),

- have an interest rate that is not less than the highest interest rate of the loans for which it is substituted,

- have an original term to maturity equal to that of the loans for which it is substituted,

- have a maturity date that is no later than, and not more than one year earlier than, any of the loans for which it is substituted, and

-  be suitable for a REMIC.

  CMSI will indemnify the Trust for any losses not reimbursed by the repurchase or substitution. If CMSI does not cure a defect in a mortgage loan, the Trustee's and the Certificate holders' only remedy is to require CMSI to repurchase the mortgage loan or substitute another satisfactory mortgage loan.

Insurance and other credit support

Homeowners' policies

Most mortgaged properties will be covered by homeowners' insurance policies that, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause that, in effect, requires the buildings on the mortgaged property to be insured for at least a specified percentage (generally 80% to 90%) of their full replacement value. If coverage is less than the specified percentage, the insurer's liability for a partial loss will not exceed the proportion of the loss that the amount of insurance bears to the specified percentage of the full replacement cost of the buildings.

  Example: If a residence is only insured for 60% of its value, and sustains $10,000 of damage covered by the homeowners' policy, the insurer will only pay $6,000--i.e., 60% of the loss.

  Since the amount of hazard insurance required to be maintained on the buildings may decline, and since residential properties generally have historically appreciated in value over time, coinsurance may cause hazard insurance proceeds to be less than needed to fully restore the damaged property. Part or all of this shortfall may be covered, however, by any credit support.

Hazard insurance

Mortgaged properties will generally be covered by hazard insurance against fire and certain other hazards that may not be fully covered by home-owners' policies.

  The amount of hazard insurance coverage will depend on the relationship between the principal balance of the mortgage loan and the maximum insurable value of the buildings on the mortgaged property. (Maximum insurable value is established by the insurer.)

- If the principal balance is greater than the maximum insurable value, coverage will be limited to the maximum insurable value.

- If the principal balance is between 80% and 100% of maximum insurable value, coverage will equal the principal balance.

- If the principal balance is less than 80% of maximum insurable value, coverage will be 80% of the maximum insurable value.

  CMSI may maintain a blanket policy insuring all the mortgage loans against hazard losses rather than maintaining separate policies on each mortgaged property. If the blanket policy contains a deductible clause, CMSI will pay the Trust the deductible for each hazard loss.

  The standard form of fire and extended coverage policy generally covers damage caused by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion. The policy typically does not cover damage from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. However, flood insurance will be maintained for mortgaged properties located in federally designated special flood hazard zones.

  The hazard insurance policies for the mortgaged properties will be underwritten by different insurers and therefore will not contain identical terms and conditions. The preceding paragraph therefore merely indicates certain kinds of insured and uninsured risks and is not intended to be all-inclusive.

  While hazard insurance, and flood insurance if applicable, will be required for cooperative apartment buildings, no hazard or flood insurance will be required for individual cooperative apartments.

  If a homeowner defaults on his or her payment obligations on a mortgage loan, the Certificate holders will bear all risk of loss resulting from hazard losses not covered by hazard insurance or other credit support.

Fidelity bond and errors and omissions policy

CMSI will maintain a fidelity bond and an errors and omissions policy or their equivalent. These cover losses from an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. The policies will conform to Fannie Mae and Freddie Mac requirements.

Other insurance

The Trust may have the benefit of the following additional insurance coverage:

- Primary mortgage insurance may be supplemented by pool insurance. Pool insurance covers certain losses from homeowner defaults that are not covered by primary mortgage insurance.

- Since hazard insurance policies do not cover all possible causes of physical damage to mortgage properties, the Trust may obtain special hazard insurance against some additional hazards.

- Some losses from homeowner bankruptcies may be covered under a mortgagor bankruptcy bond. The supplement describes any additional insurance maintained for the Series.

Other credit support

Additional credit support for a Series may be provided by a guaranty, letter of credit, financial guaranty insurance policy or one or more reserve funds, which may be issued or provided by an affiliate of CMSI or by a third party. The supplement describes any additional credit support.

Mortgage documents

Assignments to Trustee

On the closing date, CMSI will assign the mortgage loans to the Trust, together with any principal and interest on the mortgage loans that belong to the Trust.

  CMSI will deliver to the Trust for each mortgage loan, other than a cooperative apartment or leasehold loan,

-  the endorsed mortgage note,

- any assumption, modification, buydown or conversion to fixed interest rate agreement,

-  any certificate of primary mortgage insurance, and
- the original recorded mortgage (or, temporarily, copies if recorded documents cannot be immediately delivered due to recording delays).

  For a cooperative apartment loan, CMSI will deliver to the Trust

-  the endorsed promissory note evidencing the loan,

-  the original security agreement,

-  the proprietary lease or occupancy agreement,

-  the recognition agreement,

-  a signed financing statement (if required at origination), and

-  the stock certificate with signed stock powers.

Recording of assignments

CMSI will deliver a mortgage assignment in recordable form or a blanket assignment, which will not be in recordable form, together with a power of attorney empowering the Trustee to act for the originator in preparing, executing, delivering and recording in the Trust's name any instruments for assigning or recording the mortgages.

  CMSI will record assignments of the mortgage loans to the Trust after the issuance of the Certificates only to the extent required under rating agency guidelines. Recording is not necessary to make the assignment to the Trust effective between the Trustee and the originator or CMSI. However, so long as the Trust is not the mortgagee of record, the Trustee might not be able to enforce the mortgage directly, but may have to act indirectly through the record holder of the mortgage (who will be the originator or an affiliate of the originator). In addition, if any of the originators or CMSI were to sell, assign, satisfy or discharge a mortgage loan before the recording of its assignment to the Trust, the other party to the sale, assignment, satisfaction or discharge might have rights superior to the Trust's. If the originator or CMSI acted without authority, it would be liable to the Trust or the Certificate holders. If the originator or CMSI became bankrupt before the assignment to the Trust was recorded, creditors of the originator or CMSI might have rights in the mortgage loan superior to the Trust's.

CMSI and its affiliates

Citicorp

Citicorp, a Delaware corporation, is a holding company whose principal subsidiary is Citibank, N.A. CMSI, CitiMortgage and Citi FSB are all wholly owned subsidiaries of Citicorp. Citicorp is itself a wholly owned subsidiary of Citigroup Inc., a publicly owned Delaware corporation. Citicorp's principal offices are at 399 Park Avenue, New York, New York 10043, telephone (212) 559-1000.

  Through its subsidiaries and affiliates, Citicorp is a multinational financial services organization serving the financial needs of businesses, governments, financial institutions and individuals in the United States and throughout the world.

Citicorp Mortgage Securities, Inc.

CMSI was incorporated in Delaware in 1987. It is not expected that CMSI will have any business operations other than offering mortgage-backed securities and related activities. CMSI'S principal offices are at 12855 North Outer Forty Drive, St. Louis, Missouri 63141, telephone (314) 851-1467.

Citibank, N.A.

Citibank is a commercial bank offering a wide range of banking services to its customers in the New York City metropolitan area and around the world.

  Citibank's domestic deposits are insured by the Federal Deposit Insurance Corporation (the FDIC). Citibank has been an active one- to four-family residential real estate mortgage lender since 1960. Citibank has also been an active cooperative apartment lender. Except for its issuance of mortgage pass-through certificates, Citibank has not engaged in any significant servicing activities on behalf of unaffiliated persons for conventional residential mortgage or cooperative apartment loans. Citibank's residential mortgage lending is conducted in New York City and four surrounding counties (Westchester, Nassau, Suffolk and Rockland).

  Citibank's principal offices are at 399 Park Avenue, New York, New York 10043, telephone (212) 559-1000.

CitiMortgage, Inc.

CitiMortgage (formerly Citicorp Mortgage, Inc.) was incorporated in Delaware in 1979 and began making mortgage loans in 1980. CitiMortgage derives income primarily from interest on mortgages that it owns, secondary mortgage market sales, mortgage loan servicing fees and mortgage origination fees and charges.

  CitiMortgage has been approved as a mortgagee and seller/servicer by the Federal Housing Administration, the Veterans Administration, Fannie Mae, Ginnie Mae and Freddie Mac. CitiMortgage's origination operations are subject to operational guidelines and regulations of, as well as audits by, some of these agencies.

  CitiMortgage's principal offices are at 750 Washington Blvd., Stamford, Connecticut 06901, telephone (800) 285-3000.

Citibank, Federal Savings Bank

Citi FSB is a federal savings bank based in San Francisco, California. It became a wholly owned subsidiary of Citicorp in 1982. From 1990 to 1993, Citicorp Savings of Illinois, Citicorp Savings of Washington, D.C. and Citicorp Savings of Florida, all wholly owned subsidiaries of Citicorp, were merged into Citi FSB. In 1993, Citi FSB acquired the branches of Citibank (Maryland), N.A., and in 1994 it acquired the branches of Citibank (Florida), N.A.

  Citi FSB has been an active one- to four-family residential mortgage lender since 1983. Citi FSB'S deposits are insured by the FDIC.

  Citibank Service Corporation, an affiliate of Citi FSB, acts as trustee for substantially all deeds of trust for mortgaged property located in California that secure mortgage loans originated or acquired by Citi FSB. A trustee under a California deed of trust forecloses on the mortgaged property upon notice from the beneficiary of a delinquency and executes full and partial reconveyances of the mortgaged property at the beneficiary's direction.

  Citi FSB'S principal offices are at 1 Sansome Street, San Francisco, California 94104, telephone (415) 627-6000.

Third-party originators

The supplement identifies any originators of third party loans with an aggregate principal balance greater than 10% of the aggregate principal balance of all the mortgage loans in the Trust. Each third party originator will generally be a savings and loan association, savings bank, commercial bank, credit union, insurance company, or a mortgagee approved by the Secretary of Housing and Urban Development.

  Third party originators must be experienced in originating mortgage loans of the types in the pool in accordance with accepted practices and prudent guidelines.

Mortgage loan underwriting

Mortgage loan underwriting assesses a prospective borrower's ability to repay, and the adequacy of the property as collateral for, a requested loan.

Procedures of affiliated originators

Each affiliated originator's real estate lending process for one- to four-family residential mortgage loans follows a standard procedure, established to comply with federal and state laws and regulations. For some residential mortgage loans, the affiliated originators have contracted with or delegated the underwriting process to unaffiliated third parties.

  Since January 1995, each affiliated originator has used a credit scoring system as part of its underwriting process. The credit scoring system assesses a prospective borrower's ability to repay a mortgage loan based upon predetermined mortgage loan characteristics and credit risk factors. Prospective borrowers remain subject to verification of employment, income, assets and credit history, as described below. All credit scored loans are rated "strong," "satisfactory" or "inconclusive." Mortgage loans rated strong or satisfactory that do not exceed specified risk limits do not undergo the full loan underwriting process described below. This "streamlined" underwriting process is restricted to loans secured by single family dwellings, other than investor properties, with a principal amount not exceeding $700,000. These loans are subject to verification of property value as described in "Appraisals" below. Additional underwriting approvals are required for relocation loans with credit scores or loan-to-value ratios that do not meet the affiliated originator's normal underwriting policies. All other mortgage loans are underwritten in accordance with the affiliated originators' normal underwriting policies.

  Initially, a prospective borrower must fill out an application that gives information about the prospective borrower, the property to be financed and the type of loan desired. The prospective borrower must also provide

-  a current balance sheet and a statement of income and expenses,

- proof of income, such as a paycheck stub or W-2 form (except for certain self-employed prospective borrowers),

-  proof of liquid assets (required since April 1991),

- telephone verification of employment (required since April 1991), which may be verified by a third party national employment verification service, and

- a credit report that summarizes the prospective borrower's credit history with local merchants and lenders and any record of bankruptcy.

  Since July 1993, facsimile copies of some verification documents (such as bank statements and verification of employment) have been accepted in lieu of originals.

  From February 1991 until May 1997, affiliated originators would obtain at least two credit reports (which could be in the form of a merged credit bureau report) on a prospective borrower. Since May 1997, affiliated originators have obtained the single most comprehensive readily available credit bureau report on the prospective borrower.

  Self-employed prospective borrowers must submit their federal income tax returns for the most recent two years and a separate statement of income and expenses.

  If a proposed mortgage loan's loan-to-value ratio does not exceed 65% (before December 1992, 80%), self-employed prospective borrowers may be excused from providing

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

financial statements, federal income tax returns or proof of income.

  If a proposed mortgage loan does not exceed $700,000 and certain credit score and other criteria are satisfied,

- prospective borrowers that are employees of Citigroup and its affiliates are excused from providing proof of income and, if the loan is obtained to refinance an existing mortgage, proof of liquid assets, and

- for some relocation loans, prospective borrowers are excused from providing proof of income.

  During 1990 and 1991 the affiliated originators implemented telephone verification of employment. Certain high net worth prospective borrowers with ongoing banking relationships with Citibank's private banking group may be exempted from employment verification.

Lending guidelines

Once the employment verification and credit reports are received, the affiliated originator decides

- whether the prospective borrower has enough monthly income to meet monthly obligations on the proposed loan and related expenses as well as the prospective borrower's other financial obligations and monthly living expenses, and

- since April 1991, whether the prospective borrower has enough liquid assets to acquire the mortgaged property and make the initial monthly mortgage payments, taking into account, among other things, proceeds from the sale of a prior residence. This decision may be made from evidence such as a contract for sale of a prior residence and bank statements supplied by the prospective borrower.

  Each affiliated originator has established as normal lending guidelines that the mortgage payments, plus applicable real property taxes and any condominium or homeowner association common charges and hazard insurance, should not exceed 33% (34% for ARMs) of the borrower's gross income, or that all monthly payments, including those mentioned above and other fixed obligations, such as car payments (together, the debt burden), should not exceed 38% of gross income. However, for higher loan-to-value loans, these percentages are reduced to 28% and 36%. Since May 1997, loans that meet the affiliated originator's minimum credit score and delinquency requirements may have debt burden ratios up to 45% (40% for higher loan-to-value loans) and, for some relocation loans, 50%. Where two individuals co-sign the mortgage note or documents, the income and debt of both are included in the computation.

  For mortgage loans originated by the California branches of Citi FSB before June 1991, the actual mortgage payments may be higher due to a higher mortgage rate at the time the loan documents were prepared, but the mortgage rate generally does not exceed the anticipated rate used in the analysis by more than one percent.

  Often, other credit considerations may cause a loan underwriter to depart from the guidelines, and a loan underwriter may require additional information or verification to compensate for the departure.

Leasehold loans

Leasehold loans are approved in accordance with the affiliated originator's standard underwriting criteria.

  An ALTA leasehold title insurance policy is required that

-  contains no exceptions for any adjustable features of the lease and

- assures that the mortgage is not subordinated to any lien or encumbrance other than the land lease.

  The term of the land lease must extend at least ten years beyond the scheduled maturity of the mortgage loan and must give the originator the right to receive notice of and to cure any default by the borrower. The leasehold must be assignable or transferable if it is subjected to the mortgage lien. (California branches of Citi FSB may require a consent to assignment of lease and/or subordination agreement be obtained and recorded.) Payments due pursuant to the land lease are taken into account in debt ratio calculations.

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Refinancings

Since May 1997, affiliated originators have not required income or asset verification for their current homeowners seeking to refinance their mortgage loans if the refinancing meets the originator's minimum seasoning, payment history and credit score requirements. For other homeowners seeking to refinance their mortgage loans, affiliated originators do not require asset verification and allow a debt burden ratio of up to 45% for loans that meet the affiliated originator's minimum seasoning, payment history and credit score requirements. For ARMs, the calculation of debt burden is based on the initial mortgage rate, even though the initial rate may be lower than the rate that would generally apply under the terms of the ARM.

Appraisals

The affiliated originators require the value of the mortgaged property, together with any other collateral, to support the principal balance of the mortgage loan, with enough excess value to protect against minor declines in real estate values.

  Each affiliated originator requires an appraisal of each property to be financed. Two appraisals are required in the normal underwriting process if the loan amount is greater than $700,000. Each appraisal is conducted by an independent fee appraiser. The appraiser personally visits the property and estimates its market value on the basis of comparable properties. Since April 1997, each affiliated originator accepts, in lieu of originals, electronic appraisals without photographs from appraisers who utilize approved appraisal software packages.

  The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the affiliated originator's judgment of the appraisal determines the maximum amount of the mortgage loan.

  Where an affiliated mortgage loan is refinanced, a current appraisal of the property may be omitted if the principal balance of the mortgage loan is only increased by an amount that is used to pay off junior liens on the property plus the homeowner's out-of-pocket costs for the refinancing. A current appraisal may also be omitted for modification of the interest rate on an existing mortgage loan.

Lien records; title insurance

Each affiliated originator obtains at origination a search of the recorded liens on the property being financed. Title insurance, or an attorney's opinion of title in jurisdictions where the practice is acceptable, is required for all mortgage loans, except that for cooperative apartment loans, an affiliated originator will not require title insurance or a title search of the cooperative apartment building.

Mortgage loans purchased from third-party originators

The affiliated originators purchase mortgage loans originated by third parties. These mortgage loans, other than those acquired in a bulk purchase, are reviewed for compliance with the affiliated originator's underwriting criteria, and the affiliated originator may reject loans that fail to conform to its criteria. For mortgage loans acquired in a bulk purchase of more than $15 million from a financially sound mortgage loan originator, the affiliated originator will review the selling originator's underwriting policies and procedures for compliance with the affiliated originator's or Fannie Mae/Freddie Mac underwriting standards and will credit score each loan. The affiliated originator will also conduct a limited mortgage loan file review.

Underwriting standards of third-party originators

The underwriting policies and guidelines of third party originators may differ from those of the affiliated originators. In purchasing third party loans, CitiMortgage will review a sample of the loans to determine whether they generally conform to CitiMortgage's underwriting standards. CitiMortgage will fully or partly credit score or re-underwrite the third party loans to determine whether the original underwriting process adequately assessed the borrower's ability to repay and the adequacy of the property as collateral, based on CitiMortgage's underwriting standards.

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

Servicing

The servicer; delegation

CMSI will be responsible for administering and servicing the mortgage loans. CMSI will act as servicer for affiliated mortgage loans and as master servicer for third-party mortgage loans.

  CMSI may delegate or subcontract servicing or master servicing duties to affiliated or non-affiliated qualified corporations. CMSI will delegate its servicing duties for affiliated mortgage loans to CitiMortgage. CitiMortgage may further delegate its servicing duties. In particular, CitiMortgage may delegate its servicing duties on mortgage loans that are seriously delinquent to an unaffiliated special servicer that primarily services delinquent loans for third parties.

  CMSI will delegate its master servicing duties for third-party mortgage loans to an unaffiliated master servicer named in the supplement. The master servicer will delegate the primary servicing duties on the third-party mortgage loans to the third-party originators.

  CMSI will in all cases remain ultimately responsible for servicing both the affiliated and the third party mortgage loans. References to the servicer and the master servicer in this prospectus will refer to CMSI, acting by itself or through delegated or subcontracted subservicers or master servicers. References to actions taken by CMSI after the issuance of the Certificates will refer to CMSI acting in its capacity as servicer and/or master servicer, usually through other persons to whom it has delegated servicing and/or master servicing duties.

Resignation and removal

CMSI may only resign as servicer/master servicer if

-  it receives a legal opinion that remaining as servicer would be illegal or

- the Trustee and 2/3 of the registered holders of Certificates (by principal balance) consent to the resignation.

  A resignation will become effective when the Trustee or a successor servicer assumes CMSI'S servicing obligations.

  The Trustee may remove CMSI as servicer/ master servicer only if CMSI does not, within 60 days after notice from the Trustee, remedy a failure to perform its servicing duties.

  The remainder of this "Servicing" section will describe servicing procedures for affiliated mortgage loans.

Collection procedures for affiliated mortgage loans

CMSI will make reasonable efforts to collect all payments on affiliated mortgage loans, following collection procedures it believes advisable. CMSI may

-  waive any prepayment charge and

- arrange with a homeowner a schedule for eliminating delinquencies within 180 days, provided that the scheduling will not affect any primary mortgage insurance coverage. Credit support payments will continue to be governed by the original payment schedule on the mortgage loan, not the new schedule for eliminating deficiencies.

Enforcement of due-on-sale clauses

If a homeowner transfers a mortgaged property to a new homeowner, and the mortgage loan includes a due-on-sale clause, CMSI will usually accelerate the maturity of the mortgage loan. If CMSI reasonably believes it will not be able to enforce the due-on-sale clause, and if any primary mortgage insurance coverage will not be affected, CMSI will enter into an assumption agreement with the new homeowner making him or her liable under the mortgage loan. The original homeowner will also, if local law permits, remain secondarily liable under the agreement (except for mortgage loans originated by Citi FSB). The mortgage rate on the mortgage loan will not be decreased under the agreement. The interest rate may be increased, however, under the terms of the mortgage loan. CMSI will retain as additional servicing compensation any fees it receives for entering into the assumption agreement.

Real estate taxes and assessments

CMSI will deposit all homeowner payments of taxes, assessments or comparable items in a special servicing account. CMSI will use the servicing account only to pay taxes, assessments and comparable items on the mortgaged properties, to reimburse CMSI for any costs incurred in paying taxes and assessments or for otherwise preserving or protecting the value of the mortgages, to refund to the homeowner any overages, and to pay any required interest to homeowners on balances in the servicing account.

Primary mortgage insurance

CMSI will present claims and take reasonable steps to recover on defaulted mortgage loans under any primary mortgage insurance policy.

  CMSI will exercise its best reasonable efforts to maintain primary mortgage insurance for as long as required. CMSI will pay premiums for primary mortgage insurance on a timely basis if the homeowner does not make the payments, and will be reimbursed by the Trust for such payments.

  CMSI may replace primary mortgage insurance by substantially equivalent insurance if

- each rating agency that initially rated the Series advises CMSI that the replacement will not adversely affect the current rating of the Series, or

- the rating agencies rate the claims-paying ability of the substitute primary mortgage insurance company no lower than the Series.

Realizing on defaulted mortgage loans

Regardless of whether recovery under primary mortgage insurance or other credit support is available, CMSI will follow those normal practices and procedures it believes advisable to realize on a defaulted mortgage loan. However, CMSI need not spend its own money to foreclose on a loan or to restore a damaged property unless it decides that the expenditure will increase the net proceeds of liquidation, after reimbursement to CMSI for the expenditure.

  Certificate holders will realize a loss to the extent that

- liquidation proceeds and payments under credit support for a mortgaged property are less than

- the principal balance and accrued interest on the mortgage loan plus CMSI'S unreimbursed expenses and advances.

  If a mortgage loan goes into default, a provider of credit support may have to purchase the liquidated loan. To avoid draws under credit support, CMSI may pay the purchase price of the loan on behalf of the credit support provider. The ultimate net recovery on the loan will be used to replenish the credit support up to the amount of the unreimbursed payments under the credit support for the loan, and any excess will be retained by the credit support provider, or by CMSI. Although Certificate holders will have no right to the excess proceeds, the reduction in a provider's obligations under credit support will have been fully restored.

  Credit support providers do not have to purchase a defaulted mortgage loan or cover delinquencies if the remaining obligations under the credit support are less than the purchase price of the mortgage loan.

  If CMSI does not foreclose on a defaulted mortgage loan, CMSI may accept less than the principal balance and accrued interest on the mortgage loan on a sale or a retention by the homeowner of the mortgaged property. If CMSI does foreclose on a defaulted mortgage loan, CMSI may sell the property, negotiate with the homeowner for a deed in lieu of foreclosure or, if a deficiency judgment is available, foreclose on the property and pursue a deficiency against the homeowner. CMSI does not have to pursue a deficiency judgment on a mortgage loan, even if legally permitted.

Fees

The Trust will pay CMSI a servicing fee that is generally a fixed annual percentage of the principal balance of each mortgage loan. Alternatively, the servicing fee may be based on the excess of the mortgage interest rate over a specified rate. In addition, CMSI will keep all prepayment and late payment charges, assumption fees and similar charges as additional servicing compensation. In CMSI'S experience, this additional servicing compensation has been negligible.

  CMSI will pay

-  the subservicer's fees,

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

-  the Trustee's and independent accountants fees and expenses,

-  expenses for distributing reports to Certificate holders, and

-  fees and expenses for realizing on defaulted mortgage loans.

  CMSI will be reimbursed for certain expenses in liquidating a defaulted mortgage loan (including expenditures for the preservation, protection or restoration of the mortgaged property, as well as legal fees, appraisal costs, etc.) out of payments by the homeowner, credit support or from foreclosure proceedings before those payments are distributed to Certificate holders. CMSI may retain this reimbursement even if the remaining funds are inadequate to distribute to Certificate holders the full principal balance and accrued interest on the mortgage loan.

CMSI'S liability

CMSI, as servicer and/or master servicer, will not be liable to Certificate holders except for its willful misfeasance, bad faith or gross negligence in the performance of its servicing duties.

Default by CMSI

The following are events of default:

- CMSI, if it is the paying agent, fails to distribute to the registered Certificate holders the full amount of a required distribution or, if it is not the paying agent, fails to pay over to the paying agent for distribution to the registered Certificate holders the full amount of a required distribution, and does not remedy its failure (1) within 10 business days of receiving notice of the failure if the failure was due to an error in calculating the required payment or distribution or (2) within three business days of receiving notice of the failure if the failure was due to any other cause.

- CMSI fails to (1) repurchase a mortgage loan as required or (2) observe or perform any other obligation that materially affects the rights of Certificate holders, and does not remedy the failure for 60 business days after either the Trustee notifies CMSI, or the registered holders of 2/3 of the principal balance of the Certificates notify CMSI and the Trustee, of the failure.

- Certain events indicate CMSI'S insolvency, reorganization or inability to pay its obligations.

Actions on event of default

As long as an event of default remains unremedied, the Trustee or the registered holders of 2/3 of the principal balance of the Certificates may have the Trustee take over CMSI'S responsibilities, duties and liabilities under similar compensation arrangements. CMSI will be paid for its prior services notwithstanding the termination of its activities as servicer and/or master servicer. Termination of CMSI as servicer and/or master servicer will not affect the obligations of any credit support provider.

  If the Trustee is unwilling or unable to act as servicer or master servicer, it may appoint, or ask a court to appoint, a housing and home finance institution with a net worth of at least $5 million to be a successor servicer or master servicer for a servicing compensation no greater than CMSI'S servicing compensation.

The Trustee

The Trustee is named in the supplement. The Trustee may appoint agents (including CMSI and its affiliates) to perform any of its responsibilities, but the Trustee will continue to be responsible for its duties and obligations.

  To meet legal requirements of certain local jurisdictions, CMSI and the Trustee may jointly appoint co-trustees or separate trustees for some or all of the mortgage loans. Each separate trustee or co-trustee will have all of the Trustee's rights and obligations, which they will exercise solely at the Trustee's direction.

  The Trustee may have normal banking relationships with CMSI or any originator, or any of their affiliates.

- The Trustee may resign at any time. The Trustee may be removed by the registered holders of 50% of the principal balance of the Certificates and 50% of the residual Certificates. The Trustee may also be removed by CMSI if

- the Trustee ceases to be eligible to serve as Trustee under the pooling agreement,

-  the Trustee is insolvent,

- the Trustee breaches a duty that materially and adversely affects the Certificate holders, or

- through the Trustee's performance or non-performance of certain actions, or because of a downgrade of the Trustee's credit rating, the rating assigned to the Certificates would be lowered.

  If the Trustee resigns or is removed, the resignation or removal will not be effective until CMSI appoints a successor Trustee.

The Trustee's duties; limitation of liability

If no event of default has occurred, the Trustee need only perform those duties specifically required of it under the pooling agreement. However, the Trustee must examine the various certificates, reports or other instruments required to be furnished to it to determine if they conform to the requirements of the pooling agreement.

  The Trustee is not responsible for CMSI'S deposit to or withdrawal from the Trust of any funds, the validity or sufficiency of the pooling agreement, the Certificates or any mortgage loan or related document, and is not accountable for the use or application by CMSI of funds paid to it on the mortgage loans.

  The Trustee will not be liable for any losses incurred as a result of the Trust's failure to qualify as a REMIC, termination of its REMIC status or any "prohibited transaction" for a REMIC, unless the losses were caused by the Trustee's negligence, bad faith or failure to perform its duties.

The pooling agreement

The Certificates of each Series are governed by a separate pooling and servicing agreement (the pooling agreement) between CMSI and the Trustee, which provides for the transfer of the mortgage loans to the Trust, the issuance of the Certificates, repurchase or substitution of mortgage loans by CMSI, the collection of payments on the mortgage loans and other servicing activities, the distributions to the Certificate holders, the relative rights of classes of Certificates to distributions, and otherwise sets forth the specific rights and obligations of CMSI and the Trustee.

  The Certificates are complex instruments, and the pooling agreement is a lengthy and complex document. This prospectus only discusses those aspects of the Certificates and the pooling agreement that CMSI believes are likely to be material to Certificate purchasers. You should read the pooling agreement for provisions that may be important to you. The Trustee will send a copy of the pooling agreement (without exhibits) to you on your written request.

  The pooling agreement also contains the following provisions:

Legal action by CMSI

Neither CMSI nor Citicorp, if Citicorp has issued a guaranty, will have to appear in, prosecute or defend any legal action that is not incidental to CMSI'S servicing responsibilities and that it believes may cause it expense or liability. CMSI may, however, take any legal action it believes desirable to enforce the pooling agreement or to protect its own rights or the rights of the Trustee or the Certificate holders under the pooling agreement. The Trust will pay, or reimburse CMSI or Citicorp for, the expenses of the action and any resulting liability out of Trust assets.

Legal action by Certificate holders

A registered Certificate holder can not institute a legal proceeding to enforce the pooling agreement unless

-  the holder gives the Trustee written notice of default, and

- the registered holders of 2/3 of the principal balances of the Certificates request the Trustee in writing to institute the proceeding and offer the Trustee reasonable indemnity, and the Trustee for 60 days neglects or refuses to institute proceedings.

  However, the Trustee is not required to exercise its powers, investigate matters arising, or institute, conduct or defend a litigation under the pooling agreement at a registered Certificate holder's request unless the holder offers the Trustee reasonable security or indemnity against expenses and liabilities.

Liability of CMSI and Citicorp; indemnification

Neither CMSI nor Citicorp, if Citicorp has issued a guaranty, nor any of their directors, officers, employees or agents, will be liable to the Trust or the Certificate holders for taking or not taking any action, or for their errors in judgment, except for liability caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties, under the pooling agreement.

  The Trust will indemnify CMSI and Citicorp, if Citicorp provides credit support, and their directors, officers, employees or agents, out of Trust assets against any loss, liability or expense they incur in connection with any legal proceedings, other than loss, liability or expense caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations, under the pooling agreement.

Amendments

CMSI, the issuers of credit support and the Trustee may together amend the pooling agreement and any credit support without the registered Certificate holders' consent

-  to cure ambiguities,

-  to resolve inconsistencies,

- to make other changes consistent with the pooling agreement or credit support, including replacing the credit support in whole or part by other forms of credit support described in this prospectus,

- to comply with federal tax law, including amendments to maintain the Trust as a REMIC, or

-  to establish a "qualified reserve fund" for a REMIC.

  CMSI, the issuers of credit support and the Trustee may also amend the pooling agreement and any credit support without registered Certificate holder consent if CMSI delivers an opinion of counsel acceptable to the Trustee that the amendment will not materially adversely affect the Certificate holders.

  CMSI and the Trustee may also amend the pooling agreement and any form of credit support in any respect with the consent of the registered holders of 2/3 of the principal balances of the Certificates affected by the amendment, except that

- the amendment may not (1) decrease or delay the collections on mortgage loans or the distributions to a registered Certificate holder without the holder's consent or (2) reduce the percentage of principal balances of Certificates whose registered holders must consent to an amendment without the consent of the registered holders of all Certificates of each affected class, and

- if the amendment affects any class of Certificates differently in any material respect than the other classes, the registered holders of 2/3 of the principal balances of the Certificates in the differently affected class must consent to the amendment.

  For purposes of granting or withholding consent, if a class of Certificates is divided into subclasses, a subclass will not be considered a separate "affected class." Accordingly, where consent of the registered holders of 2/3 of the principal balances of the Certificates of a differently affected class is required, this means the consent of the registered holders of the entire class, without regard to subclasses. Thus, if a class of Certificates is divided into subclasses, the consent of the registered holders of 2/3 of the principal balances of the Certificates of a single subclass will not be sufficient in itself for any consent, nor will the withholding of consent by the registered holders of more than 1/3 of the principal balance of the Certificates of the subclass be sufficient in itself to deny any consent.

Compliance reports

Beginning three months after the closing date, a firm of independent public accountants selected by CMSI will provide a compliance report to the Trustee by March 31 of each year for affiliated mortgage loans and by September 30 of each year for third-party loans on the servicing of the affiliated or third-party mortgage loans.

  Beginning three months after the closing date, an officer of CMSI will deliver a certificate to the Trustee and to any registered holder of more than 50% of the Certificates by March 31 of each year for affiliated mortgage loans and by September 30 of each year for third-party loans stating that CMSI has fulfilled its servicing obligations throughout the preceding calendar year or describing each default in the performance of these obligations.

  Certificate holders may obtain copies of these reports or certificates by written request to the Trustee.

List of registered holders

Unless the Trustee is also the certificate registrar, CMSI will provide the Trustee within 15 days after receipt of the Trustee's written request the names and addresses of all registered Certificate holders as of the most recent record date. Upon written request of three or more registered Certificate holders, for purposes of communicating with other registered Certificate holders about their rights under the pooling agreement, the Trustee will give the requesting Certificate holders access during business hours to the most recent list of registered Certificate holders held by the Trustee. If the list is more than 90 days old on the date of the request, the Trustee will promptly request a current list from CMSI and will give the requesting Certificate holders access to the new list promptly after receipt.

No annual meeting

There will not be any annual or other meetings of Certificate holders.

Successors

A corporation

- that is a successor to CMSI due to a merger or consolidation, or that otherwise succeeds to the business of CMSI, or

- any entity that is more than 50% owned by Citicorp that assumes CMSI's obligations, will be CMSI'S successor under the pooling agreement. The assumption will not, however, release CMSI from any obligation under the pooling agreement.

Termination of Trust

The Trust will terminate upon the distribution to the registered Certificate holders of all amounts required to be distributed to them. The Trust can not, however, continue for more than 21 years after the death of the last survivor of the descendants of a certain person specified in the pooling agreement living at the date of the pooling agreement.

  CMSI will direct the Trustee to notify each registered Certificate holder in writing in advance of the termination of the Trust. Registered holders must surrender their Certificates in order to receive their final distribution. Interest will not accrue on the Certificates after the date specified in the notice for return of the Certificates.

Book-entry and physical Certificates

Certificates offered to the public will be book-entry securities. That is, one or more certificates for each of these classes will be registered in the name of The Depository Trust Company, a securities depository, or its nominee (together
DTC). DTC will thus be the only registered holder of these Certificates. Other people will hold their Certificates in these classes indirectly through securities intermediaries --banks, brokerage houses and other institutions that maintain securities accounts for their customers. The securities depository will maintain accounts showing the Certificate holdings of its participants (all of whom will be securities intermediaries), and these securities intermediaries will in turn maintain accounts showing the Certificate holdings of their customers (some of whom may themselves be securities intermediaries holding Certificates for their customers). Thus, each holder of a book-entry Certificate will hold that Certificate through a hierarchy of intermediaries, with DTC at the "top" and the holder's own securities intermediary at the "bottom." A person holding a book-entry Certificate for its own account through a securities intermediary will be the beneficial owner of the Certificate.

  The Certificates of each holder of a book-entry security other than DTC will be evidenced solely by entries on the books of the holder's securities intermediary. A holder of a book-entry Certificate will not be able to obtain a physical (paper) certificate evidencing the holder's ownership of the Certificate. The book-entry system for holding Certificates through accounts with a hierarchy of securities intermediaries leading up to a securities depository is the system through which most publicly traded securities are held in the United States.

  In this prospectus, references to "Certificate holders" of book-entry securities will generally mean the beneficial owners of Certificates. However, for book-entry Certificates, references to actions taken by Certificate holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to Certificate holders will mean payments and notices of redemption to DTC as the registered holder of the Certificates for distribution to participants in accordance with DTC's procedures.

  Beneficial owners of book-entry Certificates should realize that, unless otherwise stated in this prospectus, the Trust will make all distributions on their Certificates to DTC, and will send all required reports and notices solely to DTC. Similarly, the Trustee will accept notices and directions solely from the registered holders of Certificates, which for book-entry Certificates will mean DTC. DTC and the securities intermediaries are generally required by law to deposit the distributions in the appropriate customers' accounts and to transmit notices and directions from the Trust to their customers and from their customers to the Trust through the chain of intermediaries. However, beneficial owners of book-entry Certificates may find it somewhat more difficult to pledge their Certificates because of the lack of a physical certificate, and may experience delays in receiving distributions on their Certificates, since distributions will be initially made to DTC and must then travel down the hierarchy of intermediaries to the beneficial owner's own account with its securities intermediary.

  Neither the Trustee, CMSI nor any of their affiliates will be responsible for any action or failure to act of a securities depository or securities intermediary, including any action or inaction involving a securities depository's or securities intermediary's

-  distributions to its participants or customers,

- transmission of notices, directions and other communications to or from beneficial owners of Certificates, or

-  record keeping,

and will not be liable to beneficial owners of Certificates for any such action or failure to act. Nor will the Trustee, CMSI or any of their affiliates have any obligation to beneficial owners to monitor, supervise or review any actions or procedures of a securities depository or securities intermediary.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934.

Physical Certificates

Beneficial owners of book-entry Certificates will receive physical Certificates representing their ownership interests only if

- CMSI advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the book-entry Certificates and CMSI is unable to locate a qualified successor,

-  CMSI, at its option, elects to terminate the book-entry system, or

- after CMSI's resignation or dismissal as servicer under the pooling agreement, beneficial owners of at least 51% of each outstanding class of book-entry Certificates advise the Trustee, through the securities depository, in writing that continuation of the book-entry system is no longer in the beneficial owners' best interest.

  The Trustee will notify all beneficial owners, through DTC, of the availability of physical Certificates.

  Physical Certificates will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require a payment sufficient to cover any tax or other governmental charge incurred.

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ERISA considerations

The Employee Retirement Income Security Act of 1974 (ERISA) prohibits some transactions between those employee benefit plans to which it applies (ERISA plans) and persons who have specified relationships to the ERISA plan. (For purposes of this discussion, an individual retirement account established under the Internal Revenue Code (an IRA) will be an ERISA plan.)

"Plan asset" regulations

If an ERISA plan purchases Certificates, the underlying assets of the Trust--for example, mortgage loans--might be considered assets of the ERISA plan, or "plan assets." As a consequence, the plan's fiduciary might be considered to have delegated asset management responsibility to the Trustee. In such circumstances, some operations of the Trust might be considered prohibited transactions under ERISA.

  ERISA does not define "plan assets." However, regulations under ERISA state conditions under which an ERISA plan, in acquiring an "equity interest" in an entity (e.g., a Certificate in a Trust) would be considered to acquire the underlying assets of the entity (such as the mortgage loans). These underlying assets would therefore become "plan assets." Because of the factual nature of the regulations, CMSI cannot predict whether the Trust's assets would be "plan assets." For example, the regulations state that the underlying assets of an entity are not "plan assets" as long as less than 25% of the value of each class of equity interest is held by ERISA plans and employee benefit plans not subject to ERISA.

Class exemption

U.S. Department of Labor Prohibited Transaction Class Exemption 83-1 for certain transactions involving mortgage pool investment trusts (PTE 83-1) exempts the acquisition and holding of certain residential mortgage pool pass-through interests by ERISA plans from ERISA'S prohibited transaction provisions. PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. CMSI believes that the general conditions would be met for the purchase and holding of senior classes of Certificates in a Trust that holds mortgage loans other than cooperative apartment loans. PTE 83-1 might not apply, however, to the purchase and holding of

- senior classes of Certificates in a Trust that holds cooperative apartment loans,

-  senior classes of Certificates of a PO or IO class,

-  subordinated classes of Certificates, or

-  residual Certificates.

  Accordingly, unless otherwise permissible under an underwriter's exemption as described in the supplement, CMSI will not permit the registration of a transfer of a Certificate of a subordinated or residual class unless the transferee

- executes a representation letter satisfactory to the Trustee stating that (1) it is not, and is not acting on behalf of, an ERISA plan or using an ERISA plan's assets to effect the purchase or (2) if it is an insurance company, the source of funds used to purchase subordinated Certificates is an "insurance company general account" (as defined in Prohibited Transaction Class Exemption 95-60 (PTE 95-60)), and there is no ERISA plan for which the general account's reserves and liabilities for the contract(s) held by or on behalf of the plan and all other ERISA plans maintained by the same employer (or an affiliate as defined in PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of the general account (as determined under PTE 95-60) at the date of acquisition, or

- delivers (1) an opinion of counsel satisfactory to the Trustee and CMSI that the purchase or holding of the Certificate by or on behalf of the plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Internal Revenue Code or any similar law and will not subject CMSI (or its designee) or the Trustee to any obligation in addition to those undertaken in the pooling agreement and (2) such other opinions of counsel, officers' certificates and agreements as the Trustee and CMSI may require in connection with the transfer.
 30

Trusts of Certificates

It is not clear whether PTE 83-1 applies to senior class Certificates in a Trust that itself holds interests in a REMIC or similar entity.

  The regulations state that plan assets do not include the mortgages underlying an agency certificate. Accordingly, even if Certificates in a Trust were owned largely or entirely by ERISA plans, the mortgages underlying agency certificates held by the Trust would not be plan assets. Accordingly, if CMSI sponsors a Series where the Trust holds interests in a REMIC or similar entity, and if no other ERISA prohibited transaction exemption appears applicable, CMSI intends to include no such interests in a REMIC except agency certificates or other interests that would meet the general conditions of PTE 83-1 if purchased directly by an ERISA plan. CMSI further intends to structure the offering of the Series and the operations of the Trust and to take other actions that are reasonable and appropriate to reduce the risk of an ERISA prohibited transactions should PTE 83-1 be held inapplicable to the acquisition and holding of such certificates.

Underwriters' exemptions

Most underwriters of mortgage-backed securities have obtained ERISA prohibited transaction exemptions that are in some respects broader than PTE 83-1. These exemptions only apply to mortgage-backed securities that are sold in offerings for which the underwriter is the sole or a managing underwriter, or a selling or placement agent. The supplement describes any such exemption.

Other prohibitions

An ERISA plan may not purchase Certificates with assets of the ERISA plan if an affiliate of CMSI (such as Citibank or Salomon Smith Barney Inc.), any underwriter or the Trustee:

-  has discretion to invest such assets,

- has authority or responsibility to give, or regularly gives, investment advice for such assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets and that such advice will be based on the particular investment needs of the ERISA plan, or

-  is an employer maintaining or contributing to the ERISA plan.

  By agreeing to acquire a Certificate for an ERISA plan, an ERISA plan fiduciary represents and warrants to the underwriter and to CMSI that the assets of the ERISA plan used in the purchase are not described in the preceding sentence.

Investor's responsibility

Due to the complexity of the ERISA rules and the severity of the penalties imposed upon persons involved in prohibited transactions, it is important that potential ERISA plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

  Employee benefit plans that are not subject to ERISA may be subject to similar federal, state, or local laws. Fiduciaries of such plans should make their own determinations of the need for and availability of exemptive relief under any such laws.

Legal investment considerations

SMMEA

The senior classes of Certificates will generally be, and the subordinated classes of Certificates and the residual Certificates may be, "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA). The supplement states which classes of Certificates are mortgage related securities.

  Mortgage related securities under SMMEA are legal investments for an entity created or existing under state or federal law whose authorized investments are subject to state regulation to the same extent that obligations issued or guaranteed by the United States or any of its agencies or instrumentalities are legal investments for the entity.

  A Certificate will be a SMMEA mortgage related security so long as

- it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and

- it is part of a Series of Certificates in a Trust consisting of mortgage loans originated by the types of originators specified in SMMEA.

State overrides of SMMEA

SMMEA permitted states that acted before October 3, 1991 to override some of its provisions. Some states have overridden parts of SMMEA and limited the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities," usually by requiring the investors to rely solely upon existing state law rather than SMMEA. Investors governed by the laws of these states may be limited in their ability to invest in Certificates.

Federal depository institutions

SMMEA also permits

- federal savings and loan associations and federal savings banks to invest in, sell or otherwise deal in mortgage related securities without limit,

-  federal credit unions to invest in mortgage related securities, and

- national banks to purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities,

subject in each case to regulations of their federal regulators.

  In this connection,

- the Comptroller of the Currency has authorized national banks to purchase and sell mortgage related securities for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards of "safety and soundness" and retention of credit information),

- the National Credit Union Administration has authorized federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, and

- the Office of Thrift Supervision has issued guidelines for thrift institutions to follow in managing interest rate risk in purchasing investment securities.

Investor's responsibility

Depository institutions considering an investment in the Certificates should also review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Federal Reserve Board, the FDIC, the Comptroller of the Currency, the Office of Thrift Supervision and the National Credit Union Administration. The policy statement sets forth guidelines that depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines of these authorities before purchasing any Certificates, as some Certificates (in particular, Certificates that are entitled solely or disproportionately to distributions of principal or interest) may be considered unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in some instances irrespective of SMMEA).

  The foregoing does not consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by particular investors, including "prudent investor" provisions, percentage-of-assets limits and provisions that restrict or prohibit investment in securities that are not "interest-bearing" or "income-paying" or are issued in book-entry form.

  Except for the status of some Certificates as "mortgage related securities," no representation is made as to the proper characterization of any Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

  Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any class will be legal investments or be subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction relevant to the investor.

Taxation of Certificate holders

The following taxation sections discuss in general terms the anticipated material federal income tax consequences to Certificate holders of the purchase, ownership and disposition of Certificates representing regular interests in the REMIC. The Trust will consist of one or more REMICs. The discussion does not address all federal income tax consequences that may be applicable to particular categories of investors, some of whom may be subject to special rules. Moreover, the discussion is based on statutes, regulations and other authorities that are subject to change or differing interpretations, and any change or interpretation could apply retroactively. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. In this tax discussion, references to the "Certificate holder" or "holder" generally mean the beneficial owner of a Certificate. Unless otherwise stated, all section references are to the Internal Revenue Code.

Taxation of Certificates--general

Certificates will generally be taxed as if they were newly originated debt instruments. In particular, interest, original issue discount (discussed below) and market discount (discussed below) on a Certificate will be ordinary income to the holder, and distributions of principal on a Certificate will be a return of capital to the extent of the holder's basis in the Certificate.

Accrual method

Each Certificate holder must use the accrual method of accounting for Certificates, regardless of the method of accounting it otherwise uses.

Original issue discount

All accrual Certificates will be issued with original issue discount (or OID), and others classes of Certificates may be issued with OID. OID for a debt instrument generally refers to the amount by which the instrument's original issue price is less than its stated redemption price at maturity.

  Holders of Certificates issued with OID must generally include the OID in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest. This generally means that a Certificate holder will pay tax on accrued OID before the holder receives the related cash distribution.

  The Internal Revenue Code and implementing regulations for OID (the OID rules) do not adequately address some issues relevant to securities that, like the Certificates, may be prepaid. To the extent the OID rules do not address an issue, CMSI, in calculating OID, will generally apply the methodology described in the Conference Committee Report to the Internal Revenue Code of 1986 Act (the Conference Committee Report). Investors should realize, however, that the Internal Revenue Service (the IRS) may take a different position on the issue. Moreover, the OID rules include an anti-abuse rule that allows the IRS to depart from the OID rules to ensure a reasonable tax result.

  CMSI will calculate the accrued OID and will report the OID to registered holders and beneficial owners of Certificates as described in "Reporting requirements" below.

Calculation of OID

A Certificate will generally be treated as a single debt instrument on which the principal is payable in installments for purposes of determining the OID includible in a Certificate holder's income. (There is an exception for retail class Certificates, discussed below.)

  Unless the OID is de minimis (described below), a Certificate holder must generally include in gross income for a taxable year the sum of the "daily portions" of accrued OID for each day on which it holds the Certificate during an accrual period, including the date of purchase but excluding the date of disposition. CMSI will treat the monthly period ending on the day before each distribution day as the accrual period.

  Determining the daily portions of OID depends on determining (1) the amount of OID and (2) when principal is payable on the instrument, which together determine the rate at which OID accrues. As discussed below, principal on the Certificates is assumed to be paid at the prepayment rate assumed in structuring the Series.

  Amount of OID. The amount of OID on a Certificate is the excess of its "stated redemption price at maturity" over its "issue price."

  The issue price of a Certificate is generally the first price at which a substantial amount of Certificates of the same class are sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID rules, CMSI intends to treat the issue price of Certificates of a class for which there is no substantial sale as of the issue date or that are retained by CMSI as the fair market value of the Certificate on the issue date.

  The issue price of a Certificate also includes any amount the initial Certificate holder pays for accrued interest for a period prior to the issue date of the Certificate, unless the holder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution day.

  The stated redemption price at maturity of a Certificate always includes its principal balance at the cut-off date. The stated redemption price at maturity may also include distributions of interest unless the distributions are of "qualified stated interest." Under the OID rules, qualified stated interest generally means interest payable at a single fixed rate or at a "qualified variable rate" (described below), provided that the interest distributions are unconditionally distributable at intervals of one year or less during the entire term of the Certificate. Because there is no penalty or default remedy for nonpayment of interest on a Certificate, it is possible that no interest on any class of Certificates will be treated as qualified stated interest. However, except as provided in the next paragraph, because the underlying mortgage loans provide for remedies in the event of default, CMSI intends to treat interest on Certificates as qualified stated interest.

  Distributions on the following types of Certificates will not be qualified stated interest:

-  Certificates in an accrual class,

- Certificates for which interest distributions may be deferred and added to the principal balance, or

- Certificates in an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class).

  Accordingly, the stated redemption price at maturity of these Certificates will include both their initial principal balance and all other distributions on the Certificates. Also, if the interval between the issue date and the first distribution day on a Certificate is shorter than the interval between subsequent distribution days, the interest attributable to the additional days will be included in the stated redemption price at maturity.

  Any deferred interest (as defined in the supplement) that accrues on a class of Certificates will constitute income to the holders of those Certificates prior to the receipt of cash distributions of deferred interest. Under the OID rules, all interest payments on Certificates that may have deferred interest must be treated as non-qualified stated interest payments and included in the stated redemption price at maturity of the Certificates in computing OID.

  Rate of accrual. The OID accruing in a full accrual period on a Certificate is generally the increase in the present value of the Certificate over the period, adjusted for distributions that are not qualified stated interest. This amount would be the excess of

- the sum of (1) the "present value of the remaining distributions" to be made on the Certificate as of the end of that accrual period and (2) the distributions made on the Certificate during the accrual period that are included in the Certificate's stated redemption price at maturity, over

- the "adjusted issue price" of the Certificate at the beginning of the accrual period. For these purposes, the adjusted issue price of a Certificate at the beginning of an accrual period is its issue price, increased by the aggregate amount of OID accrued in all prior accrual periods and reduced by any distributions included in the Certificate's stated redemption price at maturity that were made in those prior periods.

  Based on the Conference Committee Report, the present value of the remaining distributions is calculated using the original yield to maturity of the Certificate as the discount rate and the schedule of payments on the Certificate at the prepayment rate assumed in structuring the Series (which is stated in the supplement), adjusted for events, including actual prepayments, that occur before the end of the accrual period.

  The OID accruing during an accrual period is then divided by the number of days in the period to determine the daily portion of OID for each day in the period. For an initial accrual period that is shorter than a full accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

  Under the method described above, the daily portions of OID will generally increase if prepayments on the mortgage loans exceed the prepayment rate assumed in structuring the Series, and will generally decrease (but not below zero for any period) if prepayments on the mortgage loans are slower than the assumed prepayment rate. However, for some classes of Certificates, an increase or decrease in prepayments on the mortgage loans can result in a change in the priority of principal payments for that class that could increase or decrease the daily portions of OID for those Certificates.

De minimis OID

OID on a Certificate will be considered to be zero if the OID is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the weighted average maturity of the Certificate. For this purpose, weighted average maturity is the sum of the amounts determined by multiplying (1) the number of full years (i.e., rounding down partial years) from the issue date until each scheduled distribution of principal or OID by (2) the ratio of the amount of the distribution to the total stated redemption price at maturity. The schedule of distributions should be determined in accordance with the prepayment rate assumed in structuring the Series.

  Certificate holders must generally report de minimis OID pro rata as distributions of stated redemption price at maturity are received. Such income will be capital gain if the Certificate is held as a capital asset. However, Certificates holders may elect to accrue all de minimis OID, as well as market discount and market premium, under the constant yield method. See "--Election to treat interest under the constant yield method" below.

OID on retail class Certificates

For Certificates on which principal distributions are made in a single installment upon the request of a Certificate holder or by random lot (retail class Certificates), CMSI intends to determine the yield to maturity based on the anticipated payment characteristics of the class as a whole under the prepayment rate assumed in structuring the Series. In general, OID accruing on a retail class Certificate in a full accrual period would be its allocable share of the OID for the entire class, as determined above. However, if there is a distribution in reduction of all or part of the principal balance of a retail class Certificate,

- the remaining unaccrued OID allocable to the Certificate (or part) will accrue at the time of the distribution, and

- the accrual of OID allocable to each remaining Certificate of the class (or the principal balance of a retail class Certificate after a principal distribution has been received) will be adjusted by reducing the present value of the remaining payments on the class and the adjusted issue price of the class by the principal distributed.

  CMSI believes that this treatment of retail class Certificates is consistent with the "pro rata prepayment" rules of the OID rules, but with the rate of accrual of OID determined based on the prepayment rate assumed in structuring the Series.

Acquisition premium

A purchaser of a Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of OID on the Certificate, reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, the purchaser may elect to treat the acquisition premium under the constant yield method, as described in "--Election to treat interest under the constant yield method" below.

OID on variable rate Certificates

Certificates may provide for interest based on a variable rate (variable rate Certificates). Under the OID rules, interest is generally treated as payable at a variable rate if

- the issue price does not exceed the original principal balance by more than a specified amount and

-  the interest compounds or is payable at least annually at current values of
(1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate," or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

  A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a multiple that is greater than 0.65 but not greater than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.

  An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is not within the control, or unique to the circumstances, of the issuer or a related party.

  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. (An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.)

  OID for a Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original issue discount," with the yield to maturity and future distributions on the Certificate generally determined by assuming that interest will be payable for the life of the Certificate based on its initial rate (or, if different, the value of the applicable variable rate on the pricing date). CMSI intends to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. OID reported for an accrual period will be adjusted for subsequent changes in the interest rate.

  Although unclear under the OID rules, CMSI intends to treat Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates as having qualified stated interest. For ARMs, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of OID reportable to reflect the actual interest rate on the Certificates.

  Under the REMIC regulations, a Certificate bearing

- a variable rate under the OID rules that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points) or that represents a weighted average of rates on some or all of the mortgage loans that bear either a fixed rate or a variable rate, including such a rate that is subject to one or more caps or floors, or

- one or more such variable rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. For OID reporting purposes, CMSI intends to treat Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate.

  A class of Certificates may not have a variable rate under the preceding rules--for example, if the class bears different rates at different times so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID rules. Such a class might be considered to bear "contingent interest" under the OID rules. The OID rules for the treatment of contingent interest do not by their terms apply to Certificates. However, if final regulations dealing with contingent interest on Certificates apply the same principles as the OID rules, the regulations may lead to different timing of income inclusion than would be the case under the OID rules. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Certificates as ordinary income.

Market discount

A purchaser of a Certificate may also be subject to the "market discount" rules of sections 1276 through 1278. Under these sections and the principles applied by the OID rules for OID, market discount is the amount by which the purchaser's original basis in the Certificate is exceeded (1) by the then-current principal amount of the Certificate, or (2) for a Certificate having OID, by the adjusted issue price of the Certificate at the time of purchase.

  The purchaser will generally have to recognize ordinary income to the extent of accrued market discount on the Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding the distribution. Market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment rate assumed in structuring the Series. The Conference Committee Report provides that until regulations are issued, market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Certificate issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for the period plus the remaining OID as of the end of the period.

  The purchaser will also generally be required to treat a portion of any gain on a sale or exchange of the Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the preceding methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.

  The purchaser also will be required to defer deduction of a portion of the interest expense attributable to any indebtedness incurred or continued to purchase or carry the Certificate. The deferred portion of the interest expense would not exceed the accrued market discount on the Certificate for the taxable year. Such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Certificate is disposed of.

  As an alternative to the inclusion of market discount in income on the preceding basis, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later, in which case the interest deferral rule will not apply. See "--Election to treat interest under the constant yield method" below regarding an alternative manner in which the election may be made.

  By analogy to the OID rules, market discount for a Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Certificate multiplied by the weighted average maturity of the Certificate (determined as described above under "--Original issue discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--De minimis OID" above. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If a holder holds such Certificate as a "capital asset" within the meaning of section 1221, the holder may elect under section 171 to amortize the premium under the constant yield method. Such election will apply to all debt obligations acquired at a premium by the holder of a Certificate held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations issued under section 171 do not by their terms apply to prepayable debt instruments such as the Certificates. However, the Conference Committee Report indicates a Congressional intent to apply the rules for the accrual of market discount on installment obligations in amortizing bond premium under section 171 on installment obligations such as the Certificates. (It is unclear, however, whether the alternatives to the constant yield method described above under "--Market discount" are available.) Amortizable bond premium will be treated as an offset to interest income on a Certificate, rather than a separate deduction item. See "--Election to treat interest under the constant yield method" below regarding an alternative manner in which the section 171 election may be deemed to be made.

Losses

Certificate holders must report income on the Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Certificate, particularly a subordinated Certificate, may have income or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to accrue in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of section 166.

  Under section 166, it appears that

- a Certificate holder that is a corporation or that holds the Certificate in connection with a trade or business should generally be allowed to deduct as an ordinary loss, and

- other Certificate holders should generally be allowed to deduct as a short term capital loss any loss of principal sustained during the taxable year on account of the Certificate's becoming wholly or partially worthless.

  Although the matter is not free from doubt, such non-corporate holders should be allowed a bad debt deduction at the time a loss is allocated to the Certificate to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the mortgage loans remaining in the Trust have been liquidated or the Certificate has been retired. The IRS could also assert that losses on the Certificates are deductible on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may create "negative" OID, which would be deductible only against future positive OID or otherwise upon termination of the Certificate.

  While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued OID may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.

Election to treat interest under the constant yield method

A Certificate holder may elect to treat all interest that accrues on the instrument using the "constant yield method," with none of the interest being treated as qualified stated interest. In applying the constant yield method, (1) "interest" includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the prepayment rate assumed in structuring the Series would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply.

  A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS.

Sale or exchange of Certificates

If a holder sells or exchanges a Certificate, the holder will recognize gain or loss equal to any difference between the amount received and the holder's adjusted basis in the Certificate. The adjusted basis of a Certificate will generally equal the cost of the Certificate to the seller, increased by any OID or market discount previously included in the seller's gross income for the Certificate, and reduced by principal distributions on the Certificate previously received by the seller, by any amortized premium and by any deductible losses.

  Except as described in "--Market discount" above, and except as provided in the following paragraph, gain or loss on the sale or exchange of a Certificate realized by an investor who holds the Certificate as a capital asset (within the meaning of section 1221) will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year.

  Gain on the sale or exchange of a Certificate will be treated as ordinary income

- if the Certificate is held as part of a "conversion transaction" as defined in section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under section 1274(d) in effect at the time the holder entered into the transaction, minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction,

- for a non-corporate taxpayer, to the extent the taxpayer has made an election under section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

- to the extent that the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the gross income of the holder if its yield on the Certificate were 110% of the applicable federal rate as of the date of purchase, over (2) the amount of income actually includible in the gross income of the holder for the Certificate.

  In addition, gain or loss recognized on the sale of a Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c).

Special types of holders

CMSI anticipates that Certificates held by

- a domestic building and loan association will be a "regular interest in a REMIC" under section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under section 7701(a)(19)(C)(v) or as other assets described in section 7701(a)(19)(C),

- a real estate investment trust will be "real estate assets" under section 856(c)(4)(A), and interest on the Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" under section 856(c)(3)(B), in their entirety. Treasury regulations require that information be furnished annually to beneficial owners of Certificates, and filed annually with the IRS, concerning the percentage of the REMIC's assets meeting the qualified asset tests that justify such characterization of these Certificates. This information is furnished in the same manner as described below under "Reporting requirements."

  If the assets of the REMIC include buydown mortgage loans, the percentage of those assets constituting "loans . . . secured by an interest in real property" under section 7701(a)(19)(C)(v) might be reduced by the amount of any related buydown subsidy accounts.

  Certificates held by

-  a regulated investment company will not be "Government securities" under section 851(b)(3)(A)(i), and

-  certain financial institutions will be "evidence of indebtedness" under section 582(c)(1).

Foreign investors

A non-U.S. person is a person that is not

-  a citizen or resident of the United States,

- a corporation, partnership (with exceptions in Treasury regulations) or other entity created or organized in or under the laws of the United States or a political subdivision,

- an estate subject to United States federal income tax regardless of the source of its income, or

- a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust.

  Interest, including OID, distributable to Certificate holders who are non-U.S. persons will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax if the non-U.S. person

- is not a "10% shareholder" under section 871(h)(3)(B) or a "controlled foreign corporation" under section 881(c)(3)(C) and

- provides the Trustee, or the person who would otherwise be required to withhold tax from distributions under section 1441 or 1442, with an appropriate certification, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Certificate is a non-U.S. person.

  If such certification, or any other required certification, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest is effectively connected with the conduct of a trade or business within the United States by the non-U.S. person. In the latter case, the non-U.S. person will be subject to United States federal income tax at regular rates.

  The IRS has issued final regulations (the New Regulations) which provide alternative methods of satisfying the certification requirement described above. The New Regulations are effective January 1, 2001. A new series of withholding certificates must be used for pay-ments made after December 31, 2000. The New Regulations require, for Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships.

Backup withholding

Distributions made on the Certificates and proceeds from the sale of the Certificates to or through certain brokers may be subject to a "backup" withholding tax under section 3406 of 30.5% (which rate will be reduced periodically to 28% for payments made in 2006) of "reportable payments" (including interest distributions, OID, and, in some circumstances, principal distributions) unless, in general, the Certificate holder complies with reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Certificate, or the Certificate holder is otherwise an exempt recipient under the Internal Revenue Code. Amounts withheld from distributions on the Certificates would be refunded by the IRS or allowed as a credit against the holder's federal income tax liability. The New Regulations change some of the presumptions for information reporting and backup withholding.

Reporting requirements

Reports of accrued interest, OID and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Certificates or beneficial owners who own Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-tax-exempt holders of record of Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 for a particular Series of Certificates. Holders through nominees must request such information from the nominee.

Taxation of the Trust

REMIC qualification

CMSI will elect to treat the Trust or one or more segregated pools of assets of the Trust as one or more REMICs. References to the "Trust" or the "REMIC" in this tax discussion will refer to the Trust or those asset pools. The supplement states whether CMSI will make more than one REMIC election for the Trust's assets.

  Rona Daniels, vice president and tax counsel of Citibank, has advised CMSI that in her opinion

- the Trust will qualify as one or more REMICs under current law if CMSI makes the REMIC election(s), all parties comply with the pooling agreement, and the Trust complies with any changes to the REMIC rules, and

-  the Certificates qualify as regular interests in a REMIC.

  For the Trust to remain qualified as one or more REMICs, it must continue to comply with the REMIC rules. These include a requirement that all but a de minimis portion of the assets of the Trust must be "qualified mortgages" or "permitted investments," as defined in the REMIC rules.

  If the Trust fails to comply with the REMIC rules during a taxable year, the Trust may cease to be a REMIC and may become taxed as a corporation for that and subsequent tax years. Certificates would then be treated as equity interests in the Trust.

Taxes that may be imposed on the REMIC

Prohibited transactions. Income from "prohibited transactions" by the REMIC will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include

- the disposition of mortgage loans other than for (1) substitution within two years of the closing date for a defective (including a defaulted) mortgage loan (or the repurchase in lieu of substitution of a defective (including a defaulted) mortgage loan at any time), or for any mortgage loan within three months of the closing date, (2) foreclosure, default, or reasonably foreseeable default of a mortgage loan, (3) bankruptcy or insolvency of the REMIC, or (4) a qualified (complete) liquidation,

- the receipt of income from assets that are not the type of mortgage loan or investments that the REMIC is permitted to hold,

-  the receipt of compensation for services, or

- the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

  It is not a prohibited transaction, however, to sell REMIC property to prevent a default on a regular interest as a result of a default on mortgage loans or to facilitate a clean-up call. The REMIC regulations indicate that a substantial modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale clause or due-on-encumbrance clause, or the conversion of an interest rate by a lender pursuant to a convertible ARM.

  Contributions to the REMIC after the closing date. In general, the REMIC will be subject to tax at a 100% rate on the value of any property contributed to the REMIC after the closing date. Exceptions are provided for cash contributions to the REMIC

-  during the three months following the closing date,

-  made to a qualified reserve fund by a residual interest holder,

-  in the nature of a guaranty, and

-  made to facilitate a qualified liquidation or clean-up call.

  Net income from foreclosure property. A REMIC will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

  Liquidation of the REMIC. If a REMIC adopts a plan of complete liquidation under section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC'S final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within the 90-day period beginning on that date, the REMIC will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to Certificate holders within the 90-day period.

Legal aspects of mortgage loans

Mortgages and deeds of trust

The mortgage loans will be secured by either mortgages or deeds of trust, depending on the prevailing practice in the state in which the mortgaged property is located. A mortgage or a deed of trust creates a lien upon the mortgaged property and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note or a bond. The lien created by the mortgage or deed of trust is not prior to a lien for real estate taxes and assessments and certain other liens. Priority over other mortgages and deeds of trust depends on their terms and generally on the order in which the mortgages or deeds of trust are recorded with a state, county or municipal office.

  There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. In keeping with the terminology used elsewhere in this prospectus, we shall generally refer to the mortgagor as the "homeowner" or "borrower" and the mortgagee as the "lender." For a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan involving a land trust, the borrower signs a separate undertaking to the lender to make payments on the mortgage note. The security arrangements for a living trust (also known as a family trust or inter vivos trust) are similar to those for a land trust, except that the borrower signs the mortgage note.

  Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the trustor (similar to a mortgagor), who is the homeowner and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.

  The lender's authority under a mortgage and the trustee's authority under a deed of trust are governed by law, the express provisions of the mortgage or deed of trust, and, in some cases, the directions of the beneficiary.

Foreclosure

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property or the courthouse door of the county in which the property is located, recorded and sent to all parties having an interest in the real property.

  An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the lender's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. For example, in Texas it is necessary to give both notice of intent to accelerate as well as notice of acceleration of an installment note, and in New Jersey it is also necessary to give a notice of intent to foreclose. Generally, a homeowner is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his or her default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a homeowner of a default and deny the lender foreclosure on proof that

-  the homeowner's default was neither willful nor in bad faith, and

- the lender's action established a waiver, or fraud, bad faith, oppressive or unconscionable conduct that warrants a court of equity to refuse affirmative relief to the lender.

  Under certain circumstances a court of equity may relieve the homeowner from an entirely technical default if the default was not willful.

  A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Substantial delay and expense may be incurred if the defaulting homeowner files a petition under the federal bankruptcy laws before the initiation of a foreclosure action or during its pendency. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the homeowner was insolvent and within one year (or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note or bond may take several years.

  In a foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it often happens that no third party purchases the property at the foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying real estate taxes and any special municipal assessments that have priority over the mortgage and making repairs at its own expense to make the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. A loss may be reduced by the receipt of any mortgage insurance proceeds.

  CMSI is not required to expend its own funds to foreclose on a defaulted mortgage loan unless it determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificate holders and that its expenditures will be recoverable. There may be circumstances--for example, the possibility of incurring liability for environmental damage or a substantial decline in the value of the underlying property--that would cause CMSI to elect not to foreclose on a defaulted mortgage loan.

  Foreclosure of a mortgage is accomplished in New York, New Jersey and Florida in most cases, and in Illinois in all cases, by an action in foreclosure culminating in a judicial sale (or, in Illinois, a judicially approved sale) of the real property by a court-appointed referee, sales agent or other official following a judgment of foreclosure. A foreclosure action may enable a lender to realize upon its security and to bar the homeowner, persons with liens subordinate to the foreclosing lender, and other persons with interests in the real property from their statutory rights and "equity of redemption."

  The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an equity of redemption may redeem the property by paying the entire debt with interest and, if a foreclosure action is pending, all or part of the costs of the action. Those having a statutory right or equity of redemption must be made parties and duly summoned to the foreclosure action in order for their statutory right or equity of redemption to be barred.

  In CONNECTICUT a court in its discretion may order either a foreclosure by judicial sale or strict foreclosure. Generally, Connecticut courts grant strict foreclosure unless the United States is a party or the court upon the motion of a party or upon its own motion determines that the net value of the mortgaged property is materially in excess of the debt being foreclosed. If a court orders strict foreclosure, it will establish a "law day" for each defendant in the foreclosure action. The time between the entry of the judgment of foreclosure and the first law day will be set by the court as at least 21 days after the date of the judgment. The first law day will be for the owner of the mortgaged property, and then, in sequence, there will be a law day for each party having a lien on, or other interest in, the mortgaged property that is junior to the foreclosing lender's interest, in inverse order of their priority. Unless a party assigned a prior law day redeems by paying the debt due the foreclosing lender in full, each party will have the right on his law day to redeem the mortgaged property by paying off the foreclosing lender; after redemption, the redeeming party will own the mortgaged property subject to any other liens or interests as to which a law day has not passed. If a party fails to redeem on his law day, his rights in the mortgaged property will be extinguished. If no party redeems, the foreclosing lender becomes the owner of the mortgaged property, subject to other liens or interests that are prior to the mortgage foreclosed or as to which the holders were not parties to the foreclosure action. If the court orders foreclosure by sale rather than strict foreclosure, an attorney is appointed by the court to sell the mortgaged property at auction. After the sale is approved by the court, the proceeds of the sale are then distributed first to pay the costs of the sale and then to satisfy the debts of the parties in the order of their priority to the extent the proceeds permit.

  Upon commencement of a foreclosure action on a CONNECTICUT mortgage, a homeowner who is unemployed or under-employed may, in certain circumstances, be granted a stay of the foreclosure proceedings not to exceed six months, and a restructuring of the mortgage debt to add unpaid interest and certain other charges to the outstanding principal amount of the debt. The total amount of the restructured debt may not exceed the larger of the original mortgage debt or 90% of the fair market value at the time of restructuring and the restructured payments must be made over the remaining portion of the original term of the mortgage.

  In CALIFORNIA, foreclosure can be judicial or nonjudicial. The primary distinction between a judicial and a nonjudicial foreclosure is that in a judicial sale a deficiency judgment may be obtained, while in a non-judicial foreclosure, no deficiency judgment is allowed. Since California borrowers are protected by anti-deficiency legislation for most purchase-money deeds of trust, the lender will, in almost all instances, pursue non-judicial foreclosure. A second difference between judicial and non-judicial foreclosures is that in the former, if the lender chooses to maintain its right to a deficiency judgment, the homeowner may redeem the property by paying the amount bid at the sale plus statutory fees, costs and interest for a period after the sale of three months (if the proceeds of sale are sufficient to pay the lender in full) or one year (if the sale proceeds are insufficient to pay the lender in full). The purchaser at the sale, whether it is the lender or a third party, may not demand possession of the property until expiration of the redemption period, although the redeemer will be required to pay reasonable rental value upon redemption.

  A lender may accept a deed in lieu of foreclosure instead of pursuing either judicial or nonjudicial foreclosure. By accepting a deed in lieu of foreclosure, the lender takes the property back subject to any junior liens, which would be subordinated or released of record.(1)

  In CALIFORNIA, a borrower has until 5 days before a trustee sale to reinstate the loan. California law can delay foreclosure and collection of late charges if a lender participates in the sale of credit disability insurance in connection with one of its loans and the borrower suffers a disability.(2)

  In ILLINOIS, a borrower in a mortgage foreclosure suit is granted the right to reinstate a mortgage within 90 days after the date the court obtains jurisdiction over all homeowners for the mortgaged property. If this right is exercised, the delinquent borrower need only pay the actual delinquency costs and reasonable attorney fees, but not any amount due as a result of an acceleration provision in the mortgage note. As a result, the borrower may unilaterally reinstate the mortgage loan and terminate the foreclosure proceedings. In addition, when the

---------------

(1) Even a transfer at a nonjudicial foreclosure sale has been held by one federal court of appeals to constitute a fraudulent conveyance. The United States Court of Appeals for the Ninth Circuit (in which California is located), however, has held to the contrary. Amendments to the federal bankruptcy laws addressed this conflict, at least in the bankruptcy context (as opposed to a state court fraudulent conveyance claim), but not with complete clarity. It is probable that a court would interpret these amendments to permit challenging a nonjudicial foreclosure sale as a fraudulent conveyance if the property is worth significantly more than the amount paid at the sale.

(2) Citibank Service Corporation, a subsidiary of Citi FSB doing business as Citibank Insurance Agency, sells such insurance in connection with mortgage loans originated by Citi FSB.

lender bids less than the total debt at the judicial sale, Illinois law provides the borrower with a special 30-day right of redemption after the approval of the judicial sale in the foreclosure of a single-family residence. Upon exercise of such right, the borrower need only redeem by paying the amount of the sale price, plus interest and costs, and not the deficiency. Many Illinois mortgages, however, give the homeowners greater contractual rights to reinstate a mortgage than are granted under Illinois statutes.

Cooperatives

All cooperative apartments relating to cooperative apartment loans are located in New York, New Jersey, Illinois, Maryland and the District of Columbia. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.

  If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative must meet the mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building.

  The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements (cooperative apartment leases) that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.

  The interest of the occupant under a cooperative apartment lease is generally subordinate to the interest of the holder of the blanket mortgage; that is, if the cooperative defaults under the blanket mortgage, the lender holding the blanket mortgage could foreclose and terminate the cooperative apartment lease.

  A blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. If the cooperative can not refinance this mortgage or make the final payment, the lender could foreclose.

  A foreclosure by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing a cooperative apartment loan.

  A cooperative apartment loan is evidenced by a promissory note and secured by a security interest in the cooperative apartment lease and the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the cooperative apartment lease and, if allowed under state law, a financing statement covering the cooperative apartment lease and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon the tenant-stockholder's default, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the cooperative apartment lease and the pledge of cooperative shares.

  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The cooperative can usually terminate the cooperative apartment lease if the tenant-stockholder fails to make payments or defaults in the performance of obligations under the lease.

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  Typically, the lender and the cooperative

enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the cooperative apartment lease. A default by the tenant-stockholder under the lease will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that if the tenant-stockholder defaults under the cooperative apartment lease, the cooperative will take no action to terminate the lease until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the cooperative apartment lease is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the cooperative apartment lease. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the principal balance of the cooperative apartment loan and accrued interest.

  Recognition agreements also provide that if the cooperative loan is foreclosed, the lender must obtain the cooperative's consent before transferring the cooperative shares or assigning the cooperative apartment lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

  In New York and New Jersey, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the UCC) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the cooperative apartment lease. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-deficiency laws and other limitations on lenders" below.

Rights of redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or homeowner and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust or after a foreclosure action.

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Anti-deficiency laws and other limitations on lenders

In some states, statutes limit the right of a lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

  Although CMSI may elect to pursue deficiency judgments on a mortgage loan, CMSI does not have to do so, even if permitted by applicable law.

  NEW YORK. Section 1371 of the New York Real Property Actions and Proceedings Law provides that no award of a deficiency judgment can be made unless the court has personal jurisdiction over the defendant. Moreover, any motion for a deficiency judgment must be made within 90 days of the consummation of the sale by the delivery of the deed to the purchaser. Section 1301 of the same law limits the lender's right to bring separate actions for the mortgage debt and for foreclosure. While the foreclosure action is pending, or after final judgment for the plaintiff in the action, no other action may be commenced or maintained to recover any part of the mortgage debt without leave of the court in which the foreclosure action was brought. A deficiency judgment is limited to the judgment amount in the foreclosure action, minus the higher of (1) the fair and reasonable market value of the mortgaged property at the date of the foreclosure sale or the nearest earlier date as of which the court determines a market value or (2) the sale price of the property at the foreclosure sale.

  Section 254-b of the New York Real Property Law also limits lenders' ability to collect late payment charges. If the mortgage permits the lender to collect a late payment charge on an installment that has become due and remains unpaid, the charge cannot be more than 2% of the delinquent installment and cannot be imposed on any installment paid within 15 days of the due date. In addition, late payment charges cannot be deducted from the regular installment payments; they must be separately charged and collected by the lender. Section 254-b also applies to a note evidencing a cooperative loan.

  In New York a lender can foreclose a mortgage on a residential leasehold property by maintaining a traditional equitable foreclosure action. Any rent or taxes paid by the lender following default by the leaseholder may be added to the unpaid balance of the mortgage debt upon foreclosure. A judgment of foreclosure of a leasehold, however, results in a public auction only if the mortgage expressly so provides, whereas judgment of foreclosure on a real property mortgage would result in a public auction in all cases. In the absence of an express provision, in a leasehold mortgage, the lender can only recover a money judgment. In this event, the lender may follow traditional enforcement procedures. In addition to enforcement of judgment remedies, the leasehold interest may then be subject to a post-judgment sale pursuant to an execution.

  NEW JERSEY. Under New Jersey law, an action for deficiency judgment must be commenced within three months from the date of the foreclosure sale of a mortgaged premises. In a deficiency action, judgment will be rendered only for the balance due on the debt and interest and costs of the action. The obligor under the note may file an answer in the action for deficiency, disputing the amount of the deficiency sued for. The court will determine the amount of the deficiency by deducting from

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

the debt the amount determined as the fair market value of the premises.

  In New Jersey, the commencement of a deficiency action reopens the homeowner's right of redemption for a period of six months after the entry of any deficiency judgment, which could have an adverse effect on the ability to transfer good title to the mortgaged premises during this period.

  CONNECTICUT. If the lender took title to the mortgaged property under strict foreclosure but the property's value was less than the debt, Connecticut law permits the lender to move for a deficiency judgment in the amount of the difference within 30 days after the redemption period expires. If there was a foreclosure sale and the sale proceeds were insufficient to discharge the mortgage debt in full, the lender may obtain a deficiency judgment for the difference. If, however, the sales price is less than the value of the mortgaged property as found by the court, one half of the difference between such value and the sales price must be credited against the deficiency claim of the person who sought foreclosure by sale. To avoid this outcome, lenders do not generally seek foreclosure sales.

  CALIFORNIA. Under California's "one-action rule," a lender must include all claims in one action and must foreclose its security before seeking to impose any personal liability. The anti-deficiency rules limit the recovery of personal judgments. If a foreclosure is conducted by way of a nonjudicial foreclosure sale, California law prohibits the recovery of a deficiency judgment. In addition, a deficiency judgment is prohibited even if judicial foreclosure is pursued when a lender finances the purchase price of residential real property and the property has four or fewer units and is occupied by the purchaser. Because most mortgage loans fall into this category, the Issuer intends to pursue nonjudicial foreclosure. While it is possible to sue the borrower for any fraud or damage to the mortgaged property, it generally is not practical to do so.

  TEXAS. In Texas most foreclosures are non-judicial. However, the lender must give both notice of intent to accelerate as well as notice of acceleration of the installment note unless proper waiver language is included in the note. If the real property is the debtor's residence, the debtor must be given at least 20 days to cure the default before the entire debt is due and notice of sale is given. A suit for a deficiency judgment must be brought within two years after foreclosure. During the pendency of the suit, the debtor can request the court to determine the fair market value of the property foreclosed upon. If the court determines that the fair market value of the property is greater than the bid price paid at foreclosure, the debtor is entitled to an offset against the deficiency claim in the amount by which the fair market value exceeds the bid price.

  ILLINOIS. In Illinois, if the price at the foreclosure sale is less than the total amount held due in the judgment of foreclosure plus statutory interest, certain advances and costs incurred at the time of judicial sale, the lender may obtain a deficiency judgment against the homeowner provided that there is personal jurisdiction over the homeowner.

  FLORIDA. Under Florida law, if the fair market value of the mortgaged property at the time of the foreclosure sale is less than the debt of the final judgment, the lender may seek a deficiency judgment, either as part of the foreclosure action or in a separate action on the note. The decision whether to grant a deficiency judgment sought as part of the foreclosure action lies within the sound judicial discretion of the court but is subject to any equitable defenses by the borrower. No award of a deficiency judgment can be made, either as part of or separately from the foreclosure action, unless the court has personal jurisdiction over the defendant. A request for a deficiency judgment is subject to dismissal for lack of prosecution if the deficiency relief is not sought within one year from the foreclosure sale date.

  ALL MORTGAGE LOANS. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code (the Bankruptcy Code), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain

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payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and its consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

  A homeowner may file for relief under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

  The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. The lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In some circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

  A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default under a mortgage loan on the debtor's residence by paying arrearages over time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period under a Chapter 11 plan of reorganization.

  Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

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

  The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the statute. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a mortgage loan, it is possible that the mortgage loan could be modified.

  State statutes and general principles of equity may also provide a homeowner with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

  If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance those amounts, and any loss will be borne by the Certificate holders.

  In a bankruptcy or similar proceeding of a homeowner, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the homeowner under the mortgage loan before the proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

  A trustee in bankruptcy may sometimes be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable and inequitable, the mortgage may be subordinated to the claims of unsecured creditors.

  Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law or that any provision so enacted will not differ materially from the proposal described above.

  The Internal Revenue Code gives priority to some tax liens over the mortgage or deed of trust. The laws of some states give priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in the origination, servicing, and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

  The Soldiers' and Sailors' Civil Relief Act (the Civil Relief Act) limits the amount of interest that may be charged on a mortgage loan during the period when the homeowner is in military service. The maximum interest rate that can be charged is 6% per annum. This maximum rate applies even though the mortgage was originated before the homeowner was called to active duty. Shortfalls on interest collections due to this law will not be covered by any servicer advance or by any subordination and, unless otherwise provided in the supplement, the interest shortfalls will be allocated pro rata to all interest-bearing Certificates. This law also

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limits the ability of a servicer to foreclose on a defaulted mortgage loan during the home-owner's period of military service.

Due-on-sale clauses

For Trusts containing only fixed rate mortgage loans, at least 90% of the scheduled principal balance of the loans on the cut-off date will contain due-on-sale clauses. Generally, ARMs in a Trust will contain due-on-sale clauses permitting the lender to accelerate only in situations where its security may be impaired. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property or, for a land trust, the beneficial interest.

  The Garn-St Germain Depository Institutions Act of 1982 (the Garn-St Germain
Act) preempts state law that prohibits the enforcement of due-on-sale clauses. Exempted from this preemption are some mortgage loans that were originated

-  before October 15, 1982,

-  for mortgaged properties in Minnesota, Michigan, New Mexico and Utah, or

- by a lender that was not a federal savings and loan associations or a federal savings bank.

  However, the Garn-St Germain Act also provides for nine specific instances in which a mortgage lender can not exercise a due-on-sale clause on a transfer of the property. If a lender can not enforce a due-on-sale clause where the mortgage loan has an interest rate below the current market rate, the loan will be assumed by a new home buyer rather than being paid off. This may affect the average life of the mortgage loans underlying a Series and the number of mortgage loans that may be outstanding until maturity.

Other limitations on foreclosure

Upon foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, courts have

- required lenders to take affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan,

- required lenders to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability, and

- limited the lender's right to foreclose if the default is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

  Courts have also been faced with the question whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that homeowners receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of usury laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (Title V), provides that state usury limitations will not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, a state can limit discount points or other charges on mortgage loans covered by Title V. Some states have reimposed interest rate limits and/or limited discount points or other charges.

  CMSI will warrant to the Trustee on the closing date that each mortgage loan was originated in compliance in all material respects with applicable state law, including usury laws.

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Environmental considerations

Mortgaged properties will be subject to federal, state, and local environmental protection laws. These laws may regulate

-  emissions of air pollutants,

-  discharges of wastewater or storm water,

- generation, transport, storage or disposal of hazardous waste or hazardous substances,

-  operation, closure and removal of underground storage tanks,

-  removal and disposal of asbestos-containing materials, and

- management of electrical or other equipment containing polychlorinated biphenyls (popularly known as "PCBs").

  Failure to comply with these laws can result in significant penalties, including civil and criminal fines.

  Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally, all subsequent liens on the property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens (superliens). The Trustee's security interest in a property subject to a superlien could be adversely affected.

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute "management" of the property may become liable in some circumstances for cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. Cleanup costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, regardless of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other off-site locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at the off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

  The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust. Under the laws of some states and under CERCLA, a lender may be liable as an owner or operator for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.

  Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the secured creditor exemption). This exemption for holders of a security interest such as a secured lender applies only to the extent that the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability if, for example, it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

  The Resource Conservation and Recovery Act (RCRA), contains a similar secured creditor

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exemption for lenders who hold a security interest in petroleum underground storage tanks (USTs) or in real estate containing a UST, or that acquire title to a UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. And, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured creditor exemption may be unavailable.

  Court decisions have taken varying views of the scope of the secured creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

  On September 30, 1996, however, the President signed into law legislation intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. This legislation more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a loss of the secured creditor exemption before foreclosure or during a workout period. The legislation also clarifies the extent of protection against foreclosure liability under CERCLA. The legislation also authorizes regulatory clarifications of the scope of the secured creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the new law is not fully defined. It also is important to note that the new legislation does not offer complete protection to lenders and that risk of liability remains.

  If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust and occasion a loss to the Trust and to Certificate holders in certain circumstances. The new secured creditor amendments to CERCLA also affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

  Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present on a mortgaged property prior to origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. Neither CMSI nor any originator has made such evaluations prior to the origination of the mortgage loans, and CMSI does not require that originators who sell mortgage loans to it make such evaluations. CMSI is not required to undertake any such evaluations prior to foreclosure or accepting a deed in lieu of foreclosure. CMSI does not make any representations or warranties or assume any liability with respect to: the environmental condition of any mortgaged property; the absence or presence of hazardous wastes or hazardous substances on a mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such property; or the impact of any environmental condition or the presence of any substance on or near the property on the performance of the mortgage loans or the compliance of a mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with CMSI authorized or able to make any such representation, warranty or assumption of liability relating to a mortgaged property.

Use of proceeds

CMSI intends to use net proceeds from the sale of the Certificates to originate or purchase new residential mortgage loans and for other general

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

corporate purposes. These other purposes may include repayment of indebtedness to Citicorp, its affiliates or unaffiliated parties.

  Certificates will be sold in Series from time to time. The timing and amount of the sales will depend upon many factors, including the volume of mortgage loans CMSI acquires, prevailing interest rates, availability of funds and general market conditions.

Additional information

SEC filings

The following documents are incorporated by reference into this prospectus:

- All documents subsequently filed by CMSI on behalf of the Trust with the Securities and Exchange Commission (the SEC) pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of the offering of the Certificates.

- If Citicorp issues a guaranty as part of the credit enhancement for the Series offered by this prospectus, Citicorp's most recent Annual Report on Form 10-K and any subsequent reports on Form 8-K or Form 10-Q filed with the SEC by Citicorp, and all reports filed by Citicorp pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act before the termination of the offering of the Certificates.

  CMSI will provide without charge to any person, including a beneficial owner of Certificates, to whom a copy of this prospectus is delivered, a copy of any document incorporated by reference in this prospectus. Written or telephone requests for documents should be made

- for documents filed by CMSI, to Citicorp Mortgage Securities, Inc., 12855 North Outer Forty Drive, St. Louis, Missouri 63141, telephone (314) 851-1467, and

- for documents filed by Citicorp, to Citicorp, 399 Park Avenue, New York, NY 10043, Attention: Investor Relations Department, telephone (212) 559-2718.

  You may read and copy any materials CMSI or Citicorp files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

  The SEC also maintains an Internet site at http://www.sec.gov that contains, reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including CMSI and Citicorp.

  Our delivery of this prospectus or any document incorporated by reference at any time does not imply that information in those documents is correct at any time after their dates.

Mortgage loan information

You may subscribe for detailed mortgage loan information in machine readable format updated monthly for each outstanding Series of Certificates. This information reflects payments made on the individual mortgage loans, including full and partial prepayments and liquidation proceeds, and identifies various characteristics of the mortgage loans. Contact CitiMortgage, Inc., 15851 Clayton Road West, Ballwin, Missouri 63011, telephone (636) 256-6406, for subscription information. CitiMortgage also maintains an internet site at http://www.citimortgagembs.com that contains the above information, along with payment statements, security documents and other related reports.

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Index

accretion directed classes, 2

accrual classes, 2

adjusted issue price, 34

affiliated mortgage loans, 2

affiliated originators, 11

agency certificates, 3

ARMs, 11

available for distribution, 6

balloon mortgage loan, 14

Bankruptcy Code, 49

bankruptcy losses, S-17

beneficial owner, 28

book-entry securities, 28

CERCLA, 52

Certificates, 2

Citi FSB, 11

CitiMortgage, 19

Civil Relief Act, 51, S-10

class A group I prepayment percentage, S-19

class A group II prepayment percentage, S-19

class percentage, S-4

classes, 2

clean-up call, 9, S-4

closing date, S-4

CMSI, 2

component, S-20

composite class, S-20

Conference Committee Report, 33

cooperative apartment leases, 46

cooperative apartment loans, 13

cut-off date, 4, S-5

debt burden, 21

denominations, S-4

determination day, 5

discount group II loans, S-11

distribution day, 5, S-4

DTC, 28

due-on-sale clause, 9

ERISA, 4, 29

ERISA plans, 29

events of default, 25

FDIC, 19

Fitch, S-4

fraud losses, S-17

Freddie Mac, 3

fully amortizing mortgage loan, 14

Garn-St Germain Act, 51

Ginnie Mae, 3

graduated-payment mortgage loan, 14

group I balance, S-13

group I classes, S-10

group I class overcollateralization, S-28

group I class undercollateralization, S-28

group I pool, S-10

group I target rate, S-11

group II balance, S-13

group II class overcollateralization, S-28

group II class undercollateralization, S-28

group II classes, S-11

group II pool, S-10

group II target rate, S-11

homeowner, 4

hypothetical mortgage loans, S-12

interest-only, 2

interest-only group II loan, S-11

IO, 2

IO group I loan, S-11

IO group II loan, S-11

IO group I strip, S-11

IO group II strip, S-11

IRA, 29

IRS, 33

issue price, 34

last distribution day, S-4

liquidated loan, S-15

loanable value, 15

loan-to-value ratio, 14

losses, 9

market discount, 37

master servicer, 22

Moody's, S-4

mortgage loans, 2

mortgaged properties, 2

mortgagee, 42

mortgagor, 42

net loan rate, S-11

non-U.S. person, 40

objective rate, 36

OID, 33, S-39

OID rules, 33

optimal principal distribution, S-14

order of seniority, 10
order of subordination, 10

original issue discount, 33, S-39

original subordinated amount, S-20

outstanding, 10

PAC classes, S-21

PAC components, S-21

parity, S-36

PO, 2

PO group II loan, S-11

PO group II strip, S-11

pool insurance, 18

pooling agreement, 26

premium group II loans, S-11

prepayment charge, 7

prepayment interest shortfall, 8, S-17

prepayment model, 8, S-29

principal balance, 4, S-3

principal-only, 2

principal-only group II loan, S-11

PTE 83-1, 30

PTE 95-60, 30

qualified floating rate, 36

qualified inverse floating rate, 36

RCRA, 53

realized loss, S-15

record date, S-4

registered holder, 28

regular classes, 5

relocation loan, 15

REMIC, 3

residual classes, 5

retail class Certificate, 35

scheduled payment, 4

scheduled principal, S-13

scheduled principal balance, 6

SDA, S-37

SEC, 54

secured creditor exemption, 53

securities intermediaries, 28

securitized, 12

senior classes, 2, 10

Series, 2

servicer, 5

servicing fee, S-6

SMMEA, 31, S-39

special hazard insurance, 18

special hazard losses, S-17

standard default assumption, S-37

structuring assumptions, S-30

subordinated classes, 2, 10

subordination depletion date, S-17

subordination level, S-18

superliens, 52

TAC classes, S-24

TAC components, S-24

target interest rate, S-11

target rate classes, S-12

target rate components, S-12

target-rate group I loan, S-11

target-rate group II loan, S-11

target-rate group I strip, S-11

target-rate group II strip, S-11

third-party mortgage loans, 2

Title V, 52

Trust, 2

Trustee, 2, S-4

UBS Warburg, S-39

UCC, 47

undersubordination, S-27

unscheduled principal, S-13

UST, 53

variable rate Certificates, 36

voluntary advance, 7

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